                       THE COMMONWEALTH OF MASSACHUSETTS

                                   ----------
                                 DEPARTMENT OF
                         TELECOMMUNICATIONS AND ENERGY

                                                                   April 2, 1999

D.T.E. 98-118

Application of Boston Edison Company, an electric company under G.L. c. 164, Section
1, for Approval of Rate Reduction Bonds under the terms of the Electric Restructuring Act, St. 1997, c. 164.

------------------------------------------------------------------------------

APPEARANCES:              William S. Stowe, Esq.
                          Catherine J. Keuthen, Esq.
                          Boston Edison Company
                          800 Boylston Street
                          Boston Massachusetts 02199

                          and

                          Robert K. Gad, Esq.
                          Colleen M. Granahan, Esq.
                          Ropes & Gray
                          One International Place
                          Boston, MA 02110

                                        FOR:   BOSTON EDISON COMPANY
                                               Petitioner

                          Thomas J. Reilly, Attorney General
                          BY:     Joseph W. Rogers
                                  Rebecca Perez
                                  Assistant Attorneys General
                          Regulated Industries Division
                          200 Portland Street, 4th Floor
                          Boston, Massachusetts 02114
                                               Intervenor


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                Robert F. Sydney, Esq.
                Vincent DeVito, Esq.
                Division of Energy Resources
                100 Cambridge Street, Room 1500
                Boston, Massachusetts 02202
                          FOR:   COMMONWEALTH OF MASSACHUSETTS
                                 DIVISION OF ENERGY RESOURCES
                                 Intervenor

                Paul R. Gauron, Esq.
                Goodwin, Procter & Hoar, LLP
                Exchange Place
                Boston, Massachusetts 02109

                          FOR:   ENTERGY NUCLEAR GENERATION COMPANY
                                 Intervenor

                Burton E. Rosenthal, Esq.
                Segal, Roitman & Coleman
                11 Beacon Street, Suite 500
                Boston, MA 02108

                          FOR:   LOCALS 369 and 387, AFL-CIO
                                 Intervenor

                Maria Krokidas, Esq.
                Krokidas & Bluestein
                141 Tremont Street
                Boston, MA 02111-1209

                          FOR:   MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

                    and

                          FOR:   MASSACHUSETTS HEALTH &
                                 EDUCATIONAL FACILITIES AUTHORITY
                                 Intervenors


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                               Michael B. Meyer, Esq.
                               Meyer, Connolly, Sloman & MacDonald, LLP
                               12 Post Office Square
                               Boston, MA 02109
                                       FOR:   TOWN OF PLYMOUTH
                                              Intervenor

                               David S. Rosenzweig, Esq.
                               Keegan, Werlin & Pabian, LLP
                               21 Custom House Street
                               Boston, MA 02110

                                 and

                               John Cope-Flanagan, Esq.
                               COM/Energy Services Company
                               One Main Street
                               P.O. Box 9150
                               Cambridge, MA 02142-9150
                                       FOR:   COMMONWEALTH ELECTRIC COMPANY
                                              Limited Participant

                               Laura S. Olton, Esq.
                               McDermott, Will & Emery
                               28 State Street
                               Boston, MA 02109

                                       FOR:   MONTAUP ELECTRIC COMPANY

                                 and

                                       FOR:   EASTERN EDISON COMPANY
                                              Limited Participants

                               Stephen Klionsky, Esq.
                               260 Franklin Street, 21st Floor
                               Boston, MA 02110

                                       FOR:   WESTERN MASSACHUSETTS ELECTRIC
                                              COMPANY
                                              Limited Participant


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                               TABLE OF CONTENTS

I.                INTRODUCTION..........................................................................................1

II.               STANDARD OF REVIEW....................................................................................3

III.              BOSTON EDISON'S SECURITIZATION PROPOSAL...............................................................6
                  A.         Introduction...............................................................................6
                             1.        Boston Edison...................................................................10
                             2.        Attorney General................................................................10
                             3.        The Agencies....................................................................11
                             4.        Plymouth........................................................................11
                  C.         Analysis and Findings.....................................................................11
                             1.        Introduction....................................................................11
                                       a.        Mitigation of Transition Costs........................................12
                                       b.        Savings to Ratepayers.................................................14
                                       c.        Employee Commitments..................................................16
                                       d.        Order of Preference for Use of Proceeds...............................17
                                       e.        Tax Agreement.........................................................17

IV.               AMOUNTS TO BE SECURITIZED............................................................................19
                  A.         Introduction..............................................................................19
                  B.         Positions of the Parties..................................................................21
                             1.        Attorney General................................................................21
                             2.        Agencies........................................................................23
                             3.        Boston Edison...................................................................23
                  C.         Analysis and Findings.....................................................................25

V.                PROPOSED FINANCING ORDER.............................................................................28
                  A.         Standards Governing Third Party Suppliers.................................................31
                             1.        Introduction....................................................................31
                             2.        Positions of the Parties........................................................32
                                       a.        Attorney General......................................................32
                                       b.        The Agencies..........................................................33
                                       c.        Boston Edison.........................................................33
                             3.        Analysis and Findings...........................................................34
                  B.         Statement Regarding Reimbursable Transition Costs on Customers' Bills.....................35
                             1.        Introduction....................................................................35
                             2.        Positions of the Parties........................................................35
                                       a.        The Agencies..........................................................35
                                       b.        Boston Edison.........................................................36
                             3.        Analysis and Findings...........................................................36

                  C.         Ancillary Agreements......................................................................37
                             1.        Boston Edison=s Proposal........................................................37
                             2.        Positions of the Parties........................................................37
                                       a.        Attorney General......................................................37
                                       b.        Boston Edison.........................................................38
                             3.        Analysis and Findings...........................................................38
                  D.         Adjustments to the RTC Charge.............................................................39
                             1.        Introduction....................................................................39
                             2.        Positions of the Parties........................................................39
                                       a.        Agencies..............................................................39
                                       b.        Boston Edison.........................................................40
                             3.        Analysis and Findings...........................................................40

VI.               EXEMPTIONS...........................................................................................42
                  A.         Exemption from Competitive Bidding Requirements...........................................42
                             1.        Introduction....................................................................42
                             2.        Analysis and Findings...........................................................42
                  B.         Exemption from Par Value Debt Issuance Requirements.......................................44
                             1.        Introduction....................................................................44
                             2.        Analysis and Findings...........................................................44

VII.              ORDER................................................................................................45



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I.   INTRODUCTION

     On December 3, 1998, Boston Edison Company ("Boston Edison" or "Company") filed an application for approval of rate reduction bonds ("RRBs") pursuant to G.L. c. 164, Section 1H(b). Boston Edison proposes to securitize approximately $805 million of transition costs, the majority of which are associated with the sale of its Pilgrim Nuclear Power Station and related assets ("Pilgrim"), to Entergy Nuclear Generation Company ("Entergy"). This application was docketed as D.T.E. 98-118. Boston Edison also submitted a proposed financing order (Exh. BE-1) for issuance by the Department.

     Pursuant to notice duly published, public hearings were held in Plymouth, Massachusetts on December 21, 1998, and January 5, 1999, and at the Department's offices in Boston on December 22, 1998. The Attorney General of the Commonwealth ("Attorney General") filed a notice of intervention pursuant to G.L. c. 12,
Section 11E. The Department allowed the petitions to intervene of the Commonwealth of Massachusetts Division of Energy Resources ("DOER"), Entergy, Locals 369 and 387 of the Utility Workers Union of America - American Federation of Labor/Congress of Industrial Organizations (UWUA, AFL-CIO) ("Locals 369 and 387"), and the Massachusetts Development Finance Agency and Massachusetts Health and Educational Facilities Authority (collectively, the "Agencies"). The petition of the town of Plymouth ("Plymouth") to intervene was allowed, but limited to the issue of whether a tax agreement between Boston Edison and Plymouth had been executed pursuant to the provisions of G.L. c. 59, Section 38(H)(c). The petitions to intervene of Commonwealth Electric Company ("Commonwealth Electric"), Montaup Electric Company ("Montaup") and Eastern Edison


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Company ("Eastern") were denied, but each was allowed limited participant status. Western Massachusetts Electric Company ("WMECo") was also allowed limited participant status.(1)

     The Department granted a motion to consolidate Boston Edison=s petition for approval of the Pilgrim divestiture transaction, D.T.E. 98-119, and Commonwealth Electric=s petition for approval of the termination and buyout of its Pilgrim-related purchase power agreement ("PPA"), D.T.E. 98-126, and denied a motion to consolidate D.T.E. 98-118 with D.T.E. 98-119/126.(2) The Department coordinated hearings for the purposes of establishing an evidentiary record common to both proceedings (Tr. 1, at 5).

     Evidentiary hearings were held on January 20, 21, 22, 25, and 26, and February 12, 1999. In support of its petition, Boston Edison presented the testimony of Geoffrey Lubbock, the director of generation divestiture for Boston Edison; Emilie O=Neil, the manager of corporate finance for Boston Edison; and Elliot Alchek, the managing director and co-head of the

----------------------

(1) The petitions to intervene of Citizens Urging Responsible Energy ("CURE"), John T. O'Connor, and Massachusetts Citizens for Safe Energy ("MCSE") were denied (Hearing Officer's Ruling on Petitions to Intervene (December 23, 1998)). MCSE's and CURE's appeals of the hearing officer ruling were also denied. D.T.E. 98-118, Interlocutory Order on Appeal of Hearing Officer Rulings Regarding Petitions to Intervene) (March 19, 1999).

(2) On March 22, 1999, in a consolidation proceeding in D.T.E. 98-119-126, the Department approved (1) the sale of Pilgrim to Entergy; (2) the adjustment of Boston Edison's transition charge after the divestiture to reflect the proceeds of the sale through a residual value credit; and (3) the purchase of Pilgrim-generated power by Boston Edison from Entergy under two purchase power agreements and the recovery of any above-market costs associated therewith in the transition charge. Boston Edison Company, D.T.E. 98-119/126 (1999). The Department also approved (1) the termination and buyout of Commonwealth Electric Company's existing obligation with Boston Edison to purchase power from Pilgrim; (2) the inclusion of the buyout amount as an adjustment to Commonwealth Electric Company's transition charge; (3) the purchase by Commonwealth Electric Company of power from Pilgrim under a new purchase power agreement with Entergy; and (4) the recovery of any above-market costs of the purchase power agreement with Entergy as an adjustment to its transition charge. Id.

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asset-backed securities group at Goldman, Sachs & Co. The Attorney General presented the testimony of Timothy Newhard, a financial analyst with the Regulated Industries Division of the Office of the Attorney General. Briefs were filed by Boston Edison, Commonwealth Electric, DOER, the Agencies, Entergy, Plymouth, and the Attorney General. Reply briefs were filed by Boston Edison, Entergy, the Attorney General, the Agencies and Commonwealth Electric. The record consists of 346 exhibits and the responses to 75 record requests.(3)

II.  STANDARD OF REVIEW

     The Legislature has vested broad authority in the Department to regulate the ownership and operation of electric utilities in the Commonwealth. See, e.g., G.L. c. 164, Section 76. The Department's authority was most recently amended by the Acts of 1997, c. 164 (the "Restructuring Act" or "Act").(4) Boston Edison Company, D.P.U./D.T.E. 96-23, at 9 (1998). The Act authorizes the Department to issue a financing order allowing a company to securitize its reimbursable transition costs amounts (both debt and equity) through the issuance of electric

----------------------

(3) On March 18, Boston Edison Filed a motion for the Department to update the record in D.T.E. 98-118 and D.T.E. 98-119/126, reopen the evidentiary record, and admit two additional exhibits. The motion was granted in D.T.E. 98-119/126 and the exhibits (the Fourth Amendment to the Pilgrim Power Sale Agreement between Boston Edison and Montaup and the Agreement between Boston Edison and Plymouth concerning property taxes were marked as BE-5B, Tab 11R and BE-17, respectively. The Department notes that Exh. BE-17 already existed and on its own motion now changes the number of Exh. BE-17 to BE-18.

(4) An Act relative to Restructuring the Electric Utility Industry in the Commonwealth, Regulating the Provisions of Electricity and Other Services, and Promoting Enhanced Consumer Protections Therein, signed by the governor on November 25, 1997. St. 1997, c. 164.


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RRBs. (5) A financing order may be issued by the Department to facilitate the provision, recovery, financing or refinancing of transition costs. G.L. c. 164,
Section 1H(b)(1).

----------------------
(5) "Electric rate reduction bonds" are defined as, "bonds, notes, certificates of participation or beneficial interest, or other evidences of indebtedness or ownership, issued pursuant to an executed indenture, financing document, or other agreement of the financing entity, secured by or payable from transition property, the proceeds of which are used to provide recover, finance or refinance transition costs or to acquire transition property and that are secured by or payable from transition property." G.L. c.164, Section 1(H)(a).

         "Financing order" is defined as, "an order of the Department. . . approving a plan, which shall include, without limitation, a procedure to review and approve periodic adjustments to transition charges to include recovery of principal and interest and the costs of issuing, servicing, and retiring electric rate reduction bonds contemplated by the financing order." G.L. c. 164, Section 1(H)(a).

         "Reimbursable transition costs amounts" are defined as, "the total amount authorized by the Department in a financing order to be collected through the transition charge, as defined pursuant to G.L. c. 164, Section 1, and allocated to an electric company in accordance with a financing." G.L. c. 164, Section 1(H)(a).

         "Securitization" is defined as, the use of rate reduction bonds to refinance debt and equity associated with transition costs pursuant to G.L. c. 164, Section 1H.

         "Transition costs" are defined as, "the costs determined pursuant to G.L. c. 164, Section 1G which remain after accounting for maximum possible mitigation, subject to determination by the Department." G.L. c. 164, Section 1(H)(a).

         "Transition charge" is defined as, "the charge to the customers which provides the mechanism for the recovery of an electric company's transition costs." G.L. c. 164, Section 1(H)(a).

         "Transition property" is defined as, "the property right created pursuant to this section, including, without limitation, the right, title and interest of an electric company or a financing entity to all revenues, collections, claims, payments, money, or proceeds of or arising from or constituting reimbursable transition costs amounts which are the subject of a financing order, including those non-bypassable rates and other charges that are authorized by the department in the financing order to recover transitions costs and the costs of providing, recovering, financing, or refinancing the transition costs, including the costs of issuing, servicing and retiring electric rate reduction bonds." G.L. c. 164, Section 1(H)(a).

     Prior to issuing a financing order, the Department must have approved an electric company=s restructuring plan.(6) G.L. c. 164, Section 1(A)(a). The restructuring plan must include, among other things, a company's strategy to mitigate the transition costs it seeks to recover through a non-bypassable transition charge. In order to issue a financing order, the Department must find that a company has demonstrated that the issuance of electric RRBs to refinance reimbursable transition costs will reduce the rates that a company's customers would have paid without the issuance of electric RRBs, and that the reduction in rates to customers equals the savings obtained by the company. G.L. c. 164,
Section 1(H)(b)(2). The company must establish, and the Department must approve, an order of preference for use of bond proceeds such that transition costs having the greatest impact on customer rates will be the first to be reduced by those proceeds. G.L. c. 164, Section 1G(d)(4).

     In order to approve an application for a financing order, the Department must also be satisfied that a company has (1) fully mitigated the related transition costs (including, but not limited to, as applicable, divestiture of its non-nuclear generation assets,(7) renegotiation of

----------------------

(6) The Act requires that a company's restructuring plan or settlement contain the following key features: (1) an estimate and detailed accounting of total transition costs eligible for recover; (2) a description of the strategy to mitigate transition costs; (3) unbundled prices or rates for generation, distribution transmission and other services; (4) proposed charges for the recovery of transition costs; (5) proposed programs to provide universal service for all customers' (6) proposed programs and recovery mechanisms to promote energy conservation and demand-side management; (7) procedures for ensuring direct retail access to all communities served by the company; and (8) a discussion of the impact of the plan on the company's employees and the communities served by the company. G.L. c. 164 Section 1A9a). See Boston Edison Company, D.P.U./D.T.E. 96-23, at 10-11 (1998).

(7) The Act prescribes that a company that fails to divest its non-nuclear generation assets is not eligible to benefit from securitization and the issuance of electric RRBs. G.L. c. 164 Section 1(G)(d)(3). However, the Act also provides that an electric company that has not divested its non-nuclear generation facilities may be able to securitize its transition costs if it is not able to meet the 15 percent rate reduction required by the Act. G.L. c. 164, existing power purchase contracts, and the valuation of assets of the company); and (2) obtained written commitments that purchasers of divested assets will offer employment to any affected non-managerial employees who were employed at any time during the three-month period prior to the divestiture, at levels of wages and overall compensation no lower than the employees' prior levels. G.L.
c. 164, Section 1G(d)(4). In addition, the Department cannot approve a company's application for securitization if the company owns, in whole or in part as of July 1, 1997, a nuclear-powered generation facility located in the Commonwealth that exceeds 250 megawatts in size, unless the company has executed a tax agreement with the plant's host community. G.L. c. 59, Section 38H(c).

III.   BOSTON EDISON'S SECURITIZATION PROPOSAL

       A.   Introduction

     Securitization is a method for a company to refinance transition costs. The Restructuring Act authorizes an electric company to securitize its transition costs by issuing RRBs to investors that will be repaid through a portion of the transition charge. G.L. c. 164, Section 1H. The RRBs, if assigned a high credit rating(8), will have an interest rate lower than the carrying charge paid by ratepayers as part of the transition charge, thereby generating savings to ratepayers.

----------------------
           Section 1(G)(c)(2).

(8) The rating of bonds relates to the likelihood of timely payment of interest and ultimate repayment of principle by the final legal maturity date. Credit enhancements are intended to reinforce the likelihood that payments on the SPE debt securities will be made in accordance with the expected amortization schedule. Typical examples of credit enhancements include true-up adjustments, overcollateralization, capital accounts (equity contribution), and reserve accounts. Other forms of credit enhancement may include additional reserve accounts, sureties, guarantees, letters of credit, liquidity reserves, repurchase obligations, cash collateral accounts, third party supports, or other similar arrangements.



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     Boston Edison ratepayers currently pay a carrying charge of 10.88 percent for all unrecovered transition costs (Exh. BE-1 ("Settlement Agreement") at Att. 3, Sch.1, at 14). Boston Edison proposes to securitize approximately $805 million of transition costs (and related costs of issuance) by issuing RRBs (Boston Edison Reply Brief at 21-22). The proposed estimated principal amount of the RRBs is composed of (1) approximately $691 million representing the net present value of the fixed component of Boston Edison's transition charge after all Pilgrim divestiture related adjustments have been made, (2) $68 million for the L'Energia contract buyout (Boston Edison Company, D.T.E. 99-16, now pending before the Department), (3) approximately $36 million in transaction costs, and
(4) $10 million for delivery requirements related to materials contracts with General Electric (Boston Edison Reply Brief at 22). The amount to be securitized is discussed in section IV, below.

     After the enactment of the Restructuring Act, the Department, the Agencies, the Massachusetts-based electric companies and other interested parties, such as investment bankers and statistical rating organizations ("rating organizations"), developed a structure for an RRB transaction (Boston Edison Brief at 3-4). As part of its application, Boston Edison submitted a proposed financing order prepared in consultation with the Agencies, Lehman Brothers, and Goldman, Sachs & Co. ("the Underwriters"), the Commonwealth of Massachusetts Executive Office for Administration and Finance, and three rating organizations (Boston Edison Brief at 4, citing RR-DTE-29).(9)

------------------------

(9) Boston Edison submitted a revised proposed financing order with its initial brief, arguing that it has been revised to reflect the discussion, comments and concerns raised during the course of this investigation (Boston Edison Brief at 4. Tab 1).

     Boston Edison seeks to recover through the RRBs, a portion of its transition costs, together with the transaction costs of issuing RRBs, ongoing transaction costs, and the costs of providing credit enhancement. Boston Edison also seeks an exemption from the competitive bidding requirements of G.L. c. 164, Section 15 in connection with the sale of the RRBs, and from the par value debt issuance requirements of G.L. c. 164, Section 15A. The request for these exemptions is discussed below. If approved by the Department, the amounts Boston Edison seeks to recover will constitute reimbursable transition costs amounts and will be financed through the issuance of RRBs, and a portion of Boston Edison's transition charge, the reimbursable transition cost ("RTC") charge, will be used to repay these amounts. The RRBs will be backed by collateral, including the right to all collections or proceeds arising from (1) recoverable transition costs, (2) RTC charge, and (3) adjustments to the RTC charge (collectively, the "Transition Property") as set forth in the financing order (Boston Edison Brief at 65).

     Boston Edison will sell the Transition Property to a special purpose entity ("SPE") (id.). The SPE will be a bankruptcy-remote entity owned and initially capitalized by Boston Edison (id.). To raise the funds to buy the Transition Property from Boston Edison, the SPE will issue and sell SPE debt securities to a special purpose trust established by the Agencies (id.). This special purpose trust will then issue RRBs, the proceeds of which will be remitted to the SPE and ultimately to Boston Edison (id.). Once a financing order is issued, neither the Department nor the Commonwealth of Massachusetts (pursuant to G.L. c. 164, Section 1H(b)(3)) can alter or revoke the transfer of Transition Property, or the RTC Charges.

     In order to maximize the savings obtainable from securitization, the RRBs must achieve the highest possible rating. The RRBs will receive ratings from national rating organizations. The rating of debt instruments backed by regulatory assets such as the RRBs is not tied to the rating of the distribution company; instead, it is based on an analysis of the underlying collateral and the specific transaction structure. A credit rating analysis takes into account elements that are customary in an asset securitization and combines them with a detailed analysis of the regulatory and legal foundation of the asset account and the collection mechanisms. Rating organizations will consider the following characteristics of RRBs (1) bankruptcy-remoteness of seller, (2) predictability and nonbypassability of the RTC charge, (3) standards governing a third party supplier ("TPS"), (4) credit enhancement, and (5) the Commonwealth's assurance of irrevocability; and other statutory safeguards (Exh. BE-2, at 4).

     The Restructuring Act establishes the Agencies as a financing entity for RRBs. In this capacity, the goal of the Agencies is to protect the interests of Boston Edison's ratepayers by (1) ensuring the lowest all-in cost pricing reasonably obtainable for RRBs,(10) (2) streamlining the administrative processes and thereby minimizing the costs of issuing the RRBs, and
(3) providing consulting services to the Department (G.L. c. 164, Section 1H(b)(2)). The Agencies also have a number of other responsibilities under the Act, including the issuance of the RRBs. The Agencies also will approve the final terms and conditions of the RRBs, including structure, pricing, credit enhancement, relevant issuance costs and manner of sale. In addition, in order to minimize the all-in costs of the RRBs and associated administrative expenses, the Agencies will coordinate with Boston Edison on the marketing of the RRBs, the procurement of bond trustees

-----------------------

(10) The all-in cost of the RRBs is an effective interest rate that includes the stated interest rate of the RRBs, i.e., the interest rate paid to investors, and the transaction costs of the securitization (Exh. BE-3, at 13).

and related services, and the selection of rating organizations and the underwriting syndicate

(Agencies' Brief at 3).

     B.   Positions of the Parties

          1.   Boston Edison

     Boston Edison argues that the structure of the RRB transaction, as described above, satisfies all statutory and rating organizations requirements, as well as the requirements of the Agencies (Boston Edison Brief at 61, 93). Boston Edison argues that the proposed financing order complies with the relevant provisions of the Restructuring Act, as well as other provisions governing the operation of electric companies (id. at 62, citing G.L. c. 164, Sections 1G and 1H). Finally, Boston Edison argues that it has drafted the proposed financing order to obtain the "lowest pricing for the RRBs and the most efficient cost structure for the transaction as a whole" (id. at 62). For these reasons, Boston Edison argues that the issuance of RRBs is in the public interest and should be approved by the Department (id. at 93).

          2.   Attorney General

     The Attorney General does not disagree about whether the issuance of RRBs by Boston Edison is in the public interest and should be approved by the Department. However, the Attorney General urges that the Department's approval of Boston Edison's application should incorporate certain changes to the financing order. The Attorney General's proposed changes, together with findings thereon, are discussed below.

          3.   The Agencies

     The Agencies urge the Department to approve the proposed financing order and argue that, in general, it incorporates all of the characteristics considered significant by rating organizations in establishing the highest possible credit rating of the RRBs (Agencies Brief at 4). However, the Agencies suggest some changes to the proposed financing order which are discussed in section V, below.

     4.   Plymouth

     The town of Plymouth argues that Boston Edison cannot securitize unless and until Boston Edison has executed an agreement to make payments in addition to and payments in lieu of taxes to Pilgrim's host community, the town of Plymouth. The status of the host community tax agreement is discussed below.

     C.   Analysis and Findings

          1.   Introduction

     The Act requires the Department to find that specific conditions have been met in order for a company to be eligible to issue electric RRBs. Consistent with the standard of review, the Department's analysis of Boston Edison's proposed securitization transaction will focus on (1) mitigation of transition costs, (2) savings to ratepayers, (3) employee commitments, (4) order of preference for use of proceeds, and (5) host community tax agreement.



               a.   Mitigation of Transition Costs

     An electric company seeking to recover transition costs must mitigate such costs. G.L. c. 164, Section 1G(d)(1). Before approving the recovery of transition costs through the transition charge, the Department must find that a company has taken all reasonable steps to mitigate to the maximum extent possible, the total amount of transition costs that will be recovered from ratepayers. G.L. c. 164, Section 1G(d)(1).

     The Act requires a company to have an approved restructuring plan that establishes its overall mitigation strategy and to divest it non-nuclear generation assets in order to be able to securitize its reimbursable transition costs. G.L. c. 164, Sections 1A(a), 1(G)(d)(3). Boston Edison filed a restructuring Settlement Agreement with the Department on July 8, 1997, which contained a detailed accounting of Boston Edison's transition costs and mitigation strategy (Settlement Agreement at Att. 3). The Department approved the mitigation strategy proposed in the Settlement Agreement and authorized Boston Edison to recover its associated transition costs. Boston Edison Company, D.P.U./D.T.E. 96-23, at 46-47 (1998).

     The Settlement Agreement required Boston Edison to divest its non-nuclear generation business, to endeavor to sell, assign or otherwise dispose of its PPAs, and to file a market valuation plan for Pilgrim on or before January 1, 1999.(11) In May, 1998, Boston Edison divested its non-nuclear generation assets, as required by the Settlement Agreement. With respect to PPAs, in Boston Edison Company, D.T.E. 98-119/126, at 49 (1999), the Department found that Boston Edison "has made and continues to make a reasonable attempt to mitigate the costs related to the municipal contracts through attempted renegotiations of the PPAs and through seeking recovery through its ongoing filing at FERC." In addition, in a letter order issued on February 19, 1999, in D.T.E. 98-62, the Department found that Boston Edison made a good faith effort to renegotiate its above-market PPAs within the meaning of G.L. c. 164, Section 1G(d)(2)(i).

     Boston Edison has received Department approval to divest Pilgrim pursuant to D.T.E. 98-119/126 (1999), although such divestiture is not required by either the Act or the Settlement Agreement. In approving the proposed sale, the Department found that the divestiture transaction

----------------------

(11)  Settlement Agreement at Section V.C.

provided both direct and indirect benefits to Boston Edison ratepayers through the mitigation of Pilgrim-related transition costs. Further, the Department found that the divestiture of Pilgrim is consistent with the mitigation requirements of the Act. D.T.E. 98-119/126, at 24 (1999).

     Boston Edison contends that, because the Department has approved or will approve the recovery of all transition costs (including the renegotiated PPAs) that the Company seeks to securitize in the RRB transaction, it has mitigated its transition costs (Boston Edison Brief at 94, citing D.P.U./D.T.E. 96-23, at 73; D.T.E. 97-113 (non-nuclear generating asset divestiture approval); D.T.E. 98-119 (Pilgrim divestiture); and D.T.E. 99-16 (L'Energia buyout)). The Department approved recovery of transition costs through Boston Edison's transition charge in (1) the Settlement Agreement approved by the Department in D.T.E. 96-23, (2) the approval of Boston Edison's non-nuclear generation asset divestiture in D.P.U./D.T.E. 97-113, and (3) the approval of Boston Edison's Pilgrim divestiture in D.T.E. 98-119/126. In each case, the Department found that Boston Edison had taken all reasonable steps to mitigate, to the maximum extent possible, such transition costs. G.L. c. 164, Section 1G(d)(1). Accordingly, the Department finds that Boston Edison has met its obligation to mitigate the transition costs it seeks to securitize as approved in D.P.U./D.T.E. 96-23, D.P.U./D.T.E. 97-113 and D.T.E. 98-119/126 for the purposes of G.L. c. 164, Section 1G(d)(4)(i). The Department has not yet issued a decision regarding the L'Energia contract buyout; therefore, the Department makes no finding regarding mitigation related to the L'Energia contract buyout. The exact costs, including the L'Energia buyout, are discussed in Section IV, below.(12)


-----------------------
(12) The Attorney General argues that approximately $50 million in costs the company seeks to securitize have not been mitigated and are therefore not eligible to be securitized. The specific costs are discussed in section IV below.

          b.   Savings to Ratepayers

     Before approving a financing order, the Department must find that savings to ratepayers will result from securitization and that all such savings derived from securitization will inure to the benefit of ratepayers. G.L. c. 164, Sections 1G(d)(4)(ii)-(iii). Under the Settlement Agreement, Boston Edison's ratepayers pay a carrying charge of 10.88 percent for all unrecovered transition costs (Settlement Agreement at Att. 3, Sch. 1, at 14). Boston Edison argues that its ratepayers will benefit from securitization if the effective all-in cost of the approved transition costs is lower than the current 10.88 percent carrying charge. Based on current market conditions, Boston Edison anticipates that the carrying charge rate of 10.88 percent will be reduced to approximately 7.50 percent through securitization (Tr. 3, at 283-284). Boston Edison estimates that the total net present value of savings to its ratepayers, as a result of securitization, will be $89 million (Boston Edison Brief at 95).(13)

     Although no party disputed the conclusion that securitization will yield ratepayer savings as long as the interest rate on the RRBs is less than 10.88 percent, the Attorney General cautions that "the bonds must, of course, result in savings" and the Agencies must "ensure the lowest all-in cost pricing reasonably obtainable on the RRBs" (Attorney General Reply Brief at 9). The Agencies support approval of Boston Edison's request to securitize its transition costs stating that, in their capacity as the "financing entity," their goal is to protect the interests of Boston Edison's ratepayers by ensuring the lowest all-in cost pricing reasonably obtainable for the RRBs (Agencies Brief at 2). The Agencies state that in approving specified transaction costs, they

-----------------------

(13) Boston Edison's savings estimate assumes a reduction in the interest rate paid by Boston Edison to 7.50 percent. The actual interest rate will be determined upon issuance of the RRBs.

would seek to avoid unnecessary or excessive costs in order to obtain maximum ratepayer savings, while at the same time obtaining the highest possible bond ratings (id. at 13).

     Neither Boston Edison nor the Agencies, as the financing entity, will authorize a bond issuance unless there will be demonstrated ratepayer savings (Exh. BE-4, at 14-15; Agencies Brief at 2). Boston Edison states that it will not issue RRBs unless the all-in cost of issuance of the RRBs results in a carrying charge of less than the current carrying charge of 10.88 percent
(Exh. BE-4, at 14-19). Because securitizing at an all-in cost of less than
10.88 percent will result in Boston Edison's ratepayers paying a transition charge that is lower than what they would have paid without securitization, the Department finds that savings to ratepayers will result from securitization. Therefore, Boston Edison should proceed with securitization and ensure that all such savings will inure to the benefit of ratepayers, in accordance with G.L. c. 164, Sections 1G(d)(4)(ii)-(iii). While Boston Edison anticipates that securitization will result in savings to ratepayers of approximately
$89 million, the Department notes that the amount of ratepayer savings is predicated on market conditions at the time of bond issuance. Upon issuance, a financing order is irrevocable and may not be altered by the Department.
G.L. c. 164, Section 1H(b)(3). The Department must, therefore, rely on the Agencies, as the financing entity, to ensure that the maximum possible level of ratepayer savings is obtained.

     c.   Employee Commitments

     Before the Department may approve a financing order, the Department must be satisfied that Boston Edison has obtained a written commitment from Entergy which provides that Entergy, as the purchaser of Pilgrim, will offer employment to any affected non-managerial employees who were employed at any time during the three-month period prior to the divestiture, at levels of wages and overall compensation no lower than the employees' prior levels. G.L. c. 164, Section 1G (d)(4)(iv).

     The Purchase and Sale Agreement between Boston Edison and Entergy contains a written commitment stating that Entergy, as the buyer, "is required to offer employment to those employees of [Boston Edison] who were employed in non-managerial positions and whose employment relates primarily to providing services for operation of [Pilgrim] at any time during the three-month period prior to the closing date, at levels of wages and overall compensation not lower than the employees' prior levels, for a period of six months beginning at the section closing date" (Exh. BE-5A, Tab 1, at Section 5.7(a)).
Accordingly, the Department finds that Boston Edison has satisfied the requirements of G.L. c. 164, Section 1(g)(d)(4)(iv) relating to employee commitments.

         d.   Order of Preference for Use of Proceeds

     In its application, Boston Edison states that it expects to use the proceeds from the sale of transition property, net of transaction costs, for the following purposes: (1) to return the securitized portion of the Pilgrim and non-nuclear unrecovered plant balances and related regulatory assets; (2) to fund the unrecovered prefunded balance of the securitized portion of the decommissioning fund and any additional transition costs arising in connection with the Pilgrim divestiture; and (3) to provide any credit enhancement required for the RRBs (Exh. BE-4, at 12). Before the Department may approve a financing order, Boston Edison must show that it has established an order of preference for use of the RRB proceeds that first reduces transition costs having the greatest effect on customer rates. G.L. c. 164, Section 1G(d)(4)(v). Boston Edison states that the order of preference for the use of RRB proceeds meets the requirements of the Act because all of its transition costs have the same carrying charge of 10.88 percent and, therefore, have the same effect on customer rates (Boston Edison Brief at 97). Because all of Boston Edison's reimbursable transition costs have the same carrying charge, the reduction of any cost has the same customer rate impact. The Department therefore finds that Boston Edison's proposal satisfies the requirements of the Act relative to the order of preference for use of the bond proceeds, and thus complies with G.L. c. 164, Section 1G(d)(4)(v).

               e.  Tax Agreement

     The Department cannot approve an electric company's plan to securitize its transition costs without an executed tax agreement if the electric company owns a nuclear-powered generation facility in the Commonwealth that exceeds 250 megawatts and that was owned in whole or in part by said company as of July 1, 1997. G.L. c. 59, Section 38H(c). Boston Edison owned Pilgrim (whose output exceeds 250 megawatts) as of July 1, 1997; therefore, Boston Edison must demonstrate to the Department that it has executed an agreement with the town of Plymouth (Pilgrim's host community) to make payments in addition to and payments in lieu of taxes before the Department can approve its securitization plan. G.L.
c. 59, Section 38H(c).

     On March 18, 1999, Boston Edison and the town of Plymouth presented to the Department an executed agreement (Exh. BE-17) which requires Boston Edison to make payments in addition to and payments in lieu of taxes to the town of Plymouth. There are additional requirements that are conditions of the executed agreement.(14) Because Boston Edison

--------------------------
(14) The Department notes that the agreement, although executed by Boston Edison and the town of Plymouth, is conditioned upon (1) the enactment of legislation which "authorizes, ratifies, validates and confirms" that Boston Edison has satisfied all of its tax requirements and (2) findings by the Department that (1) [the] Agreement constitutes an agreement with respect to property taxes which satisfies the requirements of M.G.L. c. 59, Section 38H(c) with respect to agreements relating to property taxes, payments in addition to property taxes and payments in lieu of property taxes for Pilgrim Nuclear Power Stations and which is (i) sufficient to find Boston Edison to be eligible to collect the full has executed an agreement pursuant to G.L. c. 59, Section 38H(c), these requirements do not prohibit the Department from approving a plan submitted by Boston Edison to utilize the provisions of securitization pursuant to G.L. c. 164, Section 1H.(15) Therefore, the Department finds that Boston Edison has complied with the requirements of the Restructuring Act relative to executing an agreement to make payments in addition to and payments in lieu of taxes pursuant to G.L. c. 59, Section 38H(c).

IV.  AMOUNTS TO BE SECURITIZED

     A.   Introduction

     After the divestiture of Pilgrim, Boston Edison will credit customers with the sale proceeds after making adjustments for several items, such as materials and supplies, nuclear refueling outage costs, and other costs. D.T.E. 98-119/126, at 40-69. The Company will also reduce the sale proceeds by $466 million for the Decommissioning Trust being transferred to Entergy, the purchaser of Pilgrim, less the amount already paid by ratepayers for decommissioning. D.T.E. 98-119/126, at 69. After providing for these adjustments, Boston Edison estimates that customers will have a liability of $264 million, based on a closing date of


-----------------------

          amount of transition costs as approved by the DTE pursuant to M.G.L. c. 164 Section 1G, and (ii) sufficient to permit Boston Edison to securitize its transition costs, and (2) that the amounts to be paid hereunder are transition costs recoverable from Boston Edison's retail customers under applicable laws and precedent, including M.G.L. c. 164, Section 1G(b)(2)(ii) and the DTE order in DPU/DTE 96-23." Boston Edison Company and Town of Plymouth Joint Motion to Approve the Tax Agreement, D.T.E. 98-53, and D.T.E. 99-33.

(15) On March 22, 1999, Boston Edison and the town of Plymouth filed a Joint Motion To Approve The Tax Agreement. D.T.E. 98-53, and D.T.E. 99-33. Approval of the Agreement is under review by the Department.

March 31, 1999, for the sale. (16) D.T.E. 98-119/126, at 69, n.39. This liability of $264 million results in a Pilgrim residual value credit ("RVC") annualized at $29 million per year(17) (Exh. BE-7, Att. GOL-3, at 2). Subtracting the $29 million annual payments from the $57 million for the non-nuclear units' divestiture annual RVC credit, Boston Edison calculates a net annual RVC of $27 million. D.T.E. 98-119/126, at 69, n.39. Boston Edison estimates that after the implementation of this net RVC, the fixed component of its transition charge will be $692 million, on a net present value basis, assuming a closing date of March 31, 1999 (Exh. BE-7, Att. GOL-3, at 2). Similarly, for closing dates of June 30, 1999, and December 31, 1999, Boston Edison estimates the fixed component of the transition charge will be $653 million and $611 million, respectively (Exh. BE-7, Att. GOL-4, at 2, GOL-5, at 2).

     Boston Edison proposes to securitize the following costs: (1) the updated fixed component of its transition charge (approximately $692 million, assuming a March 31, 1999 closing, less the $800,000 balance for the LaGrange Street Property);(18) (2) transaction costs of


------------------------
(16) While the ratepayers have a liability of $264 million for the divestiture of Pilgrim, the sale reduces the transition charge paid by them. On a net present value basis, Boston Edison calculates that the Pilgrim divestiture would serve to reduce its total transition charge by $15 million to $29 million, depending on the closing date. D.T.E. 119/126, at 70.

(17) The annual RVC credit represents a yearly credit to ratepayers that is calculated as an annuity based on the amortization and the pre-tax carrying charge of 10.88 percent on the credit balance. In this case, the net balance of negative $264 million results in an annual amount of $29 million that ratepayers will pay Boston Edison over the period from 1999 to 2009.

(18) In its initial filing, Boston Edison included $800,000 for the LaGrange Street Property, a large tract of land in Newton owned by the Company that it states was never used for the utility business (Tr. 3, at 405-406). Boston Edison has withdrawn its request to include the $800,000 amount with respect to the LaGrange Street property as a reimbursable transition costs amount in response to objections raised by the Attorney General and DOER (Boston Edison Reply Brief at 20, n.16).

approximately $36 million; (3) a $10 million delivery requirement related to a materials contract with General Electric; and (4) $68 million for the buyout of the contract with L'Energia Limited Partnership(19) upon a favorable ruling by the Department in Boston Edison Company, D.T.E. 99-16 (Exh. BE-3, Sch. BEB3B; Boston Edison Reply Brief at 22, n.17). The amounts the Company proposes to securitize total $805 million, and might be increased by any credit enhancement included upon issuance (Boston Edison Reply Brief at 22, n.17).

         B.   Positions of the Parties

               1. Attorney General

         The Attorney General argues that Boston Edison is seeking to securitize costs that are not eligible for recovery or have not been fully mitigated (Attorney General Brief at 22). Further, the Attorney General argues that Boston Edison seeks to securitize costs that are not yet sufficiently final to permit any determination that they are eligible for recovery or fully mitigated (id.). The Attorney General recommends that the Department limit the amount to be securitized to those costs that have been shown to be both recoverable and fully mitigated (id.). To this end, the Attorney General recommends that the amount to be securitized be capped at $710 million (id.).(20)


------------------------
(19) Boston Edison has a purchase power agreement pursuant to which Boston Edison purchases 73 percent of the capacity and associated electric energy produced by the L'Energia generation facility. Boston Edison states that the cost of capacity and associated energy under the L'Energia Agreement is now above the market price for power. In D.T.E. 99-16, Boston Edison requests that the Department approve the buyout of all obligations of Boston Edison under the L'Energia agreement. In addition, in D.T.E. 99-16, Boston Edison requests that the Department approve the full recovery of the buyout amount in its retail rates through the fixed component of Boston Edison's transition charge.

(20) The cap of $710 million recommended by the Attorney General assumes that the total securitization amount requested by the Company is $730 million per Boston Edison's initial filing.

         The Attorney General argues that the amount that Boston Edison proposes to securitize includes approximately $50 million of costs that are not transition property because they have not been shown to be both recoverable and fully mitigated (id. at 22-23). This $50 million in costs includes the following: (1) $800,000 in costs for the LaGrange Street property; (2) $15 million in capital additions related to Pilgrim that have not been shown to be prudently incurred; (3) $5 million of estimated transaction costs(21) related to the Pilgrim divestiture; and (4) $26 million of estimated refinancing costs(22) (id. at 23). The Attorney General argues that the Agencies "have not reviewed, much less offered any opinion on the costs" that Boston Edison estimates it will incur to refinance existing securities, and thus argues that there is no evidence that these estimates are reasonable (Attorney General Reply Brief at 8-9).


         The Attorney General acknowledges that even though the Company has not yet shown that these costs are recoverable and fully mitigated, ultimately more than half of these contested or unknown costs will be found to be appropriately included in transition property for the purposes of securitization (Attorney General Brief at 23). The Attorney General does not wish to


-----------------------
(21) There are two types of transaction costs that are discussed in this proceeding. The first type of transaction costs, which is the one referred to here, represents those costs associated with the divestiture of Pilgrim, and which the Company estimates to be $5 million. These transaction costs consist primarily of legal and consulting fees (Exh. DTE-BECo 49). The second type of transaction costs are those associated with securitization and consist of underwriting fees, rating agency fees, accounting fees, SEC registration fees, Department filing fees, printing and marketing fees, trustees' fees, legal fees and expenses, the Agencies' fees, servicing set-up costs and SPE set-up costs, original issue discount, and refinancing costs (Exh. BE-3, at 22). The Company estimates these transaction costs associated with the securitization to be about $35 million (Exh. BE-3, Sch. BE-3B).

(22) Refinancing costs refer to expenses that Boston Edison is expected to incur to reduce its capitalization, including payment of call premiums and prepayments (Exh. BE-3, Sch. BE-3B).

forego cost savings that result from securitization (id.). Therefore, the Attorney General recommends that the Department approve all but $20 million of the amounts Boston Edison proposes to securitize, but further recommends that the Department not specify which costs make up the $20 million (id.). According to the Attorney General, as long as the amount approved by the Department does not exceed the amount that will ultimately be found to be securitizable, his recommendation is consistent with the Restructuring Act (id. at 23-24). The Attorney General states that the Department can defer the specification of which costs are included in the transition property for securitization until after the closing date when any reconciliation and other necessary proceedings take place (id. at 24).

               2.   Agencies

         The Agencies do not make a recommendation on the size of the RTC amounts (Agencies Reply Brief at 3). However, the Agencies recommend that the Department "make clear that any limitation relates to the transition costs to be securitized and not to credit enhancement or costs of issuance to be funded with bond proceeds" (id. at 3).

               3.   Boston Edison

         Boston Edison agrees with the Attorney General=s argument that only costs that have been shown to be both recoverable and fully mitigated can be securitized (Boston Edison Reply Brief at 19). However, Boston Edison argues that it proposes to securitize only those transition costs that have been determined by the Department to be reimbursable transition costs (id.).


         Boston Edison argues that all the costs objected to by the Attorney General are indeed reimbursable transition costs, with the exception of the LaGrange Street Property (id.).(23) Boston


-------------------------

(23) As noted above, Boston Edison withdrew the LaGrange Street property from consideration for securitization.

Edison asserts that refinancing costs are not transition costs that need to be mitigated (id.). Boston Edison states that the Restructuring Act permits recovery of refinancing costs as transition property (id. at 20, citing G.L. c. 164, Section 1H(a)). Furthermore, Boston Edison maintains that the recovery of call premiums is provided for in the Settlement Agreement (id. at 20).

         Boston Edison claims that any imposition of a cap on the securitizable amount will unnecessarily deprive ratepayers of savings that can be achieved by securitizing at an interest rate lower than the 10.88 percent carrying charge rate (id. at 21). Boston Edison asserts that the higher the principal amount of the RRBs, the greater the savings to ratepayers (id.).

         Boston Edison argues that the Attorney General's method of setting a cap is "imprecise to the point of being arbitrary" (id.). Boston Edison states that if the Department ultimately determines in D.T.E. 99-16 that the L'Energia buyout costs can be included in the transition charge, then the amount Boston Edison proposes to securitize would exceed the cap recommended by the Attorney General and would deprive ratepayers of additional savings (id. at 21-22).

         In addition, Boston Edison argues that the proposed cap would not accommodate any additional credit enhancement required by the rating organizations in order to obtain the highest rating for the RRBs (id. at 22). While Boston Edison does not anticipate that the rating organizations will require additional credit enhancement, it cannot precisely predict the magnitude of these costs if further enhancement is required. Boston Edison states that certain forms of credit enhancement could increase the principal amount of the RRBs substantially (id. at 22).(24)


----------------------
(24) For example, if the rating organizations were to require liquidity reserves representing six months of debt service, Boston Edison argues that this would add about $75 million to

         C.   Analysis and Findings

         Because the bonds issued pursuant to this order will be without recourse to the credit of Boston Edison or any assets of Boston Edison, and will constitute irrevocable obligations of the ratepayers of Boston Edison, the Department must scrutinize all amounts that will be included in the securitization total to ensure that only those costs that have been shown to be both recoverable and mitigated are securitized. The Attorney General identifies approximately $50 million in costs that he argues have not been shown to be both recoverable and mitigated. The components of this $50 million include capital additions, transaction costs related to the divestiture transaction, and refinancing costs.

         The Attorney General opposes the inclusion of certain capital addition costs related to Pilgrim, arguing that they have not been shown to be prudently incurred.(25) In D.T.E. 98-119/126, at 62-64, the Department allowed the capital additions questioned by the Attorney General. Therefore, consistent with the earlier finding in D.T.E. 98-119/126, at 62-64, the Department finds these costs are recoverable, and can be included in the transition costs to be securitized.

         The Attorney General objects to the inclusion of the transaction costs related to the Pilgrim divestiture because they are estimates. Although the transaction costs in question are estimated, Boston Edison will update the estimates based on the actual closing statements, and, therefore, the Department expects that the transaction costs for the divestiture transaction that Boston Edison includes in the securitization amount will more closely approximate the actual amounts. Furthermore, in D.T.E. 98-119/126, the Department directed Boston Edison to file the


------------------------
         the RRB principal amount (Boston Edison Reply Brief at 22-23).

(25) The Attorney General's arguments regarding prudence are discussed in detail in D.T.E. 98-119/126, at 60-64.

actual transaction costs, which will then be reconciled in the next transition charge reconciliation proceeding. Therefore, the Department approves the inclusion of the transaction costs estimates in the securitization amount, but directs Boston Edison to use the most current estimates available for these costs at the time of securitization.

       The refinancing costs, which Boston Edison estimates to be about $26 million, constitute the largest component of the $50 million of costs that the Attorney General objects to being included in the securitization amount.(26) The Attorney General argues that these costs are estimates and that there is no evidence that these estimates are reasonable (Attorney General Reply Brief at 8-9). The Act allows the inclusion of refinancing costs in the transition property. G.L. c. 164, Section 1H(a). In addition, the Settlement Agreement contemplated the inclusion of refinancing costs in the transition property, as it requires that net savings from securitization be calculated using all transaction costs including refinancing costs. Settlement Agreement at Att. 3
Section 1.7(a). Because refinancing will occur after securitization, the amount included for refinancing costs in the securitization amount must necessarily be an estimate.

       Regarding the Attorney General's argument about the reasonableness of the estimate for the refinancing costs, the Department acknowledges that while the Agencies will approve most of the other transaction costs of the securitization, they will not monitor the refinancing costs. Because the refinancing costs form the largest component of the transaction costs, it is particularly important that the Department ensure that the refinancing costs ultimately paid by ratepayers are reasonable.


------------------------
(26) The refinancing costs also form the largest component of the total transaction costs for securitization, estimated to be $35 million (Exh. BE-3, Sch. BE-3B).

     Because the Restructuring Act permits recovery of refinancing costs as Transition Property, the Department will allow Boston Edison to securitize the refinancing costs associated with the securitization. However, the Department will review the reasonableness of these costs in Boston Edison's next transition charge reconciliation proceeding, and may, at that time, disallow the recovery of any costs that are found to be unreasonable. (27) Furthermore, if Boston Edison's actual refinancing costs are lower than the securitized amount, the Department directs Boston Edison to return to ratepayers any amounts in excess of its actual costs. Any such disallowance or return to ratepayers of an overcollection will be carried out through a RVC established at the Company's next transition charge reconciliation proceeding.

     Regarding the Attorney General's recommendation for the imposition of a cap, the Department notes that the imposition of an arbitrary cap on the amounts to be securitized would prohibit Boston Edison from securitizing other costs, such as the L'Energia buyout costs, if the Department approves the inclusion of those costs as a transition charge. In addition, the imposition of a cap might prevent Boston Edison from meeting any additional credit enhancement requirements that the rating organizations may impose.


     Although we will not impose a cap on the total amounts to be securitized, the Department will specify which costs Boston Edison may securitize. Boston Edison may include any amount from the L'Energia buyout in the amounts to be securitized only if and when such amounts are


-----------------------
(27) Any disallowance of the refunancing costs will not affect the RTC charge. Boston Edison states that if the transition costs included in the financing order exceed the correct amount, it will provide ratepayers with a uniform rate credit using a RVC established during a transition charge reconciliation proceeding (Exh. BE-4, at 11). Further, the Company states that such a uniform rate credit will not diminish the right to collect the RTC charge, and will not affect the status of the transfer of the Transition Property as a true sale
       (id. at 11-12).

approved by the Department as transition costs in D.T.E. 99-16. Further, Boston Edison may securitize amounts associated with the General Electric materials contract or other costs not approved in the Divestiture Order only upon a finding by the Department that such costs are a) reasonable and necessary costs incurred in order to finalize the Pilgrim divestiture transaction, and
b) qualify as transition costs. See D.T.E. 98-119/126, at 67-69.

     Based on the foregoing analysis and findings, the Department will allow Boston Edison to securitize the following costs: (1) costs representing the fixed component of the transition charge, which include the net balance of the unrecovered plant balances for Pilgrim and related regulatory assets and the unrecovered prefunded balance of Boston Edison's portion of the decommissioning fund being transferred to Energy, and the municipal contract customers' portion of such balances, less the investment in the LaGrange Street property; (2) the transaction costs of approximately $35 million for issuing RRBs, providing any credit enhancement, and including refinancing costs; (3) the costs of the buyout of the L'Energia contract to the extent these costs are approved as transition costs in D.T.E. 99-16; and (4) the costs associated with the General Electric materials contracts, or other costs necessary to finalize the divestiture transaction, to the extent they are approved by the Department as transition costs. See D.T.E. 98-119/126 at 67-69.

V.   PROPOSED FINANCING ORDER

     As discussed above, Boston Edison, in consultation with the Agencies, submitted a proposed financing order for the Department's consideration with its petition and a revised proposed financing order with its initial brief
(Exh. BE-1; Boston Edison Brief, App. 1). The Department has reviewed the proposed financing order as modified by the recommended revisions. The revisions resulted from discussions with certain rating agencies as well as input from underwriters' bankruptcy and bond counsel. In addition, the Department has incorporated Boston Edison's recommendation to add a provision to the Financing Order (See Appendix 1, Paragraph 45) to protect the RTC revenue stream if Boston Edison, as the initial servicer, seeks to resign voluntarily as the servicer (Exh. BE-2 at 12). The revisions do not change the structure or nature of the original application. The following is a summary of changes in the proposed financing order:

     * Revised the amount to be securitized including potential adjustments, Paragraphs 3, 56, 59;

     * Revised for clarification of RTC charges and Boston Edison's capitalization of each SPE, Paragraphs 3, 22;

     * Revised for inclusion of costs associated with the L'Energia PPA buyout and a reference to its separate proceeding, Paragraphs 4, 56;

     * Revised for clarification of the collection of RTC charges from all classes of retail users, Paragraph 5;

     * Revised for clarification of credit enhancement, Paragraphs 11, 16, 41;

     * Revised for clarification of contingent indemnity obligations, Paragraphs 4, 5, 8;

     * Revised to reflect proper use of the terms "Transition Property" and "Reimbursable Transition Costs," Paragraphs 17, 60;

     * Revised for clarification of accounting of amounts in the reserve account to be credited to ratepayers, Paragraph 62;

     * Revised to add that synthetic floating rate bonds will not be issued unless it will result in a lower net interest cost on the RRBs, Paragraph 64.

     The Agencies contend that the proposed financing order meets the legal requirements to issue the RRBs (Exh. BE-15, at 2). In addition, the Agencies state that the proposed financing order incorporates the requisite provisions necessary to achieve the highest possible credit rating and thus the lowest possible interest rate for the RRBs (Agencies Brief at 4). The Agencies are not aware of any provision in the proposed financing order, as revised, "beyond that required for the necessary legal opinions or which exceeds the requirements of the rating organizations in prior RRB transactions" (RR-DTE-29).(28)
Certain issues regarding the provisions contained in the proposed financing order were raised during the proceeding and are discussed below.

     The Department has included an attachment (Appendix 1) to this order which incorporates the Department's findings herein. Appendix 1, which is part of the Department's financing order, contains additional terms for the issuance of bonds, which we adopt here today. Appendix 1 also includes reporting forms (Appendix A, Attachments 1-4, and Appendix B) which shall be filed by the Agencies with the Department upon bond issuance. In the following sections, the Department reviews and analyzes the following provisions in the proposed financing order: (1) standards governing TPS; (2) a statement regarding reimbursable transition costs on customers' bills; (3) Ancillary Agreements and
(4) adjustments to the RTC charge. Pursuant to such review, the Department approves the proposed financing order attached hereto as Appendix 1.

     A.   Standards Governing Third Party Suppliers


-------------------------
(28) The cirteria and concerns of rating organizations are from previously offered RRBs in other states including California and Illinois (Tr. 4, at 464-466, 478-479).

     1.   Introduction

     Boston Edison defines a TPS as an entity that will provide electric generation service to a customer and that could bill and collect from a customer
(1) all charges for transmission, distribution and transition charges, including the RTC, (2) transmission and distribution charges, but not transition charges, or (3) no charges, as Boston Edison would bill and collect all charges directly from the customer even though a customer has chosen a TPS as its electric supplier (Tr. 4, at 509). The standards governing the TPS collection and remittance procedures are viewed by rating organizations as major criteria in evaluating the creditworthiness of the RRBs (Exh. BE-2, at 4). Therefore, both Boston Edison and the Agencies strongly recommend that the Department include specific standards in the financing order to govern TPS collection and remittance procedures.

     Boston Edison included the following standards governing TPS collection and remittance procedures in the proposed financing order: (1) a TPS will remit reimbursable transition costs charges, regardless of whether payments are received from end users, within 15 days of Boston Edison's, or any successor servicer's,(29) bill for such charges; (2) a TPS will provide Boston Edison, or any successor servicer, with total monthly KWH usage information, as such information serves as the basis of RTC remittance;(30) (3) Boston Edison, or any successor servicer, will be entitled, within seven days after default by a TPS in remitting RTC charges


-------------------------

(29) Servicer is defined as an entity acting as servicer of the Transition Property, responsible for customer KWH billing and usage data, and for billing, collecting and remitting RTC charges.

(30) This provision is required in the event an entity other than Boston Edison performs metering services. RTC charges are assessed on a per KWH basis usage and therefore the information is needed to forecast any necessary RTC adjustment.

billed, to assume responsibility for billing all charges for services provided, or to switch responsibility to a third party; and (4) if a TPS does not maintain at least a "BBB" long term unsecured credit rating, such TPS shall maintain, with the servicer, a cash deposit or comparable security equal to one month's maximum estimated collection of RTC charges, as agreed upon by Boston Edison, or any successor servicer, and the TPS (Exh. BE-1, at 52).

     2.   Positions of the Parties

          a.   Attorney General

     The Attorney General initially argued that the Department should not approve policies or procedures regarding TPS billing, collection and remittance procedures as they have not been reviewed by interested parties, or the Department (Attorney General Brief at 25). In addition, the Attorney General asserted that the Department should not delegate to any private entity its authority over terms and conditions relative to third party billing (id. at 25). The Attorney General acknowledged that the legislative scheme does not contemplate that the Department approve TPS procedures, and that the Agencies will have final approval over such procedures for purposes of securitization (Attorney General Reply Brief at 9).

          b.   The Agencies

     The Agencies argue that to obtain the highest possible bond rating, a financing order must establish (1) stringent credit requirements to reduce risk of TPS insolvency, (2) provisions to permit swift assumption of billing and collection responsibilities by the servicer if the TPS fails to perform its duties, and (3) requirements for sufficient information to be provided to the servicer by the TPS to enable the servicer to calculate necessary adjustments to the RTC charge and to perform other relevant functions (Agencies Brief at 9). In addition, the Agencies claim that at least one rating organization has publicly stated that minimum standards for TPS billing should be imposed in a financing order if a TPS is contemplated in a state's restructuring statute (DTE-RR-20; Agencies Brief at 9). The Agencies argue that the establishment of standards for TPS in documents other than the proposed financing order would be an insufficient alternative because only a financing order incorporates standards of finality and incontestability (Agencies Brief at 9). The Agencies contend that failure to include TPS billing standards in the proposed financing order would likely result in a lower rating or require greater credit enhancement to compensate for any potential TPS deficiencies (id. at 8). Based on TPS standards in other states in which the highest ratings were obtained for similar bonds, the Agencies argue that the TPS standards included in the proposed financing order are necessary as they include the minimum requirements sufficient to achieve the highest ratings for the RRBs (id. at 8-9).

          c.   Boston Edison

     Boston Edison maintains that rating organizations view TPS standards as major criteria in evaluating the creditworthiness of the RRBs (Boston Edison Brief at 108). To achieve the highest possible credit rating and thereby maximize the benefit to ratepayers, Boston Edison argues that the proposed financing order requires a TPS to comply with specified billing, collection and remittance procedures and credit requirements for the collection of RTC charges (Boston Edison Brief at 108). Boston Edison contends that the approval of these TPS standards is appropriate as the standards are designed to reduce risks of delays or non-payment of RTC charges and the costs of TPS default, which would ultimately be passed on to ratepayers (Exh. BE-1, at 52, Paragraphs 39, 40; Boston Edison Brief at 108).

     3.   Analysis and Findings

     The record contains sufficient evidence to show that billing, collection, remittance provisions, and creditworthiness criteria may affect the RRB credit rating and that TPS provisions are critical to the way credit rating organizations view the securities (DTE-RR-19; Tr. 4, at 509-513). Billing, collection and remittance of RTC charges by a TPS may increase the risk of shortfalls in the RTC charge collections by exposing the cash flow to potential interruption due to the default, bankruptcy or insolvency of the TPS. The risk of interruption increases risks to investors, potentially reducing the credit rating and increasing the rate of interest on the RRBs. The Department recognizes that the absence of TPS standards would reduce savings from securitization by diminishing the creditworthiness of the RRBs. Lack of standards would disadvantage ratepayers as the savings from securitization may be diminished. Accordingly, the Department finds that the proposed standards governing TPS in this instance should be included in the financing order.

     B. Statement Regarding Reimbursable Transition Costs on Customers' Bills

        1.  Introduction

     Boston Edison initially proposed to include on each customer's bill, a statement that the "...RTC charge as a component of the transition charge is being collected on behalf of an SPE, as owner of the transition property" (Exh. BE-1, at 54). Boston Edison revised its proposal so that the bill statement would read "a portion of [the transition charge] has been sold to the SPE" (Boston Edison Brief at 79).

        2.  Positions of the Parties

            a.  The Agencies

     The Agencies argue that a statement regarding the RTC charge is needed on each customer's bill in order for a "true sale" opinion of the transition property.(31) Absent such a statement, the Agencies argue that the credit risk of the transaction as perceived by rating organizations would be adversely affected (Agencies Brief at 11). Furthermore, the Agencies assert that in the event of a bankruptcy, a court will consider whether steps were taken to assure that creditors were not misled as to the separate existence of the company and the SPE with respect to the transition property (RR-DTE-22). The Agencies argue that an RTC statement, as part of the tariff filing alone and not on a customer's bill, is insufficient to render a "true sale" opinion because it is unlikely that it would be seen by creditors of Boston Edison (id.).

          b.   Boston Edison

     Boston Edison argues that a bill statement regarding the RTC charge is necessary for bankruptcy counsel to render a true sale opinion of the transition property (Tr. 4, at 529-533). Boston Edison maintains that it is necessary to highlight publicly that the RTC charges are not owned by Boston Edison, but are instead the property of the SPE (Boston Edison Brief at 79, n.94). Boston Edison argues that the proposed wording appearing in a footnote to the existing transition charge line item is the least obtrusive method to identify the ownership interest of the SPE (Boston Edison Reply Brief at 79).

     3.   Analysis and Findings

------------------------

(31) The Agencies contend that the sale of the property right by Boston Edison to a bankruptcy-remote SPE must be treated as a "true-sale". A "true-sale" is the transfer of transition property and not a secured borrowing. A "true-sale" designation prevents the assets from becoming part of any bankruptcy of Boston Edison. It is this feature of the transaction that permits the RRBs to be assigned a credit rating above that of Boston Edison's. Without this designation, the transactino could be viewed as a general collateralized borrowing.

     The evidentiary record, which was uncontradicted, shows that the notation on each customer's bill of the SPE's interest in the transition property is necessary to achieve the highest possible credit rating of the bonds. When reviewing proposed wording for inclusion as a statement on customer bills, the Department seeks to minimize any potential customer confusion. Boston Edison has revised the proposed wording in response to the Department's concern about clarity. However, the Department finds the original wording to be more understandable. Therefore, the Department directs the Company to include the following statement in a footnote on customers' bills: "The reimbursable transition cost ("RTC") charge as a component of the transition charge is being collected on behalf of a special purpose entity ("SPE"), as the owner of the transition property."


     C.   Ancillary Agreements

          1.   Boston Edison's Proposal

     Boston Edison seeks Department approval to enter into a Servicing Agreement, an Administration Agreement and other RRB Transaction documents with one or more SPEs (collectively "Ancillary Agreements") (Exh. BE-1, at 58). (32) While Boston Edison has provided

-----------------------
(32) According to Boston Edison, the Administration Agreement is "[t]he agreement that each SPE is anticipated to enter into with Boston Edison pursuant to which Boston Edison shall perform ministerial services and provide facilities for each SPE to enable each SPE to perform such day-to-day operations as are necessary to maintain its existence and perform its obligations under the RRB Transaction documents" (Boston Edison Brief, App. 3 at 1).

       The Servicing Agreement is the agreement under which an entity will act as servicer of the Transition Property and be responsible for customer billing and usage information, and for billing, collecting, and remitting the RTC charges (See Boston Edison Brief, App. 3 at 3).

drafts of these documents, it states that the documents cannot be finalized until after the Department approves the proposed financing order (Tr. 5, at 635-636).

     2.  Positions of the Parties

         a.  Attorney General

     The Attorney General advocates that the Department include language in the proposed financing order requiring that the terms of any Ancillary Agreement shall be consistent with the financing order and terms of the Restructuring Act (Attorney General Reply Brief at 9). The Attorney General argues, however, that the Act does not contemplate that the Department will approve such ancillary documents and therefore Boston Edison is incorrectly seeking Department approval of such Ancillary Agreements (Attorney General Reply Brief at 9, n.3, citing Exh. BE-1, Paragraph 61).


         b.  Boston Edison

     Boston Edison states that it seeks Department approval of the proposed financing order and its ability to enter into the proposed various agreements, but that it is not seeking Department approval of the agreements themselves (Boston Edison Reply Brief at 26, n.22, citing Exh. BE-1, Paragraph 61).

     3.  Analysis and Findings

     The Restructuring Act provides that if a company securitizes its transition costs, the Department shall require an electric company to contract with a financing entity (the SPE in this case) to collect the RTC charges, and that any contract with the SPE "shall not impair or negate the characterization of the sale, assignment or pledge as an absolute transfer, a true sale, or security interest, as applicable" G.L. c. 164, Section 1H(c)(3). The Act does not require Department approval of such contracts, only that the Department require such contracts and ensure such contracts do not change the nature of the proposed financing order.

     The Agencies will approve the final Ancillary Agreements after review of the financing order and all Ancillary Agreements by the rating organizations, the Internal Revenue Service and the Securities and Exchange Commission (Tr. 4, at 505; Agencies Brief at 11). The proposed financing order does not ensure that the Ancillary Agreements comply with the proposed financing order and are consistent with the Act. Accordingly, the Department adds the following language to the financing order at Paragraph 62: "Such Agreements and RRB Transaction documents shall comply with this financing order and the Act and shall not impair or negate the characterization of the sale, assignment or pledge as an absolute transfer, a true sale, or security interest, as applicable."

     Consistent with the Act, the Department approves the ability of Boston Edison to enter into a Servicing Agreement. The Department need not approve the actual Ancillary Agreements, except to direct that such agreements shall be consistent with the financing order and the Act.

     D.  Adjustments to the RTC Charge

         1.  Introduction

     Boston Edison proposes to periodically adjust the RTC charge to ensure that it remains sufficient to generate an amount equal to the sum of the periodic RRB payment requirements for the upcoming year (Boston Edison Brief at 12). Further, in the proposed financing order, Boston Edison includes a requirement that in no event shall the RTC charge exceed the transition charge, as approved by the Department pursuant to the Settlement Agreement, and as may be in effect from time to time (Exh. BE-1, at 56).

     2.   Positions of the Parties

          a.   Agencies

     The Agencies state that they must be able to represent to the rating organizations and investors that more stringent limits on the RTC Charge adjustment mechanism will not be imposed after the time of pricing the RRBs (Agencies Reply Brief at 5). The Agencies contend that without such assurance, the value of the true-up mechanism, which is an essential basis for the highest bond rating for the RRBs, will be in doubt (Agencies Reply Brief at 5). Therefore, the Agencies propose in their Reply Brief the following revision to the wording of the section of the financing order that deals with the relationship between the RTC charge and the transition charge:


     In no event shall the RTC Charge exceed the transition charge from time to time in effect as approved by the Department in accordance with the Settlement Agreement's methodology and as may be revised by this Financing Order, the Pilgrim Order, or in an order arising from a Separate Proceeding (Agencies Reply Brief at 5).

     On March 29, 1999, the Agencies filed a Motion for Leave to Make Supplemental Filing and a Supplemental Filing.(33) The Supplemental Filing includes proposed additions to the financing order to address "circumstances where the RTC Charge, which is a component of the transition charge, would exceed the then current transition charge until an adjustment of the transition charge is made" (Supplemental Filing at 2). The Agencies offer two alternative mechanisms to apply in the above described circumstances. The first alternative would provide


-----------------------
(33)   The Motion for Leave to Make Supplemental Filing is approved.

that the statutory rate reduction cap would be increased to permit an RTC charge adjustment (id. at 3-4). The second alternative would not affect the statutory rate reduction cap, but would provide that the Company would defer collection of the increase in the standard offer rate so long as the deferred amount earns a carrying charge of 10.88% (id. at 4-5).

          b.   Boston Edison

     Boston Edison argues that the periodic adjustment mechanism is an important aspect of credit enhancement necessary for the RRBs to receive the highest possible credit rating from the rating organizations (Boston Edison Brief at 82). On March 31, 1999, the Company filed comments in support of the Agencies' Supplemental Filing.


     3.   Analysis and Findings

     The Department recognizes that the RTC charge adjustment mechanism is an essential feature of the proposed securitization. The rating organizations will expect the RTC charge to be sufficient to cover the expected amortization of the principal amount and interest of the RRBs, together with fees and expenses. If the RTC charge initially established is not sufficient to cover these payments, then the rating organizations will expect to see a true-up mechanism that would adjust the RTC charge on a timely basis. Under all circumstances, the Department will ensure that the RTC charge is sufficient to cover the expected amortization of the principal amount and interest of the RRBs, together with fees and expenses, in order to protect the credit-worthiness of the RRBs. Therefore, the Department will include the Agencies suggested revision for Paragraph 55 of the financing order, as modified below.

     The Agencies correctly note in their Supplemental Filing that there could be circumstances where changes in other rate components cause the RTC charge to exceed the transition charge. However, the Department cannot approve the Agencies' proposed first alternative to address such circumstances because it may violate the statutory requirements pertaining to rate reductions. Instead, in such circumstances, the Department will adjust other components of the Company's rates. The Department does not approve the Agencies' second alternative because it would be premature to determine here exactly which component of the Company's rates to adjust. As noted, the Department will include the Agencies' suggested revision for Paragraph 55 of the financing order, but with modifications that should address the Agencies' concerns expressed in their Supplemental Filing:


     In no event shall the transition charge from time to time in effect as approved by the Department in accordance with the Settlement Agreement's methodology and as may be revised by this Financing Order, the Pilgrim Order, or in an order arising from a Separate Proceeding be adjusted below the RTC. If adjustments to the transition charge to meet the required rate reduction would cause the transition charge to fall below the RTC charge, the Department shall adjust other components of the Company's rates. Conversely, if the RTC charge, as adjusted, would exceed the then current transition charge, the Department also shall adjust other components of the Company's rates.

VI.  EXEMPTIONS

     A.   Exemption from Competitive Bidding Requirements

          1.   Introduction

     Boston Edison requests an exemption from the competitive bidding requirements of G.L. c. 164, Section 15 (Exh. BE-1, at 10). Boston Edison states that competitive bidding would not be feasible for a complicated securitization transaction, and it considers a negotiated process to be more cost effective than a competitive bid
(Exh. AG-2-17; Tr. 4, at 477). Boston Edison argues that the main advantage of a negotiated process comes from the use of an underwriter (Tr. 4, at 477). Boston Edison also argues that, without an underwriter, the effective cost of the transaction would be higher in light of the complicated securitization transaction (id.). Boston Edison relies on the underwriters' expertise developed through prior securitizations to achieve the lowest all-in financing cost for the securitized bonds and thus produce the greatest possible savings for ratepayers (Exh. AG-2-17; Tr. 4, at 477).


     2.   Analysis and Findings

     An electric or gas company offering long-term bonds or notes with a face amount in excess of $1 million and payable at periods of more than five years after the date thereof must invite purchase proposals through newspaper advertisements. G.L. c. 164, Section 15. The Department may grant an exemption from this competitive bidding requirement if the Department finds that an exemption is in the public interest. G.L. c. 164, Section 15.

     The Department has allowed an exemption from the advertising requirement where there has been a measure of competition in private placement. See, e.g., Western Massachusetts Electric Company, D.P.U. 88-32, at 5 (1988); Eastern Edison Company, D.P.U. 97-76 D.P.U. 88-127, at 11-12 (1988); Berkshire Gas Company, D.P.U. 89-12, at 11 (1989). The Department also has found that it is in the public interest to grant an exemption from the advertising requirement when a measure of flexibility is necessary in order for a company to enter the bond market in a timely manner. See, e.g., Western Massachusetts Electric Company, D.P.U. 88-32, at

5 (1988). However, G.L. c. 164, Section 15 requires advertising as the general rule; and waiver cannot be automatic but must be justified whenever requested.

     The Department recognizes that this securitization transaction is complicated and that this is the first electric RRB transaction in the Commonwealth. The ability to obtain services at the most competitive prices and from able, experienced entities is limited. Other securitizations will follow both in the Commonwealth and in other states and for now, at least, a negotiated placement is a sufficient substitute for a competitive sale for these securities.

     With the flexibility offered by a negotiated process, Boston Edison can take advantage of the knowledge and experience of the underwriters and individuals in the utility asset-backed securities group to achieve the lowest all-in financing cost for the securitized bonds. Use of a negotiated process will produce the greatest possible savings for ratepayers and is therefore in the public interest. Accordingly, the Department allows Boston Edison's request for an exemption from the advertisement and competitive bidding requirements of G.L. c. 164, Section 15.

     B.   Exemption from Par Value Debt Issuance Requirements

          1.   Introduction

     Boston Edison requests an exemption from the par value debt issuance requirements of G.L. 164, Section 15(a) (Exh. BE-1, at 10). Boston Edison states that the bonds may be sold to investors at original issue discount, in accordance with normal financial practices relating to market pricing mechanics (Tr.4, at 480-481).(34)

          2.   Analysis and Findings


-------------------------
(34) The discount is the difference between the par value of a bond, note, or other debt security and the actual issue price when the actual issue price is less than par value.

     An electric or gas company offering long-term bonds, debentures, notes, or other evidences of indebtedness may not issue these securities at less than par value. The Department may grant an exemption from this par value requirement if the Department finds that an exemption is in the public interest. G.L. c. 164,
Section 15A.

     The Department has found that it is in the public interest to grant an exemption from the par value requirement where market conditions make it difficult at times for a company to price a particular issue at par value and simultaneously offer an acceptable coupon rate to prospective buyers. Bay State Gas Company, D.P.U. 91-25, at 10 (1991).

     The Department also found that it is in the public interest to authorize the issuance of securities below par value where this technique offers a company enhanced flexibility in entering the market quickly to take advantage of prevailing interest rates, particularly if this benefits the company's ratepayers in the form of lower interest rates and a lower cost of capital (id.). See also, Boston Gas Company, D.P.U. 92-127, at 8 (1992); Boston Edison Company, D.P.U. 91-47, at 12-13 (1991).

     The Department finds that the ability to issue debt securities below par value offers Boston Edison increased flexibility in placing its issuances with the prospective investors. We find that this increased flexibility translates into an ability to issue debt securities in a timely manner to take advantage of favorable market conditions. The Department finds that Boston Edison's request for an exemption from G.L. c. 164, Section 15A is in the public interest and approves it.

VII.   ORDER

     Accordingly, after due notice, hearing and consideration, it is hereby

ORDERED: That the issuance of rate reduction bonds by Boston Edison Company to securitize reimbursable transition costs amounts pursuant to this Financing Order and Appendix 1, which contains additional terms for the issuance of bonds, is hereby approved; and it is

FURTHER ORDERED: That the amount which Boston Edison may securitize is comprised of the costs associated with (1) the fixed component of the transition charge (including the net balance of the unrecovered plant balances for Pilgrim and related regulatory assets) and the unrecovered prefunded balance of Boston Edison's portion of the decommissioning fund being transferred to Entergy and the municipal contract customers' portion of such balances, (2) the transaction costs (approximately $35 million) of issuing the RRBs and providing credit enhancement, (3) the L'Energia contract buyout costs to the extent that the Department may later approve these costs for inclusion as transition costs in D.T.E. 99-16, (4) the General Electric materials contract costs to the extent that the Department may later approve these costs for inclusion as transition costs, and (5) other costs necessary to finalize the Pilgrim divestiture transaction, to the extent that the Department may later approve these costs for inclusion as transition costs; and it is

FURTHER ORDERED: That Boston Edison's request for an exemption from the competitive bidding requirements of G.L. c. 164, Section 15 is approved; and it is

FURTHER ORDERED: That Boston Edison's request for an exemption from the par value debt issuance requirements of G.L. c. 164, Section 15(a) is approved; and it is

FURTHER ORDERED: That Boston Edison Company comply with all other orders and directives contained herein.

                                       By Order of the Department,



                                       ------------------------------
                                       Janet Gail Besser, Chair



                                       ------------------------------
                                       James Connelly, Commissioner



                                       ------------------------------
A true copy                            Paul B. Vasington, Commissioner
       Attest:


                                       ------------------------------
MARY L. COTTRELL                       Eugene J. Sullivan, Jr., Commissioner
Secretary

Appeal as to matters of law from any final decision, order or ruling of the Commission may be taken to the Supreme Judicial Court by an aggrieved party in interest by the filing of a written petition praying that the Order of the Commission be modified or set aside in whole or in part.

Such petition for appeal shall be filed with the Secretary of the Commission within twenty days after the date of service of the decision, order or ruling of the Commission or within such further time as the Commission may allow upon request filed prior to the expiration of twenty days after the date of service of said decision, order or ruling. Within ten days after such petition is filed, the appealing party shall enter the appeal in the Supreme Judicial Court sitting in Suffolk County by filing a copy thereof with the Clerk of said Court. (Sed. 5, Chapter 25, G.L. Ter. Ed., as most recently amended by Chapter 485 of the Acts of 1971).

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
                                                                      APPENDIX 1

                        THE COMMONWEALTH OF MASSACHUSETTS
                  DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY

------------------------
                        )
BOSTON EDISON COMPANY   )                                   D.T.E. 98-118
                        )
------------------------


                           APPENDIX TO FINANCING ORDER

           The Department has considered the proposed issuance of electric rate reduction bonds ("RRBs") by Boston Edison Company (together with any legal successors thereto, "Boston Edison") to securitize (as such term is used in G.L.
c. 164, Sections 1G and 1H) reimbursable transition costs amounts of approximately $800 million (the "RRB Transaction") represented by the fixed component, net as of the date of issuance of RRBs, of the transition charge (which includes the net balance of its Pilgrim unrecovered plant balances and related regulatory assets and the unrecovered prefunded balance of its portion of the decommissioning fund being transferred to the buyer in connection with the divestiture of Pilgrim Nuclear Power Station and associated generation assets ("Pilgrim")), the municipal contract customers' portion of such balances, any additional transition costs arising in connection with the Pilgrim divestiture or approved pursuant to any other proceeding in an order that becomes final and no longer subject to appeal prior to the filing with the Securities Exchange Commission ("SEC") of the preliminary prospectus to be distributed to prospective investors (a "Separate Proceeding"), and the transaction costs of issuing RRBs and providing any credit enhancement as described below (other than approximately 0.50% of the initial principal balance of RRBs to be contributed by the Company as the initial capitalization of each SPE (as defined below)). The principal amount of RRBs is subject to adjustment (which may be significant) based on the timing of the Pilgrim divestiture, additional transition costs in connection with the Pilgrim divestiture or approved pursuant to a Separate Proceeding, prevailing market conditions, input on credit enhancement from nationally recognized statistical rating organizations (the "rating agencies") selected by Boston Edison with the approval of the Massachusetts Development Finance Agency and Massachusetts Health and Educational Facilities Authority (together, the "Agencies") to rate the RRBs, tax authorities and underwriters, or changes in the proposed transaction not now anticipated by Boston Edison. The Department finds the RRB Transaction will result in net savings for the benefit of Boston Edison's customers reflected in lower transition charges than would be required to recover the approved transition costs if this Financing Order was not adopted and otherwise satisfies the requirements of G.L. c. 164, Sections 1G and 1H. Therefore, pursuant to this Financing Order, the Department authorizes the RRB Transaction as described in Boston Edison's Application.

                                TABLE OF CONTENTS

I.        STATUTORY AND REGULATORY OVERVIEW .................................................................................1

II.       RRB TRANSACTION ...................................................................................................2
                    A.        Proposed Structure ............................................................................2
                    B.        Recovery of Transition Costs...................................................................5
                    C.        Ongoing Transaction Costs .....................................................................8
                    D.        RTC Charge ....................................................................................8
                    E.        Periodic Adjustments to the RTC Charge .......................................................12
                    F.        Formation of SPE .............................................................................13
                    G.        Transition Property ..........................................................................15
                    H.        Sale of Transition Property to SPE ...........................................................16
                    I.        Issuance and Transfer of SPE Debt Securities and Issuance of RRBs.............................16
                    J.        Nonbypassable RTC Charge .....................................................................18

III.      RATEPAYER BENEFITS ...............................................................................................18

IV.       USE OF PROCEEDS ..................................................................................................19

V.        RELATED ISSUES ...................................................................................................19
                    A.        Tax Considerations ...........................................................................19
                    B.        Accounting and Financial Reporting ...........................................................21
                    C.        Rating Agency Considerations .................................................................21
                    D.        Allocation of Collection Shortfalls ..........................................................25
                    E.        Servicing ....................................................................................27
                    F.        Accounting for Certain Benefits. .............................................................28
                    G.        SPE Administration and Other Transactions with each SPE.  ....................................29

FINDINGS....................................................................................................................30

ORDERS......................................................................................................................40

Appendix A ISSUANCE ADVICE LETTER..........................................................................................A-1

Appendix B ROUTINE TRUE-UP LETTER..........................................................................................B-1

1.   STATUTORY AND REGULATORY OVERVIEW

     On November 25, 1997, Governor Cellucci signed into law a comprehensive electric industry restructuring law, Chapter 164 of the Acts of 1997 (the "Act"), which authorizes electric companies to securitize all or a portion of their transition costs through the issuance of RRBs to provide savings to ratepayers.

     In the Restructuring Settlement Agreement approved by the Department in D.P.U. Docket No. 96-23 and subsequent filings pursuant thereto (collectively, the "Settlement Agreement"), the Department approved Boston Edison's retail distribution rates, including its transition charge to recover on a fully reconciling basis all of Boston Edison's transition costs which include the reimbursable transition costs amounts being securitized. In either an order issued pursuant to D.T.E. 98-119 (the "Pilgrim Order") or in another Separate Proceeding, the Department has approved Boston Edison's divestiture of Pilgrim, the recovery of the prefunded decommissioning fund being transferred to the buyer in connection with the divestiture, additional transition costs arising in connection with the divestiture transaction or approved pursuant to a Separate Proceeding, and the costs associated with the L'Energia, Limited Partnership power purchase agreement ("L'Energia") to the extent the Department approves these costs as transition costs in D.T.E 99-16. In accordance with G.L. c. 164,
Section 1G(d)(3), Boston Edison has completed the divestiture of its non-nuclear generation assets and thus is eligible to benefit from securitization.

     Subsequent to the enactment of the Act, Boston Edison, together with other electric companies, has been working with the staffs of the Agencies to develop the structure for the RRB Transaction and the process for approval by the Department. The Agencies have reviewed and commented on the Application, the exhibits thereto and this proposed Financing Order, as updated from the draft Financing Order submitted with the Application as Exhibit BE-1. The Agencies have indicated that the proposed transaction satisfies all statutory and rating agency requirements and that the transaction costs are reasonable.

II.  RRB TRANSACTION

     A.   Proposed Structure

     Boston Edison has provided a general description of the RRB Transaction structure in its testimony and discovery conducted during the proceedings. This proposed structure is subject to modification, depending upon marketing of RRBs and negotiations with the rating agencies selected by Boston Edison (subject to approval by the Agencies) to assign credit ratings to the RRBs. The final structure will be determined by Boston Edison at the time RRBs are priced, with the approval of the Agencies as provided herein, and after input from the rating agencies, tax authorities and the underwriters.


     Pursuant to this Financing Order, Boston Edison will securitize a portion of its transition costs (as defined in G.L. c. 164, Sections 1G and 1H), together with the transaction costs of issuing RRBs and providing credit enhancement (including an overcollateralization account, additional capitalization and liquidity reserves, if any). These amounts constitute reimbursable transition costs amounts (as defined in G.L. c. 164, Section 1H(a)) and shall be financed through the issuance of notes (the "SPE Debt Securities") and RRBs. The repayment of such amounts shall be effected through the assessment and collection of a portion of Boston Edison's transition charge (the "RTC Charge") from which SPE Debt Securities and RRBs to be issued will be repaid. The transition charge, a component of which will be the RTC Charge, is a separate, nonbypassable charge assessed and collected from all classes of retail users of Boston Edison's distribution system within the geographic service territory as in effect on July 1, 1997, whether or not energy is purchased from Boston Edison or any third party supplier (each, a "TPS"), and whether or not such distribution system is being operated by Boston Edison or a successor distribution company. The transition charge, including the RTC Charge, is a usage-based tariff on each retail user's monthly bill and may include in the future any exit fee collected pursuant to G.L. c. 164, Section 1G(g) until the Total RRB Payment Requirements (as defined below) are discharged in full.


     As described in the Application, the principal asset to be used to support RRBs is transition property (the "Transition Property"). The Transition Property represents a continuously existing property right created pursuant to G.L. c. 164, Section 1H, including, without limitation, the right, title, and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from or constituting (a) the reimbursable transition costs amounts established by this Financing Order, including such amounts established in an issuance advice letter (the "Issuance Advice Letter"), (b) the RTC Charge authorized by this Financing Order, including the initial RTC Charge set forth in the Issuance Advice Letter, as may be adjusted from time to time in order to generate amounts sufficient to discharge an amount equal to the sum of the Periodic RRB Payment Requirements for the upcoming year, and (c) all rights to obtain periodic adjustments and non-routine adjustments to the RTC Charge. Pursuant to this Financing Order, the Transition Property and the RTC Charges are irrevocable, and cannot be reduced, rescinded, altered, amended or impaired by either the Department (or any successor entity) or The Commonwealth of Massachusetts through its pledge contained in G.L. c. 164, Section 1H(b)(3).

     Boston Edison will form one or more special purpose entities (each, an "SPE"), each a bankruptcy-remote entity, wholly owned by Boston Edison, and provide the initial capitalization of each SPE (currently estimated to be approximately 0.50% of the initial RRB principal balance). Any other credit enhancement is either part of the periodic adjustment to the RTC Charge or will be included in the principal balance of RRBs. Boston Edison will sell the Transition Property to one or more SPEs in transactions, each of which, under G.L. c. 164, Section 1H(f)(1) will be intended and treated, as a legal true sale and absolute transfer to such SPE. Each such SPE will constitute a financing entity for purposes of G.L. c. 164, Section 1H.

     To raise the funds to pay the purchase price of the Transition Property to Boston Edison, such SPE will issue and sell SPE Debt Securities to a special purpose trust established by the Agencies. Such special purpose trust, which will constitute a financing entity for purposes of G.L. c. 164, Section 1H, will sell interests in the SPE Debt Securities by issuing and selling RRBs, the proceeds of which will be remitted to such SPE and ultimately to Boston Edison. All of the assets of such SPE, including, without limitation, the Transition Property and the other collateral of the SPE (the "Other SPE Collateral"), will be pledged as collateral to secure SPE Debt Securities. The Other SPE Collateral will include without limitation, the rights of each SPE under the RRB Transaction documents including the purchase agreement by which each SPE acquires the Transition Property, the servicing agreement (the "Servicing Agreement") by which Boston Edison acts as initial servicer of the Transition Property (the "Servicer") or any successor Servicer, acts as Servicer of the Transition Property, the Administration Agreement (as defined below), the collection account and any other accounts of such SPE contained in such SPE's collection account including the overcollateralization account and the reserve account, any investment earnings on amounts (other than the earnings on the initial capital contributed by Boston Edison, which earnings are to be returned as a distribution of capital by such SPE to Boston Edison) held by such SPE and the capital of such SPE.

     RRBs sold to investors will take the form of pass-through certificates representing undivided beneficial interests in SPE Debt Securities in the manner permitted by G.L. c. 164, Section 1H(c). SPE Debt Securities will take the form of notes secured by a first priority statutory lien on all Transition Property as provided in G.L. c. 164, Section 1H(e), together with a pledge of the Other SPE Collateral.

     It is anticipated that RRBs may be issued in multiple series or classes depending upon market conditions. The longest term RRBs will have expected repayment terms of approximately 11 years, with legal maturities up to 2 years beyond the longest expected repayment term or longer if required by the rating agencies, in accordance with 1H(b)(4)(vi).

     B.   RECOVERY OF TRANSITION COSTS


     G.L. c. 164, Section 1H(b)(1) provides that the Department may issue a financing order "to facilitate the provision, recovery, financing, or refinancing of transition costs." Transition costs are "the embedded costs" which are determined to be recoverable through a transition charge pursuant to G.L. c. 164, Section 1. In the Settlement Agreement, the Department approved Boston Edison's transition costs and transition charges (referred to as access charges in the Settlement Agreement) which Boston Edison may collect. The Department has further approved, under G.L. c. 164, Sections 1G(e) and H(b)(2), that these transition charges be nonbypassable by ratepayers. The Department can authorize an electric company to securitize reimbursable transition costs amounts, as provided in G.L. c. 164, Section 1H. Pursuant to this Financing Order, the Department authorizes Boston Edison's securitization through the RRB Transaction of the reimbursable transition costs amounts recoverable through RTC Charges. Boston Edison currently estimates that the principal amount of RRBs to be issued will be approximately $800 million as described below subject to adjustment based on the timing of the closing of the Pilgrim divestiture, the actual transaction costs (including any credit enhancement), additional transition costs arising in connection with the Pilgrim divestiture, prevailing market conditions, input from rating agencies, tax authorities and underwriters, or changes in the proposed RRB Transaction not now anticipated by Boston Edison.

     1.   Fixed Component Transition Costs


     The Department has approved as transition costs in the Settlement Agreement, the Pilgrim Order or pursuant to a Separate Proceeding, the fixed component of Boston Edison's transition charge (which includes the Pilgrim unrecovered balances, as defined below), the municipal contract customers' portion of such balances, other transition costs, and may approve as additional transition costs the cost of the buyout of the L'Energia power purchase contract (collectively, the "Fixed Component Transition Costs"), presently considered by the Department in D.T.E. 99-16. The "Pilgrim unrecovered balances" include the net balance of the Pilgrim unrecovered plant balances and related regulatory assets and the unrecovered prefunded balance of the decommissioning fund being transferred to the buyer in connection with the Pilgrim divestiture. Pursuant to this Financing Order, the Department approves the Fixed Component Transition Costs as reimbursable transition costs amounts and the right to recover such amounts shall constitute Transition Property.

     2.   Transaction Costs of Issuance

     In order to issue RRBs to achieve net savings for the benefit of its customers, Boston Edison will incur transaction costs related to issuance of RRBs. G.L. c. 164, Section 1H(a) specifically provides that a financing order shall include recovery of the costs of issuing RRBs and defines transition property to include the costs of issuing, servicing and retiring RRBs. Based on the currently estimated initial offering of $800 million of RRBs, Boston Edison estimates that such amount will include the transaction costs to be approximately $36 million which may vary, in part, based on the factors described below. These transaction costs will include, among other items, the underwriting spread, rating agency fees, accounting fees, Securities and Exchange Commission registration fees ("SEC fees"), Department registration fees, printing and marketing expenses, trustees' fees, legal fees, the Agencies' fees, the servicing set-up fee and the administrative cost to set up each SPE. The costs may also include original issue discount and redemption costs including call provisions and prepayments required to reduce existing capitalization of Boston Edison. Certain fees, such as underwriters' spread, rating agency fees, SEC fees, Department registration fees, trustees' fees, Agencies' fees, original issue discount and redemption costs will vary, depending on the actual principal amount of RRBs to be issued, market conditions and the amount of securities to be repurchased to be determined at the time of RRB pricing or the reduction of capitalization. Other fees are based on market rates charged for similar transactions.

     The Department authorizes Boston Edison, with approval of the Agencies to the extent provided in the testimony, to recover the transaction costs of issuing RRBs described above out of the proceeds of the RRB Transaction and to include such costs as reimbursable transition costs amounts and the right to recover such amounts shall constitute Transition Property. To the extent prior payment is required, such costs will be paid by Boston Edison and reimbursed from the proceeds of the RRB Transaction.

     C.   Ongoing Transaction Costs

     The Department approves Boston Edison's recovery of ongoing transaction costs through the RTC Charge. The primary ongoing transaction costs will be the servicing fee (the "Servicing Fee") paid to Boston Edison, as initial servicer (the "Servicer") of the Transition Property, or any successor Servicer and the ongoing cost of credit enhancement.

     It is anticipated that there will be additional, ongoing costs associated with the RRB Transaction, such as the Administration Fee (as defined below), legal and accounting fees, directors fees, rating agency fees, fees for the trustees, and any indemnity obligations of the SPE in the RRB Transaction documents for SPE officers and directors, trustee fees, liabilities of the special purpose trust, and liabilities to the underwriters related to the underwriting of the RRBs. These costs will also be reimbursable transition costs amounts and will be recovered through the RTC Charge in accordance with G.L. c. 164, Section 1H and the right to recover these costs as reimbursable transition costs amounts will constitute Transition Property.

     D.   RTC Charge

     To facilitate the RRB Transaction, this Financing Order provides a procedure to establish the RTC Charges necessary to amortize SPE Debt Securities and RRBs in accordance with the expected amortization schedule, and provide for the payment of all ongoing transaction costs associated with the RRB Transaction. The Department understands that the RTC Charge will vary over the life of the RRB Transaction as a result of several factors, including, without limitation, changes in the principal balance of RRBs, changes in the weighted average interest cost of RRBs as the relative principal balance outstanding changes, the impact of the variability of energy sales and changes in payment and charge-off patterns, and changes in ongoing costs of RRBs. Prior to the issuance of RRBs, Boston Edison is authorized to file the Issuance Advice Letter with the Department. The Issuance Advice Letter will confirm the final structure and repayment terms of the RRB Transaction, the total principal amount and pricing of RRBs, and the actual transaction costs. Such filing will also describe the initial RTC Charge associated with the RRB Transaction which will be calculated using the methodology described in Boston Edison's testimony and adopted in this Financing Order. The transition charge will also be adjusted in revised tariffs to reflect the divestiture of Pilgrim and the issuance of RRBs.

     To confirm that the actual terms of the RRB Transaction will result in savings for ratepayers, the Department will require Boston Edison to provide in the Issuance Advice Letter a calculation of projected savings to ratepayers, using the methodology contained in Boston Edison's testimony, applied to the actual structure and terms of RRBs. So long as the terms and structure result in net savings to Boston Edison's customers in accordance with this approved methodology, Boston Edison is authorized to undertake the RRB Transaction.

     The RTC Charge for customers established by this Financing Order and calculated using the methodology contained in Boston Edison's testimony, shall become effective automatically when the Issuance Advice Letter is filed. The RTC Charge calculations have been examined and found reasonable and Boston Edison will use the Issuance Advice Letter substantially in the form of Appendix A to this Financing Order.

     As more fully described in the testimony, Boston Edison, or any successor Servicer, is expected to remit to the trustee of the SPE on a daily basis an amount equal to the actual RTC Charges billed, less an allowance for estimated charge-offs as more fully described in the testimony, on or about the day such amounts are deemed to be collected. The deemed collection date of such amounts will be the weighted average number of days, based on Boston Edison's historical collections experience, that a monthly bill for services remains outstanding before payment. On the basis of these remittances on or about the deemed collection date, collections of RTC Charges will be deemed paid within one calendar month of collection for purposes of G.L. c. 164, Section 1H(b)(8). The Servicer then will reconcile such remittances at least once annually for all remittances made in the previous year as more fully described in the testimony. Boston Edison's establishment of the deemed collection date, based on its historical collections experience, and its remittance and reconciliation procedure is an economical and cost effective method of identifying to a useful degree of certainty the actual RTC Charge collections in accordance with the provisions of G.L. c. 164, Section 1H(b)(8), given Boston Edison's current accounting and billing information systems capabilities. On each semi-annual payment date for the RRBs, or more frequently depending on market conditions at the time of RRB pricing, the trustee for the SPE will release money from the collection account to a trustee for the special purpose trust appointed under an indenture in connection with the RRB Transaction who will pay interest and principal on RRBs to RRB holders.

     RTC Charges will be set at a level intended to recover the principal balance of (in accordance with the expected amortization schedule), and interest on, SPE Debt Securities authorized under this Financing Order, together with the costs of servicing SPE Debt Securities and RRBs, including the Servicing Fee, the Administration Fee (as defined below), fees for the trustees, rating agency fees, legal and accounting fees, directors' fees, contingent indemnity obligations in the RRB Transaction documents, other fees and expenses and the cost of creating and maintaining any credit enhancement required for SPE Debt Securities and RRBs (the required periodic payment of such, including deficiencies on past due principal and interest for any reason, the "Periodic RRB Payment Requirement" and collectively, the "Total RRB Payment Requirements"), based on assumptions set forth in the testimony including sales forecasts, payment and charge-off patterns, and lags between RTC Charge billing and collection. RTC Charges shall remain in effect until the owner of the Transition Property has received RTC Charges sufficient to discharge the Total RRB Payment Requirements as described in G.L. c. 164, Section 1H(b)(2). Payments on the SPE Debt Securities and RRBs will be semi-annual or more frequent, depending upon market conditions at the time of RRB pricing.

     Under G.L. c. 164, Section 1H(b)(6), the right to collect these RTC Charges becomes Transition Property when and to the extent that the Financing Order is entered authorizing such RTC Charges. The amounts of the reimbursable transition costs amounts determined hereby are irrevocable, and the Department or any successor entity does not have authority to, and shall not, rescind, reduce, alter, amend or impair this Financing Order, determine that the reimbursable transition costs amounts or the RTC Charges established hereby are unjust or unreasonable or in any way reduce or impair the value of the Transition Property by taking reimbursable transition costs amounts into account in setting other rates of Boston Edison. Nor shall the amounts of revenues under the RTC Charges be subject to reduction, impairment, postponement or termination. See G.L. c. 164, Section 1H(b)(3).

     While not separately identified on each retail user's monthly bill, each monthly bill will note that the RTC Charge, as a component of the transition charge, is being collected on behalf of an SPE, as owner of the Transition Property.

     E.   Periodic Adjustments to the RTC Charge

     Although this Financing Order, the Transition Property and the RTC Charges are each irrevocable, the Department or any successor entity must approve adjustments to the RTC Charge as necessary to ensure timely recovery of all reimbursable transition costs amounts that are the subject of this Financing Order, including the ongoing costs of the RRB Transaction. The Department must establish a procedure for the expeditious approval of periodic adjustments to the RTC Charge. See G.L. c. 164, Section 1H(b)(5).


     Boston Edison will establish an adjustment mechanism (the "RTC Charge True-Up Mechanism") to periodically adjust the RTC Charge, up or down, to ensure that it remains sufficient to generate an amount equal to the sum of the Periodic RRB Payment Requirements for the upcoming year. Adjustments to the RTC Charge pursuant to the RTC Charge True-Up Mechanism shall include, without limitation, the effect of under estimates of required collections, customer defaults, any contingent obligations of the SPE arising from indemnity provisions in the transaction documents, customers exiting Boston Edison's distribution system and defaults by Servicers in the remittance of collections. Boston Edison proposes to adjust the RTC Charge by the RTC Charge True-Up Mechanism, at least annually, to keep actual principal amortization in line with the expected amortization schedule which is established after the RRBs are priced. The forms of advice letters for periodic RTC Charge True-Ups are substantially in the form of Appendix B to this Financing Order.

     Boston Edison shall file periodic RTC Charge True-Up advice letters ("Routine True-Up Letters") annually, prior to the anniversary of this Financing Order, and if necessary, more frequently. In either case, the resulting upward or downward adjustments to the RTC Charge will be effective on the first day of the succeeding calendar month, or such date as may be specified in the Routine True-Up Letter, as long as such effective date is at least 15 days after the filing of such Routine True-Up Letter. For these adjustments, the adjusted RTC Charge will be calculated using the methodology set forth in Boston Edison's testimony.

     Whenever Boston Edison determines that the RTC Charge True-Up Mechanism used to calculate RTC Charge adjustments requires modification to more accurately project and generate adequate revenues, a non-routine RTC Charge True-Up advice letter ("Non-Routine True-Up Letter") may be filed with the resulting adjustments to the RTC Charge (reflecting such modification to the methodology or model) to be effective upon review and approval by the Department within 60 days of such filing.

     F.   Formation of SPE

     The Department authorizes Boston Edison to form and capitalize one or more SPEs to engage in the RRB transaction as described herein. The Department hereby determines that each SPE constitutes a financing entity, as defined in G.L. c. 164, Section 1H(a), which is authorized to acquire the Transition Property. Each SPE will be a Delaware limited liability company, wholly owned by Boston Edison and, if so, may constitute an "affiliated company" under G.L. c. 164, Section 85, clause (a) or (b), subject to supervision of the Department in certain respects under G.L. c. 164, Sections 17A and 76A by reason thereof. The Department finds that each SPE is not an "affiliated company" for purposes of clause (c) of the said Section 85.

     The fundamental organizational documents of each SPE will impose significant limitations upon the activities of such SPE and the ability of Boston Edison to take actions as the holder of the equity interest therein. For example, each SPE will be formed for the limited purpose of acquiring the Transition Property and Other SPE Collateral and issuing and selling the SPE Debt Securities. It will not be permitted to engage in any other activities, and will have no assets other than the Transition Property and Other SPE Collateral.

     Each SPE will be managed by a Management Committee, which will have rights and authority similar to that of a board of directors for a corporation. As long as the SPE Debt Securities and the RRBs remain outstanding, Boston Edison shall be required to cause each SPE to have at least two independent directors. Without the consent of these independent directors, each SPE will be unable (a) to amend provisions of fundamental organizational documents which ensure the bankruptcy-remoteness of such SPE, (b) to institute bankruptcy or insolvency proceedings or to consent to the institution of bankruptcy or insolvency proceedings against it, or

(c) to dissolve, liquidate or wind up the Company. Other provisions may also be included to support the bankruptcy-remote character of each SPE as required by the rating agencies.

     G.   Transition Property

     Under G.L. c. 164, Section 1H(a) of the Act, Transition Property is

          "the property right created pursuant to G.L. c. 164, Section 1H, including, without limitation, the right, title and interest of an electric company or a financing entity to all revenues, collections, payments, money, or proceeds or arising from or constituting reimbursable transition costs amounts which are the subject of a financing order, including those nonbypassable rates and other charges that are authorized by the department in the financing order to recover the transition costs and the costs of providing, recovering, financing, or refinancing the transition costs, including the costs of issuing, servicing, and retiring electric rate reduction bonds."

The Transition Property thereafter continuously exists as property for all purposes as provided in this Financing Order, but in any event until any RRBs issued and sold in the RRB Transaction are paid in full. G.L. c. 164, Section 1H(b)(6). Transition Property shall constitute property for all purposes whether or not the revenues or proceeds with respect to RTC Charges have accrued. See G.L. c. 164, Section 1H(d)(3).


     The foregoing structural elements, including, without limitation, the legal true sale and absolute transfer of the Transition Property by Boston Edison to an SPE, and the bankruptcy-remote status of such SPE, should enable RRBs to receive a credit rating superior to that of Boston Edison. The Department finds that upon the filing of the Issuance Advice Letter, automatically effective as of such filing, all of the Transition Property identified in the Issuance Advice Letter constitutes a property right and shall thereafter continuously exist as property for all purposes.

     H.   Sale of Transition Property to SPE

     The Department approves the sale by Boston Edison of the Transition Property identified in the Issuance Advice Letter to one or more SPEs in one or more transactions which, under G.L. c. 164, Section 1H(f)(1), will be intended, and treated, as a legal true sale and absolute transfer to each SPE, notwithstanding any other characterization for tax, accounting or other purposes. Upon the sale of the Transition Property identified in the Issuance Advice Letter to such SPE, such SPE will have all of the rights originally held by Boston Edison with respect to the Transition Property and Other SPE Collateral, including without limitation, the right to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of the Transition Property and Other SPE Collateral, including the right to authorize the Servicer to shut-off electric power to the extent permitted in accordance with G.L. c. 164, Sections 116, 124-124I and any applicable regulations. Any payment by any such customer to any SPE shall discharge the customer's obligations in respect of such Transition Property to the extent of the payment, notwithstanding any objection or direction to the contrary by Boston Edison, as initial Servicer, or any successor Servicer.

     I.   Issuance and Transfer of SPE Debt Securities and Issuance of RRBs

     The Department approves the issuance by one or more SPEs of SPE Debt Securities with the terms to mirror substantially the terms of RRBs, to one or more special purpose trusts formed or otherwise approved by the Agencies and identified in the Issuance Advice Letter. The Department also approves each SPE's pledge of its right, title and interest in and to the Transition Property and Other SPE Collateral as security for SPE Debt Securities. The SPE Debt Securities and RRBs (being undivided beneficial interests in the SPE Debt Securities) will, by their terms, be non-recourse to Boston Edison or its assets, but will be secured by a pledge of all of the right, title and interest of each SPE in its Transition Property and Other SPE Collateral. The Department approves the issuance by such special purpose trust of RRBs on terms substantially described herein and finalized by Boston Edison in the Issuance Advice Letter. To the extent provided in this Financing Order, the final terms and conditions of the SPE Debt Securities and RRBs shall be approved by the Agencies.

     Pursuant to G.L. c. 164, Section 1H(e), upon the effective date of this Financing Order there shall exist a statutory first priority lien on all Transition Property then existing or thereafter arising pursuant to the terms of this Financing Order. Such lien shall secure all obligations, then existing or subsequently arising, to the holders of RRBs, the trustee or representative for such holders, and each special purpose trust and shall arise by operation of law automatically without any action on the part of Boston Edison or any other person. Such lien shall be valid, perfected, and enforceable upon the effectiveness of the Financing Order without any further public notice. Boston Edison does expect to file a financing statement with respect to the Transition Property which will constitute a protective filing pursuant to G.L. c. 164,
Section 1H(e).

     If the Transition Property subject to this Financing Order is transferred and sold to more than one SPE, any collections in respect of the undivided beneficial interests in RTC Charges related to such Transition Property will be allocated pro rata among such undivided beneficial interests to give effect to the pari passu first priority statutory liens on each SPE's portion of the Transition Property subject to this Financing Order.

     J.   Nonbypassable RTC Charge

     To ensure credit risks are minimized, it is necessary that the RTC Charge be nonbypassable. Under G.L. c. 164, Section 1H(b)(2), "nonbypassable" means the RTC Charge will be assessed and collected from all classes of retail users of Boston Edison's distribution system within the geographic service territory as in effect on July 1, 1997, whether or not energy is purchased from Boston Edison or any TPS, and whether or not such distribution system is being operated by Boston Edison or a successor distribution company. The RTC Charge is a usage-based component of the transition charge on each retail user's monthly bill and may in the future include a pro rata component of any exit fee collected pursuant to G.L. c. 164, Section 1G(g) by Boston Edison and any successor distribution company, including any TPS, until the Total RRB Payment Requirements are discharged in full.

III. RATEPAYER BENEFITS

     Boston Edison evaluated whether the RRB Transaction would result in net savings to its customers. Based upon the methodology established and approved by the Department in the Settlement Agreement and assumptions set forth in the testimony, Boston Edison estimates the RRB Transaction to result in net savings reflected in lower transition charges to its customers than would be required to recover the approved transition costs if this Financing Order were not adopted. The actual savings and lower transition charges resulting from the RRB Transaction will depend upon the actual amount of RRBs issued, market conditions at the time of RRB pricing, the actual amount of transition costs, the actual amount of transaction costs and the amount of credit enhancement.

     Based on this evidence, the Department finds that the RRB Transaction will result in savings for customers as is contemplated by the Settlement Agreement and G.L. c. 164, Sections 1G(d)(4) and 1H(b)(2). To confirm this finding after RRB pricing, the Issuance Advice Letter shall include a calculation in accordance with Boston Edison's testimony indicating that, based on the actual structure and pricing terms, the RRB Transaction is expected to result in net savings and such savings will inure to the benefit of Boston Edison's customers.

IV.  USE OF PROCEEDS

     The proceeds from the sale of RRBs will ultimately be remitted to Boston Edison in consideration of Boston Edison's sale of the Transition Property. Boston Edison expects to use such proceeds, net of transaction costs, for one or more of the following purposes: (a) to return the securitized portion of the Pilgrim and fossil unrecovered plant balances and related regulatory assets; (b) to fund the unrecovered prefunded balance of the securitized portion of the decommissioning fund and additional transition costs arising in connection with the Pilgrim divestiture or approved pursuant to another Separate Proceeding; and
(c) to provide any credit enhancement required for the RRBs. Boston Edison may apply such proceeds to the reduction of its capitalization and for general corporate purposes.

V.   RELATED ISSUES

     As Boston Edison describes in its testimony, there are several related issues that have a potentially significant impact on the RRB transaction as described below.

     A.   Tax Considerations

     The possibility that the Internal Revenue Service ("IRS") would assess income taxes when this Financing Order is issued or when Boston Edison receives the initial proceeds from SPE Debt Securities, rather than when RTC Charge revenues are collected, is an issue to Boston Edison associated with financing the reimbursable transition costs amounts. In addition to having tax consequences, this would also affect the economics of issuing SPE Debt Securities and RRBs, as the benefits of the RRB Transaction depend in large part on recognizing taxable income in respect of reimbursable transition costs amounts as RTC Charges are paid by customers, rather than it being accelerated into current income upon issuance of SPE Debt Securities.

     As a result, on January 19, 1999, Boston Edison submitted a ruling request to the IRS seeking confirmation that (a) the issuance of this Financing Order by the Department will not result in gross income to Boston Edison; (b) the issuance of the SPE Debt Securities and the issuance of RRBs will not result in gross income to Boston Edison; and (c) SPE Debt Securities will be treated as obligations of Boston Edison for tax purposes. An IRS ruling is expected within one month after the issuance of this Financing Order.

     If the RRB Transaction results in current income taxation of the proceeds of such transaction, the benefits of the RRB Transaction would be substantially reduced. Should the IRS choose not to provide a ruling, or rule adversely, Boston Edison would have to reassess the RRB Transaction and, if possible, modify it to eliminate the risk of current taxation.

     The interest paid to holders of RRBs will be exempt from income taxes imposed in The Commonwealth of Massachusetts but will not be exempt from federal income taxes or taxes imposed in any other state. See G.L. c. 164, Section 1H(b)(4)(iii).

     B.   Accounting and Financial Reporting

     The amount financed is expected to be recorded in accordance with generally accepted accounting principles ("GAAP") as long term debt on the balance sheet of each SPE for financial reporting purposes. Boston Edison, each SPE, each special purpose trust and the holders of RRBs will expressly agree pursuant to the terms of the applicable documents to treat SPE Debt Securities as debt of such SPE secured by, among other things, the Transition Property and the Other SPE Collateral for this purpose. Because such SPE will be a wholly owned subsidiary of Boston Edison, it is required that such SPE be consolidated with Boston Edison for financial reporting purposes under GAAP. Therefore, such SPE's debt will appear on the consolidated balance sheet of Boston Edison in its annual and quarterly financial filings to the Securities and Exchange Commission. For purposes of financial reporting to the Department, Boston Edison will exclude such SPE's debt from its capital structure. The RRB Transaction is not expected to impact Boston Edison's credit ratings, as it is expected that the rating agencies will determine that RRBs, which are not supported by Boston Edison's general revenue stream, and not collateralized by the assets of Boston Edison, do not affect Boston Edison's creditworthiness. Therefore, it is anticipated that the rating agencies will exclude the RRBs as debt for purposes of calculating financial ratios.

     C.   Rating Agency Considerations

     1.   True-sale Opinion

     Rating agencies will require acceptable opinions of bankruptcy counsel at the time SPE Debt Securities and RRBs are issued for assurance that the Transition Property will be bankruptcy-remote from Boston Edison. To obtain such opinions, the transfer of the Transition Property from Boston Edison to an SPE must constitute a legal "true sale" such that if Boston Edison were to become the subject of a bankruptcy or insolvency case, the Transition Property would not be part of Boston Edison's bankruptcy estate and therefore would not be subject to the claims of Boston Edison's creditors.

     G.L. c. 164, Section 1H(f)(1) expressly provides that certain transfers of Transition Property as described in G.L. c. 164, Section 1H(f)(1) approved in a financing order shall be so treated for all purposes as an absolute transfer and true sale, other than for federal and state income tax purposes. In addition, SPE Debt Securities and RRBs will be non-recourse to Boston Edison and its assets, other than the Transition Property sold to an SPE and the Other SPE Collateral. See G.L. c. 164, Section 1H(c)(1).

     Another element of the bankruptcy analysis focuses on the separate legal status of Boston Edison and each SPE. Although Boston Edison will wholly own each SPE, the RRB Transaction will be structured so that, in the event of a bankruptcy of Boston Edison, each SPE's separate legal existence would be respected and the assets and liabilities of each SPE would remain separate from the estate of Boston Edison. The structural elements supporting such separate existence include, without limitation, requirements that each SPE be adequately capitalized, that Boston Edison be adequately compensated on an arms-length basis for the servicing functions it performs in billing, collecting and remitting the RTC Charges and that Boston Edison and each SPE take certain steps to ensure that creditors are not mislead as to their separate existence. These structural protections are very important because, without such protections, a bankruptcy court might invoke the doctrine of "substantive consolidation" and disregard each SPE's separate existence. Substantive consolidation is an equitable doctrine in bankruptcy cases that allows courts to disregard the separate existence of two or more affiliated entities to ensure the equitable treatment of all creditors and to maximize creditor recoveries. When entities are "substantively consolidated" in a bankruptcy proceeding, their assets and liabilities are pooled, thereby eliminating intercompany claims, and claims of third-party creditors against any of those entities are generally treated as claims against the common pool of assets created by consolidation.

     2.   Credit Enhancement

     Credit enhancements are mechanisms that provide investors with added assurance that they will recover their investment. Examples of credit enhancement provided by the seller of transition property or from proceeds of the RRBs include the initial capitalization of each SPE, true-up mechanisms, overcollateralization amounts and liquidity reserves. It is expected that the RRB Transaction will incorporate the RTC Charge True-Up Mechanism authorized by G.L. c. 164, Section 1H(b)(5) as described above and overcollateralization amounts or other means of credit enhancement as required by the rating agencies or taxing authorities.


     The purpose of the overcollateralization amount is to provide security to investors and to enhance the credit rating of RRBs by providing an additional amount to cover shortfalls in RTC Charge collections. As a result, the RTC Charge will be set to collect an overcollateralization amount over time in addition to the principal balance of (in accordance with the expected amortization schedule), and interest on (including deficiencies on past due principal and interest for any reason), SPE Debt Securities authorized under this Financing Order, together with the costs of servicing SPE Debt Securities and RRBs, including the Servicing Fee, the Administration Fee, fees for the trustees, rating agency fees, legal and accounting fees, directors' fees, contingent liabilities of the SPE arising from indemnity obligations in the RRB Transaction documents, other fees and expenses required for SPE Debt Securities and RRBs. The overcollateralization amount needed to satisfy the rating agencies will be determined by Boston Edison, subject to approval by the Agencies, with input from the rating agencies and tax authorities prior to the time RRBs are priced. As with other components of the RTC Charge, the overcollateralization component, any deficiencies in the capital account and any excess in the reserve account will be incorporated into each periodic adjustment to the extent necessary using the RTC Charge True-Up Mechanism adopted in this Financing Order, in accordance with Section 1H(b)(7).

     Retail customers obligated to pay the RTC Charge in their rates should receive credit equal to the amount of any overcollateralization and any investment earnings thereon (other than the earnings on the initial capital contributed by Boston Edison to the SPE, which earnings will be returned as a distribution of capital by the SPE to Boston Edison) not used to discharge the Total RRB Payment Requirements. As a result, overcollateralization will not reduce customer benefits from the RRB Transaction.

     3.   Sequestration

     The Department agrees that, in the event of a default by Boston Edison or any successor Servicer in payment of the RTC Charges to an SPE, the Department will, upon application by (1) the holders of RRBs or the trustee for the special purpose trust, (2) such SPE or its assignees or (3) pledgees or transferees of the Transition Property and Other SPE Collateral, order the sequestration and payment to or for the benefit of such SPE or such other party of revenues arising with respect to the Transition Property and Other SPE Collateral. This will provide additional certainty that the RTC Charges will benefit the owner of the Transition Property, and should serve to enhance the credit quality of RRBs.

     4.   Third Party Supplier Concerns

     Each TPS, if any, shall comply with the billing, collection and remittance procedures and information access requirements set forth in Boston Edison's testimony, or such other policies or procedures as the rating agencies may require. Billing, collection and remittance of RTC Charges by a TPS may increase the risk of shortfalls in RTC Charge collections by exposing the cashflow to potential interruption due to the default, bankruptcy or insolvency of the TPS. This risk of interruption will increase risks to investors, potentially reducing the credit rating and increasing the rate of interest on RRBs that would be required by investors. Such TPS billing may increase the RTC Charge component of the transition charge resulting from such interruption or delay in payment. Therefore, the Department approves such procedures.


     D.   Allocation of Collection Shortfalls

     In order to preserve the bankruptcy-remote status of the Transition Property and Other SPE Collateral once it is transferred to each SPE, Boston Edison cannot have any claim on the RTC Charges. In its capacity as Servicer, Boston Edison will bill RTC Charges along with other charges for services rendered to customers obligated to pay such charges. If Boston Edison collects less than the full amount that is billed to such customers, it is not permitted to favor itself over each SPE, as owner of the Transition Property. In accordance with M.G.L.
c. 164, Section 1H(b)(1), this Financing Order requires that upon the issuance of RRBs, transition charges collected shall be allocated first to transition property and second to transition charges, if any, that are not subject to this or any other financing order.

     In the event that more than one SPE issues SPE Debt Securities in respect of transition property created under this Financing Order or subsequent financing orders, any payment which is not sufficient to pay all RTC Charges imposed on the ratepayer will be allocated pro rata among each SPE based on the relative size of each SPE's undivided beneficial interest in the transition property. The Department approves of such allocation because such proceeds of the transition property created by this Financing Order and subsequent financing orders constitute a fungible fund consisting of non-identifiable proceeds of such portions of the transition property, each of which has the benefit of first priority contractual and statutory liens. A pro rata allocation among these pari passu interests and liens on each SPE's portion of such transition property is therefore appropriate.

     As described earlier, it is expected that Boston Edison, or any successor Servicer, will remit to the SPE trustee on a daily basis, an amount equal to the actual RTC Charges billed, less an allowance for estimated charge-offs, on or about the day such amounts are deemed to be collected. Boston Edison's allowance for estimated RTC Charge charge-offs is its system-wide allowance for charge-offs, adjusted to take into consideration estimates of partially paid bills. Given the relative size of the RTC Charge to the overall tariff rates for services, partially paid bills are deemed to have satisfied the RTC Charge amount in full. Boston Edison will reconcile such remittances at least once annually for all remittances made in the previous year with the

SPE trustee to more accurately reflect the amount of RTC Charges that should have been remitted, based on the actual system-wide charge-off percentage, which is adjusted again for estimates of partially paid bills. The Department approves Boston Edison's remittance procedure, with estimated charge-offs relating to RTC Charges and reconciliation of remittances, and finds that such remittance procedure, based on Boston Edison's accounting and billing information systems capabilities, is an economical and cost effective method of identifying to a useful degree of certainty the actual RTC Charge collections and complies with the provisions of G.L. c. 164, Section 1H(b)(1).

     E.   Servicing

     To the extent that any interest in Transition Property is transferred by Boston Edison to one or more SPEs, the Department authorizes Boston Edison to enter into a Servicing Agreement, in accordance with G.L. c. 164, Section 1H(c)
(3), with one or more SPEs to perform servicing functions on behalf of each SPE. Pursuant to the Servicing Agreement with each SPE, Boston Edison will act as Servicer of the Transition Property. Boston Edison will be responsible for customer kWh billing and usage information, and for billing, collecting and remitting the RTC Charges as described earlier and in the testimony. The Department authorizes Boston Edison to contract with each SPE to collect amounts in respect of the RTC Charges for the benefit and account of such SPE, and to account for and remit these amounts to or for the account of such SPE. The Servicing Agreement will provide that Boston Edison, as initial Servicer, may not voluntarily resign its duties as Servicer without obtaining the prior approval of the Department, or if such resignation will result in the reduction or withdrawal of the credit ratings of RRBs.

     In order to support each SPE's legal status separate and apart from Boston Edison, the Servicing Fee paid to Boston Edison must be market-based. The annual Servicing Fee, payable semi-annually or more frequently, will be a part of the Servicing Agreement and will be based upon a percentage of the initial principal balance of RRBs and will be included in the reimbursable transition costs constituting Transition Property that is sold to an SPE. The Servicing Fee represents a reasonable good faith estimate of an arm's length, market-based fee for servicing RRBs. Such servicing responsibilities include without limitation, billing, monitoring, collecting and remitting RTC Charges, systems modifications to bill, monitor, collect and remit RTC Charges, reporting requirements imposed by the Servicing Agreement, procedures required to coordinate with each TPS, required audits related to Boston Edison's role as Servicer, and legal and accounting functions related to the servicing obligation. The Servicing Fee paid to Boston Edison will be lower than the Servicing Fee paid to a successor Servicer that does not concurrently bill the RTC Charge with charges for other services to reflect the higher costs related thereto.


     F.   Accounting for Certain Benefits.

     Any amounts accounted for in the reserve account, which represents collections in excess of the fully funded credit enhancement reserves, at the time that Boston Edison calculates a periodic RTC Charge adjustment will be incorporated in such adjustment, in accordance with G.L. c. 164, Section 1H(b)(7). Boston Edison, as initial Servicer (or any successor Servicer) intends, through a separate non-cash memorandum account, to account for, and ultimately credit to ratepayers, any amounts remaining in the collection account after the RRBs are paid in full, such as any overcollateralization amounts, including interest earnings thereon, or RTC Charge collections that remain after the Total RRB Payment Requirements have been discharged. Such amounts will be released to the SPE in accordance with G.L. c. 164, Section 1H(b)(7), upon retirement of the RRBs and discharge of the Total RRB Payment Requirements. These benefits will inure to the benefit of ratepayers through a credit to their transition charge, or if there is no transition charge, through a credit to other rates.

     G.   SPE Administration and Other Transactions with each SPE.

     Because each SPE will be a special-purpose, bankruptcy-remote entity with limited business activities, it is anticipated that each SPE will need to enter into an administration agreement (the "Administration Agreement") with Boston Edison pursuant to which Boston Edison shall perform ministerial services and provide facilities for each SPE to ensure that it is able to perform such day-to-day operations as are necessary to maintain its existence and perform its obligations under the RRB Transaction documents. The Administration Agreement incorporates provisions to ensure that Boston Edison will be paid a fee (the "Administration Fee") in an amount commensurate with its costs of performing such services and providing such facilities.

     The Department authorizes Boston Edison to enter into the Administration Agreement and other agreements as well as any other transactions with one or more SPEs as may be necessary to carry out the RRB Transaction.

                                    FINDINGS

     1. In the Settlement Agreement and subsequent filings pursuant thereto, the Department approved Boston Edison's retail distribution rates, including its transition charge, to recover on a fully reconciling basis all of Boston Edison's transition costs, including the reimbursable transition costs amounts being securitized.

     2. Boston Edison currently has a carrying charge of 10.88% as approved in the Settlement Agreement, Section 1.7(b) of Attachment 3 (adjusted for changes in the federal and state tax rates) and applicable to all of Boston Edison's transition costs that are subject to a carrying charge.

     3. The actual amounts of the Fixed Component Transition Costs were approved as transition costs by the Department either in the Pilgrim Order, pursuant to the Settlement Agreement or approved pursuant to any other proceeding in an order that becomes final and no longer subject to appeal prior to the filing, with the Securities Exchange Commission ("SEC"), of the preliminary prospectus to be distributed to prospective investors (a "Separate Proceeding").


     4. Pursuant to the Settlement Agreement and the Pilgrim Order, the actual amounts of the Pilgrim and fossil unrecovered plant balances, generation related regulatory asset balances, Pilgrim decommissioning funding, the cost associated with the buyout of the L'Energia, Limited Partnership ("L'Energia") power purchase agreement (to the extent approved by the Department in D.T.E. 99-16) and any additional transition costs arising in connection with the Pilgrim divestiture or approved pursuant to a Separate Proceeding have been approved by the Department and determined to be actual and fully mitigated for purposes of G.L. c. 164, Section 1G(a). No audit of such amounts for purposes of G.L. c. 164, Section 1G(a) is necessary. Pursuant to this Financing Order, the actual amounts of the transaction costs of issuance (other than the costs of reducing capitalization) and ongoing transaction costs (other than legal and accounting fees and other miscellaneous fees), each of which will be set forth in the Issuance Advice Letter and fixed at the time of RRB pricing, are hereby approved by the Department and determined as actual for purposes of G.L. c. 164, Section 1G(a), and no audit of such amounts for purposes of G.L. c. 164, Section 1G(a) is necessary.

     5. This Financing Order approves as reimbursable transition costs amounts the Fixed Component Transition Costs, any transition costs approved in a Separate Proceeding including the buyout of the L'Energia power purchase contract, the transaction costs of issuance, the ongoing transaction costs and the cost of any credit enhancement associated with the RRB Transaction.

     6. Boston Edison has or will have proved to the Department's satisfaction that it has fully mitigated the transition costs sought to be securitized by Boston Edison pursuant to this Financing Order for purposes of G.L. c. 164,
Section 1G(d)(4)(i). Boston Edison has complied with G.L. c. 164, Section 1G(d)(1), which requires an electric company to take all reasonable steps to mitigate to the maximum extent possible the total amount of transition costs the Company seeks to recover through securitization.

     7. The amount of SPE Debt Securities and RRBs to be issued as described in Boston Edison's Application and testimony is reasonable. 1.

     8. The amount of necessary credit enhancement and any necessary adjustments thereto as described in Boston Edison's testimony or required by the rating agencies or tax authorities is reasonable.

     9. So long as the effective all-in-cost of RRBs is less than 10.88%, the RRB Transaction approved by this Financing Order will result in net savings to Boston Edison's customers in compliance with G.L. c. 164, Section 1G(d)(4)(ii). The net savings will be reflected in lower transition charges to Boston Edison's customers than would otherwise be required to recover the approved transition costs if the RRB Transaction did not occur in accordance with G.L. c. 164, Section 1H(b)(2). The methodology to calculate savings described in the testimony implements Section 1.7(b) of Attachment 3 to the Settlement Agreement. All such savings will inure to the benefit of its ratepayers as demonstrated in such testimony in compliance with G.L. c. 164, Section 1G(d)(4)(iii). Such savings to ratepayers will result regardless of the amount of reimbursable transition costs amounts being securitized or the initial principal balance of RRBs.

     10. Boston Edison, to the satisfaction and approval of the Department, has established an order of preference as described in its testimony such that the transition costs having the greatest impact on customer rates will be the first to be reduced by securitization in compliance with G.L. c. 164, Section 1G(d)(4)(iv).


     11. In the event one or more SPEs issues SPE Debt Securities in respect of transition property created under this Financing Order or subsequent financing orders, such proceeds of the transition property created by this Financing Order and any subsequent financing orders constitutes a fungible fund consisting of non-identifiable proceeds of such portions of the transition property, each of which has the benefit of first priority contractual and statutory liens. A pro rata allocation among these pari passu interests and liens on each SPE's portion of such transition property is reasonable in accordance with G.L. c. 164,
Section 1H(b)(1).

     12. The proposed structure of the RRB Transaction contemplates that RTC Charge remittances will be paid over to the SPE trustee daily, on or about the deemed collection date.

     13. The Department finds that Boston Edison's methodology for calculating the deemed collection date of RTC Charges is an economical and cost effective method of identifying to a useful degree of certainty the actual RTC Charge collections in accordance with the provisions of G.L. c. 164, Section 1H(b)(8) based upon Boston Edison's accounting and billing information systems capabilities and finds that RTC Charges are deemed to be paid within one calendar month of collection.

     14. Boston Edison's procedure of remitting to the SPE trustee actual RTC Charges billed less an allowance for estimated charge-offs as described in the testimony, along with a periodic reconciliation of such remittances as described in the testimony, is an economical and cost effective method of identifying to a useful degree of certainty the actual RTC Charge collections and complying with G.L. c. 164, Sections 1H(b)(1) and 1H(b)(8).

     15. The RTC Charge billing, collection and remittance procedures imposed upon any successor Servicer and any TPS as set forth in Boston Edison's testimony are reasonable.

     16. In accordance with G.L. c. 164, Section 1H(b)(2), the owner of the Transition Property will have the right to recover an aggregate amount equal to the Total RRB Payment Requirements until such amounts have been discharged in full through continued assessment, collection and remittance of RTC Charges from all classes of retail users of Boston Edison's distribution system within the geographic service territory as in effect on July 1, 1997, whether or not energy is purchased from Boston Edison or any TPS, and whether or not such distribution system is being operated by Boston Edison or a successor distribution company. The RTC Charge will be a usage-based component of retail users' monthly transition charge and may in the future include a pro rata component of any exit fee collected pursuant to G.L c.164, Section 1G(g).

     17. The methodology used to calculate the RTC Charge associated with the RRB Transaction and the periodic adjustments thereto as described in Boston Edison's testimony is reasonable and complies with G.L. c. 164,
Section 1H(b)(5).

     18. Boston Edison's plan to account through a non-cash memorandum account, and ultimately credit ratepayers, for amounts remaining in the collection account after the RRBs are paid in full is reasonable and in compliance with G.L. c. 164, Section 1H(b)(7).

     19. The sale of the Transition Property by Boston Edison to an SPE shall be treated as an absolute transfer of all of Boston Edison's right, title, and interest, as in a legal true sale, and not as a pledge or other financing, of the Transition Property, in each case notwithstanding the following, which are hereby determined not to effect such absolute transfer and legal true sale: (i) any contrary treatment of such transfer for accounting, tax or other purposes,
(ii) certain indemnities (including mandatory redemption or repurchase obligations related thereto) provided for in SPE Debt Securities or in the transaction documents which do not constitute recourse in violation of G.L. c. 164, Section 1H(c)(1), (iii) Boston Edison's continued collection of RTC Charges pursuant to the Servicing Agreement authorized by this Financing Order, or (iv) Boston Edison's providing any credit enhancement to such SPE as described in the testimony. 1.

     20. SPE Debt Securities and RRBs will be non-recourse to Boston Edison and its assets, but will be secured by a pledge of all right, title and interest of each SPE in its Transition Property and Other SPE Collateral in accordance with G.L. c. 164, Section 1H(c)(1), (2).

     21. The formation of one or more SPEs by Boston Edison, the capitalization of each SPE by Boston Edison with an amount equal to approximately 0.50% of the initial principal balance of the RRBs, and entering into the Servicing Agreement, the Administration Agreement, other agreements and transactions by Boston Edison and each SPE are necessary for the consummation of the RRB Transaction.

     22. Pursuant to G.L. c. 164, Section 1H(b)(3), the Commonwealth has pledged and agreed that it shall not: (i) alter the provisions of G.L. c. 164 which make the RTC Charge imposed by this Financing Order irrevocable and binding or (ii) limit or alter the reimbursable transition costs amounts, Transition Property, Financing Order, and all rights thereunder until the RRBs, together with the interest thereon, are fully discharged.

     23. Pursuant to G.L. Section 1H(b)(3), the Transition Property created by and subject to this Financing Order, and the RTC Charge authorized hereby shall be irrevocable, and the Department (or any successor thereto) does not have authority to revalue or revise for ratemaking purposes the reimbursable transition costs amounts, or determine that the reimbursable transition costs amounts or the RTC Charge is unjust or unreasonable, or in any way reduce or impair the value of the Transition Property either directly or indirectly by taking into account the RTC Charge when setting rates for Boston Edison, nor should the amount of revenues arising with respect thereto be subject to reduction, impairment, postponement, or termination.

     24. Except to the extent that such matters are provided for in collective bargaining agreements or asset purchase agreements negotiated prior to the effective date of the Restructuring Act, or amendments to such previously negotiated asset purchase agreements, Boston Edison has obtained written commitments that purchasers of its divested operations will offer employment to the impacted employees who were employed in non-managerial positions to provide services for the divested operations at any time during the three month period prior to the divestiture, at levels of wages and overall compensation no lower than the employees' prior levels in compliance with G.L. c. 164,
Section 1G(d)(4)(iv).

     25. The Department has received full and satisfactory documentation that with respect to this Financing Order, Boston Edison has proved to the Department's satisfaction that it has complied with each requirement of G.L. c. 164, Section 1G(d)(4) and each other requirement of G.L. c. 164, Sections 1G and 1H.

     26.   Boston Edison has satisfied the requirements of G.L. c. 59,
Section 38H(c).(1)

     27. The annual Servicing Fee, payable semi-annually or more frequently, is a reasonable good faith estimate of an arms-length, market-based fee for servicing RRBs pursuant to the Servicing Agreement, as described in Boston Edison's testimony.

     28. The Department finds that each SPE formed by Boston Edison in connection with the RRB Transaction is not an "affiliated company" for purposes of clause (c) of G.L. c. 164, Section 85.

----------------------------

     (1) This provision has been satisfied by an executed property tax agreement between Boston Edison and the Town of Plymouth pursuant to G.L. c. 59, Section 38H(c).

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
     29. The Settlement Agreement in Section 2.9(g) of Attachment 3 provides that Boston Edison's transition charge shall not exceed 3.51 cents/kWh in 1998 or 3.35 cents/kWh in later years.

     30.   The Department finds that in the event that an audit pursuant to G.L.
c. 164, Section 1G(a)(2) results in excess reimbursable transition costs amounts, Boston Edison's providing a uniform rate credit through a residual value credit to its ratepayers rather than remitting payment to a financing entity with respect to such excess is reasonable.

     31. The Department finds an exemption from the competitive bidding requirements of G.L. c. 164, Section 15 in connection with the sale of RRBs is in the public interest.

     32. The Department finds an exemption from the par value debt issuance requirements of G.L. c. 164, Section 15A is in the public interest.

     33. The Department finds that to the extent that Boston Edison securitizes more than 75% of the decommissioning trust fund being transferred to Entergy at closing pursuant to this Financing Order, the securitization of such amount does not constitute a subsidy or benefit to any electric company or the customers thereof other than Boston Edison and its customers.

     34. The Department's review and approval of the Settlement Agreement in D.P.U. Docket No. 96-23 satisfies the audit requirement under G.L. c. 164,
Section 1G(a)(1).

     35. Upon completion of the fossil divestiture, Boston Edison completed the divestiture of all non-nuclear generation assets as required by G.L. c. 164,
Section 1G(d)(3). 1.

     36. The RRBs will be used to pay for mitigated transition costs related to G.L. c. 164, Section 1G(b), in accordance with G.L. c. 164, Section 1H(b)(4)(iv). To the extent the Department has approved or will approve the recovery of any transition costs, including the Fixed Component

Transition Costs and the buyout of the L'Energia power purchase contract, these costs constitute mitigated transition costs.

     37. The Agencies have reviewed the Company's Application and this Financing Order and have indicated that the RRB Transaction satisfies all statutory requirements and contains provisions that should permit the RRBs to achieve the highest feasible credit ratings. The Agencies have indicated that they are not aware of any provision in the revised Financing Order beyond that required for the necessary legal opinions or which exceeds the requirements of the rating agencies in prior RRB transactions. The Agencies have also indicated that the estimated transaction costs as described in Boston Edison's testimony are reasonable and that they will also approve certain costs incurred after issuance of the Financing Order, but before the pricing of the RRBs.

     38. The final terms and conditions of SPE Debt Securities and RRBs, including the schedule of principal amortization, credit enhancement, the frequency of principal or interest payments, the interest rates on SPE Debt Securities and RRBs, and manner of setting such interest rates (fixed or variable), the manner of sale of the RRBs, the number and determination of credit ratings and the approval of final transaction documents, will, to the extent consistent with the provisions of this Financing Order, be determined by Boston Edison and approved by the Agencies on behalf of the special purpose trust at the time RRBs are priced and after input from the rating agencies, tax authorities and the underwriters.

                                     ORDERS

     1. The Application of Boston Edison Company (together with any legal successors thereto, "Boston Edison") for this Financing Order pursuant to G.L.
c. 164, Section 1H is approved subject to the terms and conditions stated in the following paragraphs.

     2. The findings included in the introduction to this Financing Order are adopted as findings by the Department and made a part of this Financing Order.

     Creation of Transition Property and Reimbursable Transition Costs Amounts

     3. Boston Edison is authorized to finance an aggregate total principal amount equal to the amount required to provide, recover, finance or refinance a portion of Boston Edison's transition costs (as defined in G.L. c. 164, Sections 1G and 1H) represented by the fixed component, net as of the date of issuance of RRBs, of Boston Edison's transition charge (which includes the net balance of its Pilgrim unrecovered plant balances and related regulatory assets and the unrecovered prefunded balance of its portion of the decommissioning fund being transferred to the buyer in connection with the divestiture of Pilgrim Nuclear Power Station and associated generation assets ("Pilgrim")), the municipal contract customers' portion of such balances, any additional transition costs arising in connection with the Pilgrim divestiture or approved pursuant to any other proceeding in an order by the Department that becomes final and no longer subject to appeal prior to the filing with the Securities Exchange Commission ("SEC") of the preliminary prospectus to be distributed to prospective investors (a "Separate Proceeding"), the transaction costs of issuing (as described in the testimony) the notes ("SPE Debt Securities") of one or more SPEs (as defined below) and the electric rate reduction bonds ("RRBs") and providing credit enhancement (as hereinafter described, other than approximately 0.50% of the initial principal balance of RRBs to be contributed by Boston Edison as the initial capitalization of each SPE (as defined below)). These amounts constitute reimbursable transition costs amounts (as defined in G.L. c. 164, Section 1H(a)) and shall be financed through the issuance of SPE Debt Securities and RRBs (the "RRB Transaction"). Boston Edison currently estimates that the principal amount of RRBs to be issued will be $800 million, subject to adjustment (which may be significant) based on the timing of the Pilgrim divestiture, additional transition costs in connection with the Pilgrim divestiture or approved pursuant to a Separate Proceeding, prevailing market conditions, input on credit enhancement from nationally recognized statistical rating organizations (the "rating agencies") selected by Boston Edison with the approval of the Massachusetts Development Finance Agency and Massachusetts Health and Educational Facilities Authority (together, the "Agencies") to rate the RRBs, tax authorities and underwriters, or changes in the proposed transaction not now anticipated by Boston Edison. The repayment of such amounts shall be effected through the assessment and collection of a portion of Boston Edison's transition charge (the "RTC Charge") from which SPE Debt Securities and RRBs to be issued will be repaid.

     4. The actual amounts of the fixed component of Boston Edison's transition charge (which includes the Pilgrim unrecovered balances, as defined below), the municipal contract customers' portion of such balances and other transition costs (collectively, the "Fixed Component Transition Costs"), have been approved by the Department as transition costs in Boston Edison's Restructuring Settlement Agreement, D.P.U. Docket No. 96-23 and subsequent filings with the Department pursuant thereto (collectively, the "Settlement Agreement"), an order issued in connection with D.T.E. 98-119 (the "Pilgrim Order"), or in any other Separate Proceeding and the costs associated with the L'Energia, Limited Partnership power purchase agreement ("L'Energia") to the extent the Department approves these costs as transition costs in D.T.E 99-16. Such transition costs, together with the transaction costs of issuing RRBs, the ongoing transaction costs and the provision of credit enhancement (other than Boston Edison's initial capital contribution), represent the reimbursable transition costs amounts subject to this Financing Order. The "Pilgrim unrecovered balances" include the net balance of Pilgrim unrecovered plant balances and related regulatory assets and the unrecovered prefunded balance of the decommissioning fund in connection with the divestiture of Pilgrim.

     5. In the Settlement Agreement, the Department previously approved Boston Edison's retail distribution rates, including its transition charge (referred to as an "access charge" in the Settlement Agreement) to recover on a fully reconciling basis all of Boston Edison's transition costs (including the reimbursable transition costs amounts being securitized), the methodology to determine if savings will result from the RRB Transaction, the application of a carrying charge of 10.88% to all unrecovered transition costs and the amount of Boston Edison's transition charge, and such approval is hereby reaffirmed by the Department.

     6. The transition charge, a component of which will be the RTC Charge, shall be assessed and collected from all classes of retail users of Boston Edison's distribution system within the geographic service territory as in effect on July 1, 1997, whether or not energy is purchased from Boston Edison or any TPS, and whether or not such distribution system is being operated by Boston Edison or a successor distribution company. The transition charge, including the RTC Charge, is a usage-based tariff on each retail user's monthly bill and may in the future include any exit fee collected pursuant to G.L. c. 164, Section 1G(g). The RTC Charge will be sufficient in the aggregate to pay the principal balance of (in accordance with the expected amortization schedule), and interest on, SPE Debt Securities authorized for issuance pursuant to this Financing Order, together with the costs of servicing SPE Debt Securities and RRBs (including the Servicing Fee, trustee fees, rating agency fees, administration fees, contingent indemnity obligations in the RRB Transaction documents (as described below) and other fees and expenses) and the cost to Boston Edison of creating and maintaining any credit enhancement required for SPE Debt Securities and RRBs (the required periodic payment of such, including deficiencies on past due principal and interest for any reason, a "Periodic RRB Payment Requirement" and collectively, the "Total RRB Payment Requirements").


     7. As of the effective date of this Financing Order, there is created and established for the benefit of Boston Edison (or any assignee in accordance with the terms hereof) Transition Property which represents a continuously existing property right created pursuant to G.L. c. 164, Section 1H, including, without limitation, the right, title, and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from or constituting (a) the reimbursable transition costs amounts established by this Financing Order including such amounts established in the Issuance Advice Letter, (b) the RTC Charge authorized by this Financing Order including the initial RTC Charge set forth in the Issuance Advice Letter as may be adjusted from time to time in order to generate amounts sufficient to discharge an amount equal to the sum of the Periodic RRB Payment Requirements for the upcoming year as authorized by paragraph 6 of this Financing Order, and (c) all rights to obtain periodic adjustments and non-routine adjustments to the RTC Charge.

     8. The RRB Transaction will result in net savings for Boston Edison customers reflected in lower transition charges than Boston Edison's customers would have paid if this Financing Order were not adopted, in accordance with G.L. c. 164, Section 1H(b)(2).

     9. Boston Edison has proved to the Department's satisfaction that in accordance with G.L. c. 164, Section 1G(d)(4): (i) Boston Edison has fully mitigated the transition costs related to this Financing Order; (ii) savings to Boston Edison's customers will result from the RRB

Transaction; (iii) all such savings derived from the RRB Transaction shall inure to the benefit of Boston Edison's customers; (iv) Boston Edison has obtained written commitments that purchasers of divested operations will offer employment to impacted employees; and (v) Boston Edison has established, with the approval of the Department, an order of preference such that transition costs having the greatest impact on customer rates will be the first to be provided, recovered, financed or refinanced by the RRB Transaction.

     Establishment of SPE

     10. The establishment by Boston Edison of one or more wholly owned special purpose entities (each, an "SPE") described in the testimony to which the Transition Property subject to this Financing Order is to be sold is authorized pursuant to G.L. c. 164, Sections 17A and 76A, and in accordance with all applicable Massachusetts law, rules and regulations.

     11. The capitalization by Boston Edison of each SPE with approximately 0.50% of the initial principal balance of RRBs, subject to prevailing market conditions at the time of RRB pricing, is authorized pursuant to G.L. c. 164, Sections 17A and 76A, and in accordance with all applicable Massachusetts law, rules and regulations. Any other credit enhancement is either part of the periodic adjustment to the RTC Charge or will be included in the principal balance of RRBs.

     Sale of Transition Property

     12. In accordance with G.L. c. 164, Section 1H(c)(2), Boston Edison is authorized to sell or assign all of its interest in Transition Property that arises from this Financing Order to one or more SPEs. Each SPE is authorized to acquire the Transition Property and is designated as a "financing entity" (as defined in G.L. c. 164, Section 1H(a)) for such purpose, and for the purpose of pledging such Transition Property (and such other assets of such SPE as are pledged under the transaction documents) to the payment of SPE Debt Securities and RRBs.

     13. Upon the sale by Boston Edison of the Transition Property to each SPE as described in paragraph 15 of this Financing Order, (i) such SPE shall have all of the rights originally held by Boston Edison with respect to such Transition Property, including, without limitation, the right to exercise any and all rights and remedies, including the right to authorize the Servicer to shut-off electric power to the extent permitted by G.L. c. 164, Sections 116, 124-124I and applicable regulations, to assess and collect any amounts payable by any customer in respect of such Transition Property, notwithstanding any objection or direction to the contrary by Boston Edison, as initial servicer (the "Servicer"), or any successor Servicer, and (ii) any payment by any customer to such SPE shall discharge such customer's obligations in respect of such Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Servicer. 1.

     14. Upon the sale by Boston Edison of the Transition Property to an SPE, Boston Edison or any successor Servicer shall not be entitled to recover RTC Charges other than for the benefit of the holders of SPE Debt Securities and the related RRBs in accordance with Boston Edison's duties as Servicer of such Transition Property as authorized in paragraphs 33 et seq. of this Financing Order.

     15. The sale by Boston Edison of the Transition Property to an SPE in accordance with G.L. c. 164, Section 1H(f)(1) and in a manner described in such section shall be treated as an absolute transfer of all of Boston Edison's rights, title and interest, as a legal true sale, and not as a pledge or other financing, of the Transition Property, in each case notwithstanding the following, which are hereby determined not to effect such absolute transfer and legal true sale: (i) any contrary treatment of such transfer for accounting, tax or other purposes, (ii) certain indemnities (including mandatory redemption or repurchase obligations related thereto) provided for in SPE Debt Securities or in the transaction documents which do not constitute recourse in violation of G.L. c. 164, Section 1H(c)(1),
(iii) Boston Edison's continued collection of the RTC Charge pursuant to a servicing agreement (the "Servicing Agreement") authorized in paragraphs 33 et seq. of this Financing Order, or (iv) Boston Edison's providing any credit enhancement to such SPE as described in the testimony.


     16. In accordance with G.L. c. 164, Section 1H(b)(2) and paragraph 6 of this Financing Order, the RTC Charge and its imposition, collection and payment as provided in this Financing Order shall be assessed and collected from all classes of retail users of Boston Edison's distribution system within the geographic service territory as in effect on July 1, 1997, whether or not energy is purchased from Boston Edison or any TPS, and whether or not such distribution system is being operated by Boston Edison or a successor distribution company. The RTC Charge is a usage-based component of the transition charge on each retail user's monthly bill and may in the future include a pro rata component of any exit fee collected pursuant to G.L. c. 164, Section 1G(g) until the Total RRB Payment Requirements are discharged in full.

     17. In accordance with G.L. c. 164, Section 1H(b)(3), this Financing Order, the reimbursable transition costs amounts arising from this Financing Order, and the RTC Charge authorized shall be irrevocable, and the Department (or any successor entity) shall not have authority to revalue or revise for ratemaking purposes the reimbursable transition costs amounts, or determine that such reimbursable transition costs amounts or the RTC Charge associated therewith is unjust or unreasonable, or in any way reduce or impair the value of Transition Property either directly or indirectly by taking into account the reimbursable transition costs amounts when setting rates for

Boston Edison, nor shall the amount of revenues arising with respect thereto be subject to reduction, impairment, postponement, or termination.

     18. Each SPE, as owner of the Transition Property, and the holders of SPE Debt Securities and RRBs, or any trustee acting therefor, shall be entitled to the benefit of the pledge and agreement of the Commonwealth contained in G.L. c. 164, Section 1H(b)(3), and each special purpose trust referred to in paragraph 23 hereof, as a financing entity under G.L. c. 164, Section 1H, and as agent for the Commonwealth, is authorized to include this pledge and undertaking in any contracts with the holders of RRBs, or any trustees acting therefor.

     19. In accordance with G.L. c. 164, Section 1H(d)(3) and paragraph 7 of this Financing Order, the Transition Property created and established by this Financing Order shall constitute property from the effective date of this Financing Order for all purposes, including for the purpose of contracts relating to or securing SPE Debt Securities and RRBs, whether or not the revenues and proceeds arising with respect to RTC Charges have accrued at the time of this Financing Order.

     20. In accordance with G.L. c. 164, Section 1H(b)(6) and paragraph 7 of this Financing Order, the Transition Property created and established by this Financing Order shall constitute a current property right of the owner thereof or its assignee or transferee, which continuously exists for all purposes with all of the rights and privileges as provided in G.L. c. 164, Section 1H, from the effective date of this Financing Order until the owner or its assignee or transferee has received RTC Charges sufficient to discharge the Total RRB Payment Requirements in full. In accordance with G.L. c. 164, Section 1H(b)(3), such property right may not be limited, altered, impaired or reduced or otherwise terminated by any subsequent actions of Boston Edison or any third party and shall, to the fullest extent permitted by law, be enforceable against Boston Edison, its successors and assigns, and all other third parties, including judicial lien creditors, claiming an interest therein by or through Boston Edison or its successors or assigns.

     21. Pursuant to G.L. c. 164, Section 1H(e), upon the effective date of this Financing Order there shall exist a statutory first priority lien on all Transition Property then existing or thereafter arising pursuant to the terms of this Financing Order. Such lien shall secure all obligations, then existing or subsequently arising, to the holders of RRBs, the trustee or representative for such holders, each SPE and special purpose trust and shall arise by operation of law automatically without any action on the part of Boston Edison or any other person. Such lien shall be valid, perfected, and enforceable upon the effectiveness of the Financing Order without any further public notice. Boston Edison does expect to file a financing statement with respect to the Transition Property which will constitute a protective filing pursuant to G.L. c. 164,
Section 1H(e). If the Transition Property subject to this Financing Order is transferred and sold to more than one SPE, any collections in respect of the undivided beneficial interests in RTC Charges related to such Transition Property will be allocated pro rata among such undivided beneficial interests to give effect to the pari passu first priority statutory liens on each SPE's portion of the Transition Property subject to this Financing Order.

     SPE Debt Securities and RRBs

     22. Each SPE is authorized to issue SPE Debt Securities and to pledge (i) all of its interest in Transition Property, and (ii) any other contract rights, other assets or collateral of the SPE (the "Other SPE Collateral") which shall include without limitation, the rights of each SPE under the RRB Transaction documents including the purchase agreement by which each SPE acquires the Transition Property, and the Servicing Agreement by which Boston Edison or any successor Servicer, acts as Servicer of the Transition Property, the collection account and any other account of such SPE contained in such SPE's collection account including the overcollateralization account and the reserve account, any investment earnings on amounts (other than earnings on the initial capital provided by Boston Edison, which earnings are to be returned as a distribution of capital by such SPE to Boston Edison) held by such SPE, and the capital of such SPE, to secure RRBs or SPE Debt Securities that are not themselves RRBs, but substantially are mirrored by the financial terms and conditions of the RRBs issued in connection with such pledge.

     23. Each SPE and one or more special purpose trusts authorized and created by the Agencies are each determined to be a financing entity for the purposes of G.L. c. 164, Section 1H, and each special purpose trust is authorized to issue RRBs evidencing undivided beneficial interests in SPE Debt Securities, the expected and final legal maturity of the RRBs are expected to be 11 and 13 years, respectively (or longer, if required) in accordance with G.L. c. 164,
Section 1H(b)(4)(vi), the principal of the RRBs will be paid in substantially equal annual amounts. The effective all-in-cost of the RRBs, as described in the testimony, will not exceed the Carrying Charge of 10.88% (as defined in the Settlement Agreement).

     24. The final terms and conditions of SPE Debt Securities and RRBs authorized by this Financing Order, including, without limiting the foregoing, the schedule of principal amortization, credit enhancement, frequency of principal or interest payments, the interest rates on SPE Debt Securities and RRBs and manner of setting such interest rates (fixed or variable), the manner of sale of the RRBs, the number and determination of credit ratings, the approval of final transaction documents and certain transaction costs as set forth in the testimony, shall, to the extent consistent with the provisions of this Financing Order, be determined by Boston

Edison and approved by the Agencies on behalf of the special purpose trust at the time RRBs are priced and after input from the rating agencies, tax authorities and the underwriters.

     25. The amount of SPE Debt Securities and RRBs to be issued shall be determined as described in Boston Edison's testimony; and the net proceeds of SPE Debt Securities or RRBs shall be used to pay for mitigated transition costs, in accordance with G.L. c. 164, Section 1H(b)(4)(iv).

     26. A special purpose trust shall remit the proceeds from the issuance of the RRBs authorized by this Financing Order, less underwriters' discount and original issue discount, to an SPE, which shall, in turn, remit such net proceeds, less certain transaction costs of issuing SPE Debt Securities and RRBs to Boston Edison.

     27. Boston Edison may apply the net proceeds of RRBs as described in the testimony (and as set forth in paragraphs 60 et seq. of this Financing Order).

     28. The amounts necessary for credit enhancement for SPE Debt Securities and RRBs and any subsequent adjustments thereto should be determined as described in Boston Edison's testimony, subject to the requirements of rating agencies and tax authorities and approval by the Agencies on behalf of the special purpose trust.

     29. The net savings and lower transition charges resulting from the RRB Transaction should be calculated in accordance with the methodology set forth in Boston Edison's testimony and such savings will inure to the benefit of ratepayers, directly or indirectly as described in the testimony. 1.

     30. In accordance with G.L. c. 164, Section 1H(c)(1), RRBs and SPE Debt Securities shall be non-recourse to Boston Edison and its assets, other than the Transition Property sold to the SPE and Other SPE Collateral subject to this Financing Order, provided nothing herein shall prevent

Boston Edison or its successors or assigns from (a) entering into the Servicing Agreement authorized pursuant to G.L. c. 164, Section 1H(c)(3) and paragraphs 33 and 62 of this Financing Order, which arrangements may include the making of representations, warranties and agreements and the providing of covenants and indemnities, not amounting to recourse, for the benefit of the holders of RRBs and SPE Debt Securities, and the making of remittances of amounts representing deemed collections of RTC Charges, (b) entering into agreements in connection with the sale and transfer of the Transition Property to an SPE and sale of the SPE Debt Securities, which agreements may include representations and warranties with respect to, among other things, the validity of the Transition Property and the title thereto, and providing specific covenants, indemnities and repurchase obligations, not amounting to recourse, in connection with such transfer for the benefit of the holders of RRBs and SPE Debt Securities, (c) entering into an administration agreement (the "Administration Agreement") with each SPE as further described in the testimony and authorized in paragraph 62 of this Financing Order and (d) capitalizing each SPE as described in paragraph 11 of this Financing Order.

     Reports

     31. Upon the issuance of RRBs and SPE Debt Securities, Boston Edison shall file with the Department, for informational purposes, an issuance advice letter, substantially in the form of Appendix A hereto (the "Issuance Advice Letter"), setting forth the final structural details of RRBs and SPE Debt Securities, including the repayment terms (in accordance with the expected amortization schedule), the initial RTC Charge, the amount necessary for credit enhancement, the identification of each SPE and a special purpose trust, the transaction costs of issuance and a calculation confirming net savings to ratepayers as a result of the RRB Transaction. Such filing shall not be a condition to the effectiveness of this Financing Order or the issuance of RRBs or SPE Debt Securities and shall be automatically effective upon filing. 1.

     32. Within 90 days following the closing of the RRB Transaction, and within 60 days of the end of each fiscal quarter thereafter until the proceeds have been applied in full, Boston Edison shall file with the Department a report showing the use of RRB proceeds in compliance with paragraphs 60 et seq. of this Financing Order. Such filing shall not be a condition to the effectiveness of this Financing Order or the issuance of RRBs or SPE Debt Securities.

     Servicing of SPE Debt Securities and RRBs

     33. Boston Edison, as Servicer, or any successor Servicer is required, in accordance with G.L. c. 164, Section 1H(c)(3), to enter into a servicing agreement (the "Servicing Agreement") with an SPE pursuant to which it agrees to continue to operate its distribution system to provide service to its customers, to bill and collect RTC Charges for the benefit and account of such SPE or its assigns, and to account for and remit these amounts to or for the account of such SPE or its assigns. These components of the Servicing Agreement as further described in the testimony are authorized and approved.

     34. Given Boston Edison's current accounting and billing information systems capabilities, Boston Edison's establishment of the deemed collection date, based on its historical collections experience, and its remittance and reconciliation procedure as more fully described in the testimony is in compliance with the provisions of G.L. c. 164, Sections 1H(b)(1), (8).

     35. In the event of a default by a Servicer in remittance of RTC Charges, the Department will, in accordance with G.L. c. 164, Sections 1H(d)(5) and (e), upon application by (i) the holders of SPE Debt Securities or RRBs, or the trustees or representatives therefor as beneficiaries of any statutory lien provided by G.L. c. 164, Section 1H(e), (ii) an SPE or its assignees,

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
(iii) a special purpose trust, or (iv) other pledgees or transferees of the Transition Property and Other SPE Collateral, order the sequestration and payment to or for the benefit of the pledgees or transferees of the revenues arising with respect to the Transition Property.

     36. In the event of a default by a Servicer under any Servicing Agreement with respect to RRBs, each special purpose trust or the trustees or representatives of the holders of SPE Debt Securities or RRBs, may immediately appoint a successor Servicer for the Transition Property, subject to the approval of the Department, who shall promptly assume billing responsibilities for RTC Charges. The Department shall act on an expedited basis within 30 days to approve such successor Servicer. Such successor Servicer shall assume all rights and obligations under G.L. c. 164, Section 1H and this Financing Order as though it were the Servicer at the time such SPE Debt Securities and RRBs were issued.

     37. In accordance with G.L. c. 164, Section 1H(b)(1), amounts collected from a customer of Boston Edison shall be allocated first, pro rata based on the relative size of applicable RTC Charges, to the RTC Charges and other portions of the transition charge subject to other subsequent financing orders, and second, to any remaining portion of the transition charge not the subject of a financing order, provided, however, as set forth in G.L. c. 164, Section 1H(f)(1), such preferred right to revenues of Boston Edison shall not impair or negate the characterization of the transfer of the Transition Property as a legal true sale as set forth in paragraph 15 of this Financing Order. The Department approves Boston Edison's remittance procedure, with estimated charge-offs relating to RTC Charges and reconciliation of remittances, as more fully described in the testimony and finds that such remittance procedure based on Boston Edison's accounting and billing information systems capabilities is in compliance with G.L. c. 164, Section 1H(b)(1).

     38. The Department will not approve or require any Servicer to replace Boston Edison as Servicer in any of its servicing functions with respect to the RTC Charges and the Transition Property authorized by this Financing Order without determining that approving or requiring such successor Servicer will not cause the then current credit ratings on RRBs to be withdrawn or downgraded.

     39. Any TPS that proposes to collect RTC Charges shall (i) meet the creditworthiness criteria to be established by the Department, and at a minimum, the criteria set forth and approved in paragraph 40 of this Financing Order; and
(ii) comply with the billing, collection and remittance procedures and information access requirements set forth in the testimony, or such other procedures as the rating agencies may require.

     40. The Department will not authorize a TPS to bill and collect the RTC Charge for remittance to Boston Edison as Servicer (or any successor Servicer), unless (i) such TPS agrees to remit the full amount of RTC Charges it bills to retail end-users, regardless of whether payments are received from such end-users, within 15 days of Boston Edison's (or any successor Servicer's) bill for such charges, (ii) such TPS shall provide Boston Edison (or any successor Servicer) with total monthly kWh usage information in a timely manner for the Servicer to fulfill its obligations, as such information is the basis of such remittance and (iii) Boston Edison (or any successor Servicer) will be entitled, within seven days after a default by the TPS in remitting any RTC Charges billed, to assume responsibility for billing all charges for services provided by Boston Edison (or any successor Servicer), including the RTC Charges, or to switch responsibility to a third party. In addition, if and so long as such TPS does not maintain at least a 'BBB' (or the equivalent) long term unsecured credit rating from Moody's Investors Service or Standard & Poor's Rating Services, such TPS shall maintain, with the Servicer or as directed by the Servicer, a cash deposit or comparable security equal to one months' maximum estimated collections of RTC Charges, as agreed upon by Boston Edison (or any successor Servicer) and the TPS. In the event of a default in the remittance of RTC charges by a TPS, such amount will be included in the periodic adjustment of the RTC Charge as described in the testimony.

     41. Regardless of who is responsible for billing of the transition charge, such transition charge, a component of which will be the RTC Charge, will be assessed and collected from all classes of retail users of Boston Edison's distribution system within the geographic service territory as in effect on July 1, 1997 whether or not energy is purchased from Boston Edison or any TPS, and whether or not such distribution system is being operated by Boston Edison or a successor distribution company. Such users will continue to be responsible for payment of the transition charge, a component of which will be the RTC Charge, billed, but not yet remitted, to the Servicer to the extent such user has not paid RTC Charges billed to it.

     42. In the event of a failure of any retail user to pay the RTC Charge, the Servicer is authorized to shut-off power of such retail user in accordance with G.L. c. 164, Sections 116, 124-124I and applicable regulations, at the direction of Boston Edison or any successor Servicer.

     43. The Servicer is authorized to implement the rate collection methods described in the testimony to ensure that the RTC Charge is nonbypassable pursuant to G.L. c. 164, Section 1H(b)(2).

     44. The Servicer shall be entitled to a servicing fee (the "Servicing Fee"). The Department approves the Servicing Fee as follows: A Servicer which bills the RTC Charge concurrently with other service charges is entitled to receive an annual Servicing Fee, payable semi-annually or more frequently, of approximately 0.05% of the initial principal balance of RRBs and a Servicer that does not concurrently bill the RTC Charge with other service charges is entitled to receive a higher Servicing Fee of up to approximately 1.25% of such initial principal balance.

     45. Boston Edison, as initial Servicer, may not voluntarily resign its duties as Servicer without prior written approval of the Department. Boston Edison shall remain as Servicer if such resignation will result in the reduction or withdrawal of the credit rating of the RRBs.

     The RTC Charge: Establishment and Adjustment

     46. The methodology used to calculate the RTC Charge associated with SPE Debt Securities and RRBs, and to periodically adjust such RTC Charge, was described in the testimony, which methodology is approved.

     47. The RTC Charge, which will constitute Transition Property, will be filed initially with the Department in the Issuance Advice Letter and adjusted up or down, as necessary, in Routine True-Up Letters or Non-Routine True-Up Letters (each, as defined below). While not separately identified on each retail user's monthly bill, each monthly bill will indicate in a footnote that the reimbursable transition cost ("RTC") Charge, as a component of the transition charge, is being collected on behalf of a special purpose entity ("SPE"), as owner of the Transition Property.

     48. The initial RTC Charge shall be filed in the Issuance Advice Letter, as provided in paragraph 31 of this Financing Order, which RTC Charge shall be effective upon filing.

     49. In accordance with G.L. c. 164, Section 1H(b)(5), Boston Edison, or a successor Servicer, on behalf of the pledgees or transferees of the Transition Property, is authorized to file periodic RTC Charge adjustments to the extent necessary to ensure the timely recovery of revenues sufficient to provide for the payment of an amount equal to the sum of the Periodic RRB Payment Requirements for the upcoming year, which may include indemnity obligations of the

SPE in the RRB transaction documents for SPE officers and directors, trustee fees, liabilities of the special purpose trust and liabilities to the underwriters related to the underwriting of the RRBs. The Transition Property includes the right to obtain such adjustments.

     50. Periodic RTC true-up advice letters ("Routine True-Up Letters"), shall be filed in substantially the form attached to this Financing Order as Appendix B and shall be completed in accordance with the methodology described in the testimony, which methodology is approved.

     51. Annual RTC Charge adjustments shall be filed with the Department in Routine True-Up Letters. Adjustments to the RTC Charge proposed by Routine True-Up Letters shall be filed with the Department each year prior to the anniversary of the date of effectiveness of this Financing Order, and resulting adjustments to the RTC Charge shall become effective the first day of the succeeding month, or such date as may be specified in the Routine True-Up Letter, as long as such effective date is at least 15 days after the filing of such Routine True-Up Letter.

     52. Routine True-Up Letters may also be filed more frequently before the end of any calendar quarter or payment date (as defined in the RRB Transaction documents) and the resulting adjustments to RTC Charges will be effective the first day of the succeeding month, or such date as may be specified in the Routine True-Up Letter, as long as such effective date is at least 15 days after the filing of such Routine True-Up Letter.

     53. So long as Routine True-Up Letters are filed in accordance with the adjustment calculation methodology approved in this Financing Order and use the Routine True-Up Letters attached substantially in the form of Appendix B to this Financing Order, no hearing or other action by the Department regarding such Routine True-Up Letter filings shall be required, and the resulting RTC Charge adjustments will be effective as provided herein and in such filings.

     54. In the event that Boston Edison determines that the methodology used to calculate the RTC Charge described in the testimony requires adjustment to more accurately project and generate adequate RTC Charge revenues, a non-routine RTC true-up advice letter ("Non-Routine True-Up Letter") may be filed. Any Non-Routine RTC True-Up Letter and resulting adjustments to RTC Charges shall be effective within 60 days of such filing. Non-Routine True-Up Letters are subject to the review and approval of the Department.

     55. In no event shall the transition charge from time to time in effect as approved by the Department in accordance with the Settlement Agreement's methodology and as may be revised by this Financing Order, the Pilgrim Order, or in an order arising from a Separate Proceeding be adjusted below the RTC. If adjustments to the transition charge to meet the required rate reduction would cause the transition charge to fall below the RTC charge, the Department shall adjust other components of the Company's rates. Conversely, if the RTC charge, as adjusted, would exceed the then current transition charge, the Department also shall adjust other components of the Company's rates.

     Advice Filings for Tariff Language

     56. Boston Edison is authorized to establish by the Issuance Advice Letter filing the initial RTC Charge and by the true-up letter filings, subsequent adjustments, up or down, to the RTC Charge. The RTC Charge will represent a component of the transition charge.

     Reconciliation of the RTC Charge

     57. As required by G.L. c. 164, Section 1G(a)(2), Boston Edison shall permit the Department, at Boston Edison's expense, to audit, review and reconcile the difference, if any, between assumed reimbursable transition costs amounts, with the actual reimbursable transition costs amounts not less often than once during each 18 month period following the effective date of this

Financing Order. Such audit, review and reconciliation shall not include the actual amounts approved in the findings of this Financing Order and known at the time of pricing of the RRBs and filing of the Issuance Advice Letter. Through the Settlement Agreement, the subsequent filings pursuant thereto, the Pilgrim Order or a Separate Proceeding, the Department has established and authorized as actual and fully mitigated for purposes of G.L. c. 164, Section 1G(a)(2), the amounts of the Pilgrim and fossil unrecovered plant balances, generation related regulatory assets balances, Pilgrim decommissioning funding and any additional costs arising in connection with the Pilgrim divestiture or approved pursuant to a Separate Proceeding. In this Financing Order, the Department has established and authorized as actual for purposes of G.L. c. 164, Section 1G(a)(2), the transaction costs of issuance (other than the costs of reducing capitalization), ongoing transaction costs (other than legal and accounting fees and other miscellaneous fees) and any credit enhancement (collectively with the above transition costs, the "actual reimbursable transition costs amounts"). No audit of Boston Edison pursuant to G.L. c. 164, Section 1G(a)(2) is necessary with respect to such actual reimbursable transition costs amounts and the Department shall not conduct or require any audit of such amounts.

     58. To the extent that an audit under G.L. c. 164, Section 1G(a)(2) is required subject to paragraph 57 of this Financing Order, if the amount of reimbursable transition costs amounts, other than actual reimbursable transition costs amounts (as defined in paragraph 57 of this Financing Order), exceeds the actual amount of such reimbursable transition costs amounts as shown by the audit, then Boston Edison, upon order of the Department, shall provide ratepayers with a uniform rate credit through the mechanism of its residual value credit and annual transition charge update as described in the Settlement Agreement.

     59. No such uniform rate credit shall in any way diminish or affect the right of Boston Edison or its assignee or pledgee to collect RTC Charges in amounts necessary to provide for the payment of an amount equal to the sum of the Periodic RRB Payment Requirements for the upcoming year as the same become due, nor shall any such rate credit impair or negate the characterization of the transfer of the Transition Property as a true sale as set forth in paragraph 15 of this Financing Order nor shall any such rate credit reduce or impair the value of the Transition Property as proscribed by paragraph 17 of this Financing Order.

     Use of RRB Proceeds

     60. Boston Edison expects to use such proceeds, net of transaction costs described in paragraph 3 of this Financing Order, for the following purposes:
(a) to return the securitized portion of the Pilgrim and fossil unrecovered plant balances and related regulatory assets; (b) to fund the unrecovered prefunded balance of the securitized portion of the decommissioning fund and recover other transition costs arising in connection with the Pilgrim divestiture or approved pursuant to a Separate Proceeding; and (c) to provide any credit enhancement required for the RRBs. Boston Edison may also apply such proceeds to the reduction of its capitalization and for general corporate purposes.

     61. Boston Edison's use of the net RRB proceeds is authorized and approved. Boston Edison has proved to the Department's satisfaction that it has established an order of preference such that the transition costs having the greatest impact on customer rates will be the first to be provided, recovered, financed or refinanced by the RRB Transaction in accordance with G.L. c. 164,
Section 1G(d)(4)(v).

     Approval of Servicing Agreement, Administration Agreement and Other Agreements or Transactions

     62. Boston Edison's entering into the Servicing Agreement, the Administration Agreement and other RRB Transaction documents with one or more SPEs as described herein and other transaction documents and other dealings between Boston Edison and each SPE contemplated by the RRB Transaction are authorized pursuant to G.L. c. 164, Sections 17A and 76A and in accordance with all applicable Massachusetts law, rules and regulations. Such Agreements and RRB Transaction documents shall comply with this Financing Order and shall not impair or negate the characterization of the sale, assignment or pledge as an absolute transfer, a true sale, or security interest as applicable.

     Accounting for Certain Benefits

     63. Any amounts accounted for in the reserve account, which represents collections in excess of the fully funded credit enhancement reserves, at the time that Boston Edison calculates a periodic RTC Charge adjustment will be incorporated in such adjustment, in accordance with G.L. c. 164, Section 1H(b)(7). Boston Edison, as initial Servicer (or any successor Servicer) intends, through a separate non-cash memorandum account, to account for, and ultimately credit to ratepayers, any amounts remaining in the collection account after the RRBs are paid in full, such as any overcollateralization amounts, including interest earnings thereon, or RTC Charge collections that remain after the Total RRB Payment Requirements have been discharged. Such amounts will be released to the SPE in accordance with G.L. c. 164, Section 1H(b)(7), upon retirement of the RRBs and discharge of the Total RRB Payment Requirements. These benefits will inure to the benefit of ratepayers through a credit to their transition charge or if there is no transition charge, through a credit to other rates.

     64. The Department confirms that as provided in the Settlement Agreement, Boston Edison's transition charge shall not exceed 3.51 cents/kWh in 1998 or
3.35 cents/kWh thereafter and that this cap is not subject to reduction.

     65. Synthetic floating rate RRBs (RRBs representing an interest in fixed rate SPE Debt Securities and the floating rate side of a swap transaction) will not be issued unless such issuance, as determined by the Company and approved by the Agencies, on behalf of the special purpose trust will result in a lower net interest cost on the RRBs.

     66. The Department grants an exemption from the competitive bidding requirements of G.L. c. 164, Section 15 in connection with the sale of RRBs.

     67. The Department grants an exemption from the par value debt issuance requirements of G.L. c. 164, Section 15.

     68. This order hereby incorporates those findings and determinations that transition costs are securitizable as defined in G.L. c. 164, as reached by the Department in an order, including D.T.E. 98-119 and 99-16, that becomes final and no longer subject to appeal prior to the filing with the SEC of the preliminary prospectus to be distributed to prospective investors.

                                                                      Appendix A

                             ISSUANCE ADVICE LETTER

                                     [date]

ADVICE______

DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY (THE
"DEPARTMENT") OF THE COMMONWEALTH OF MASSACHUSETTS

SUBJECT: Issuance Advice Letter for Electric Rate Reduction Bonds ("RRBs") Pursuant to D.T.E. Docket No. 98-118 (the "Financing Order"), Boston Edison Company ("Boston Edison") hereby transmits for filing, on the pricing date of this series of RRBs, the initial RTC Charge for such series. This Issuance Advice Letter is for the RRB series _______ class(es)_________. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

PURPOSE
This filing establishes the following:
(a) the actual terms of the RRBs being issued;
(b) confirmation of ratepayer savings;
(c) the initial RTC Charge for retail users;
(d) the identification of the Transition Property to be sold to a special purpose entity (the "SPE"); and
(e) the identification of the SPE;

BACKGROUND
In the Financing Order, the Department authorized Boston Edison to file an Issuance Advice Letter when pricing terms for a series of RRBs have been established. This Issuance Advice Letter filing incorporates the methodology for determining the RTC Charge approved and authorized by the Department in the Financing Order to establish the initial RTC Charge for a series of RRBs and establishes the initial RTC Charge to be assessed and collected from all classes of retail users of Boston Edison's distribution system within the geographic service territory as in effect on July 1, 1997, whether or not energy is purchased from Boston Edison or any TPS, and whether or not such distribution system is being operated by Boston Edison or a successor distribution company. The RTC Charge is a usage-based component of the transition charge on each retail user's monthly bill, and may include in the future a component of any exit fee collected pursuant to G.L. c. 164, Section 1G(g) until the Total RRB Payment Requirements are discharged in full.

ACTUAL TERMS OF ISSUANCE
     RRB Name:_________
     RRB Issuer:_________
     Trustee(s):_________
     Closing Date:_________
     Bond Rating:________
     Amount Issued:_________
     Transaction costs of issuance: See Attachment 1
     Ongoing transaction costs: See Attachment 2
     Coupon Rate(s):_________
     Call Features:_________
     Massachusetts Tax Exempt (yes/no):_________
     Expected Principal Amortization Schedule: See Attachment 3
     Expected Final Maturity:_________
     Legal Final Maturity:_________
     Distributions to Investors (quarterly or semi-annually):_________ Annual Servicing Fee as a percent of the initial RRB principal balance:_________
     Overcollateralization amount for the RRBs:_________

Confirmation of Ratepayer Savings
The Financing Order requires Boston Edison to demonstrate, using the savings methodology approved in that Docket, that the actual terms of the RRB Transaction result in net savings. Attached to this Issuance Advice Letter is a spreadsheet calculation which shows expected net savings of $___ million for this series of RRBs. See Attachment 4.

Initial RTC Charge
Table I below shows the current assumptions for each of the variables used in the RTC Charge calculation.

                                     TABLE I
                          INPUT VALUES FOR RTC CHARGES

Forecasted annual retail kWh sales
Percent of billed amounts expected to be charged-off:________
Weighted average days sales outstanding:_____
  (calculated as follows)
        Percent of billed amounts collected in current month:_____
        Percent of billed amounts collected in second month after billing:_____ Percent of billed amounts collected in third month after billing:_____ Percent of billed amounts collected in fourth month after billing:_____ Percent of billed amounts collected in fifth month after billing:_____
Forecasted annual ongoing transaction expenses:_____
Required annual overcollateralization amount:_____
Current RRB outstanding balance:_____
Expected RRB outstanding balance as of ___/___/___:_____

The initial RTC Charge calculated for retail users is as follows:
_____cent/kWh

Transition Property

Transition Property is the property described in G.L. c. 164, Section 1H(a) relating to the RTC Charge set forth herein, including, without limitation, the right, title, and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from or constituting (a) the reimbursable transition costs amounts established by the Financing Order including such amounts established in the Issuance Advice Letter, (b) the RTC Charge authorized by the Financing Order including the initial RTC Charge set forth in the Issuance Advice Letter, as may be adjusted from time to time in order to generate amounts sufficient to discharge the Total RRB Payment Requirements, and (c) all rights to obtain periodic adjustments and non-routine adjustments to the RTC Charge.

This RTC Charge, as adjusted from time to time, shall remain in place until the Total RRB Payment Requirements are discharged in full.

Identification of SPE

The owner of the Transition Property (the "SPE") will be: ____________________. The SPE shall be considered a financing entity for purposes of G.L. c. 164,
Section 1H.

EFFECTIVE DATE

In accordance with the Financing Order, the RTC Charge shall be automatically effective when filed and will continue to be effective, unless it is changed by subsequent Issuance Advice Letter, Routine True-Up Letter, or Non Routine True-Up Letter.

NOTICE

Copies of this filing are being furnished to the parties on the attached service list. Notice to the public is hereby given by filing and keeping this filing open for public inspection at the Company's corporate headquarters.

Enclosures

                                  ATTACHMENT 1
                          TRANSACTION COSTS OF ISSUANCE

                                                                                          Amount
                                                                                          ------
Underwriting spread

Rating agency fees

Accounting fees

SEC registration fee (.0278%)

D.T.E. filing fee ($750 for first million plus $150 for each additional million)

Printing and marketing expenses

Trustee fees and counsel

Company legal fees and expenses

Underwriters' legal fees and expenses

Bond counsel legal fees and expenses

Mass Development/HEFA fees

Original issue discount

Servicing set-up costs

SPE set-up costs

Miscellaneous costs

Expenses in connection with reducing capitalization
  (including call provisions and prepayments)                                             ----------

Total transaction costs of issuance                                                       $
                                                                                          ==========

                                  ATTACHMENT 2
                            ONGOING TRANSACTION COSTS

Ongoing Costs                                                         Amount
-------------                                                         ------

Administration fee

Rating agency fees

Accounting, legal and trustees' fees

Servicing fee (approximately .05% of initial principal balance)(2)

Overcollateralization amount

Miscellaneous(3)
                                                                      ------
Total estimated costs                                                $
                                                                      ======

----------------------

     (2)  These costs will include:
          - Billing, collecting and remitting the RTC Charges;
          - Calculate daily amount of remittances to the SPE trustee;
          - Wire transfer daily remittances to the SPE trustee;
          - Prepare monthly servicer report for trustee and rating agencies;
          - Prepare semi-annual servicer report for trustee;
          - Manage and invest the various SPE cash accounts;
          - Reflect all transactions on the financial statements;
          - Perform periodic reconciliations with the trustee;
          - Perform annual true-up and adjust RTC Charge, as necessary; and
          - Maintain memorandum account, if any.

     (3) These costs would include any contingent liabilities arising in connection with indemnity provisions in the RRB Transaction documents.

                                  ATTACHMENT 3
                         EXPECTED AMORTIZATION SCHEDULE
                          SERIES_______, CLASS_______

                                  ATTACHMENT 4
                               RATEPAYER SAVINGS

                                                                      Appendix B

                             ROUTINE TRUE-UP LETTER

                                     [date]

ADVICE________

DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY (THE "DEPARTMENT") OF THE COMMONWEALTH OF MASSACHUSETTS

SUBJECT: Periodic RTC Charge True-Up Mechanism Advice Filing

Pursuant to D.T.E. Docket No. 98-118 (the "Financing Order"), Boston Edison Company ("Boston Edison") as servicer of the RRBs or any successor Servicer and on behalf of the trustee as assignee of the special purpose entity (the "SPE") may apply for adjustment to the RTC Charge on each anniversary of the date of the Financing Order and at such additional intervals as may be provided for in the Financing Order. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

PURPOSE

This filing establishes the revised RTC Charge to be assessed and collected from all classes of retail users of Boston Edison's distribution system within the geographic service territory as in effect on July 1, 1997, whether or not energy is purchased from Boston Edison or any TPS, and whether or not such distribution system is being operated by Boston Edison or a successor distribution company. The RTC Charge is a usage-based component of the transition charge on each retail user's monthly bill and may include in the future a component of any exit fee collected pursuant to G.L. c. 164, Section 1G(g) until the Total RRB Payment Requirements are discharged in full. In the Financing Order, the Department authorized Boston Edison to file Routine True-Up Letters prior to each anniversary of the date of the Financing Order and at such additional intervals, if necessary, as provided for in the Financing Order. Boston Edison, or a successor Servicer, is authorized to file periodic RTC Charge adjustments to the extent necessary to ensure the timely recovery of revenues sufficient to provide for the payment of an amount equal to the sum of the Periodic RRB Payment Requirements (as defined in the Financing Order for the upcoming year, which may include indemnity obligations of the SPE in the RRB transaction documents for SPE officers and directors, trustee fees, liabilities of the special purpose trust and liabilities to the underwriters related to the underwriting of the RRBs.

Routine True-Up Letter filings are those where Boston Edison uses the methodology approved by the Department in the Financing Order to adjust upward or downward the existing RTC Charge.

Using the methodology approved by the Department in the Financing Order, this filing modifies the variables used in the RTC Charge calculation and provides the resulting modified RTC Charge. Table I shows the revised assumptions for each of the variables used in calculating the RTC Charge for retail users. The assumptions underlying the current RTC Charges were filed in an Issuance Advice Letter, dated _____________.

Table I below shows the current assumptions for each of the variables used in the RTC Charge calculation.

                                     TABLE I
                           INPUT VALUES FOR RTC CHARGE

Forecasted annual retail kWh sales:_____
Forecasted percent of retail users' billed amounts charged-off:_____ Percent of retail users' billed amounts charged-off:_____
Weighted average days sales outstanding:_____
  (calculated as follows)

         Percent of billed amounts collected in current month:_____
         Percent of billed amounts collected in second month after billing:_____ Percent of billed amounts collected in third month after billing:_____ Percent of billed amounts collected in fourth month after billing:_____
         Percent of billed amounts collected in fifth month after billing:_____

Annual ongoing transaction expenses:_____
Current RRB outstanding balance:_____
Expected RRB outstanding balance as of ___/___/___:_____
Deferred unpaid RRB principal:_____
Accrued but unpaid RRB interest:_____
Unpaid ongoing transaction costs:_____
Required annual overcollateralization amount:_____
Deficiency in capital account:_____
Deficiency in overcollateralization account:_____
Amount in reserve account:_____
The adjusted RTC Charge calculated for retail users is as follows: _____cent/kWh

EFFECTIVE DATE

In accordance with the Financing Order, Routine True-Up Letters for annual RTC Charge adjustments shall be filed prior to the anniversary of the Financing Order or more frequently, if necessary, with the resulting changes to be effective no sooner than 15 days after the filing of this

Routine True-Up Letter. No resolution by the Department is required. Therefore, these RTC Charges shall be effective as of __________.

NOTICE

Copies of this filing are being furnished to the parties on the attached service list. Notice to the public is hereby given by filing and keeping this filing open for public inspection at Boston Edison's corporate headquarters.

Enclosures

                       THE COMMONWEALTH OF MASSACHUSETTS

                                   ----------
                                 DEPARTMENT OF
                         TELECOMMUNICATIONS AND ENERGY

                                                                    May 21, 1999

D.T.E. 98-118-A

Application of Boston Edison Company, an electric company under G.L. c. 164,
Section 1, for Approval of Rate Reduction Bonds under the terms of the Electric Restructuring Act, St. 1997, c. 164.

--------------------------------------------------------------------------------

APPEARANCES:   William S. Stowe, Esq.
               Catherine J. Keuthen, Esq.
               Boston Edison Company
               800 Boylston Street
               Boston, Massachusetts 02199

               and

               Robert K. Gad, Esq.
               Colleen M. Granahan, Esq.
               Ropes & Gray
               One International Place
               Boston, MA 02110
                              FOR:   BOSTON EDISON COMPANY
                                     Petitioner

               Thomas J. Reilly, Attorney General
               BY:   Joseph W. Rogers
                     Rebecca Perez
                     Assistant Attorneys General
               Regulated Industries Division
               200 Portland Street, 4th Floor
               Boston, Massachusetts 02114
                                     Intervenor

          Robert F. Sydney, Esq.
          Vincent DeVito, Esq.
          Division of Energy
          Resources 100 Cambridge Street, Room 1500
          Boston, Massachusetts  02202
                    FOR:   COMMONWEALTH OF MASSACHUSETTS
                           DIVISION OF ENERGY RESOURCES
                           Intervenor

          Paul R. Gauron, Esq.
          Goodwin, Procter & Hoar, LLP
          Exchange Place
          Boston, Massachusetts  02109
                    FOR:   ENTERGY NUCLEAR GENERATION
                           COMPANY
                           Intervenor

          Burton E. Rosenthal, Esq.
          Segal, Roitman & Coleman
          11 Beacon Street, Suite 500
          Boston, MA  02108
                    FOR:   LOCALS 369 and 387, AFL-CIO
                           Intervenor

          Maria Krokidas, Esq.
          Krokidas & Bluestein
          141 Tremont Street
          Boston, MA  02111-1209
                    FOR:   MASSACHUSETTS DEVELOPMENT
                           FINANCE AGENCY

                    and

                    FOR:   MASSACHUSETTS HEALTH &
                           EDUCATIONAL FACILITIES AUTHORITY
                           Intervenors

          Michael B. Meyer, Esq.
          Meyer, Connolly, Sloman & MacDonald, LLP
          12 Post Office Square
          Boston, MA  02109
                    FOR:   TOWN OF PLYMOUTH
                           Intervenor

          David S. Rosenzweig, Esq.
          Keegan, Werlin & Pabian, LLP
          21 Custom House Street
          Boston, MA 02110

                 and

          John Cope-Flanagan, Esq.
          COM/Energy Services Company
          One Main Street
          P.O. Box 9150
          Cambridge, MA 02142-9150
                    FOR:   COMMONWEALTH ELECTRIC COMPANY
                           Limited Participant

          Laura S. Olton, Esq.
          McDermott, Will & Emery
          28 State Street
          Boston, MA 02109
                    FOR:   MONTAUP ELECTRIC COMPANY

                    and

                    FOR:   EASTERN EDISON COMPANY
                           Limited Participants

          Stephen Klionsky, Esq.
          260 Franklin Street, 21st Floor
          Boston, MA 02110
                    FOR:   WESTERN MASSACHUSETTS ELECTRIC
                           COMPANY
                           Limited Participant

            ORDER ON MASSACHUSETTS DEVELOPMENT FINANCE AGENCY'S AND
           MASSACHUSETTS HEALTH AND EDUCATIONAL FACILITY AUTHORITY'S
                            MOTION FOR CLARIFICATION

1.   INTRODUCTION

     On December 3, 1998, Boston Edison Company ("Boston Edison" or "Company") filed with the Department of Telecommunications and Energy ("Department") an application to issue rate reduction bonds ("RRBs") pursuant to G.L. c. 164,
Section 1.H(b). On April 2, 1999, the Department issued an order approving Boston Edison's application. Boston Edison Company, D.T.E. 98-118 ("D.T.E. 98-118"). On March 29, 1999, the Massachusetts Development Finance Agency and Massachusetts Health and Educational Facilities Authority (collectively, the "Agencies") requested that the Department include language in the Order to address "circumstances where the [reimbursable transition cost charge ("RTC Charge")], which is a component of the transition charge, would exceed the then current transition charge until an adjustment of the transition charge is made" (Supplemental Filing of the Agencies at 2 (March 29, 1999) "Supplemental Filing"). The Agencies requested this change to satisfy the bond rating agencies that the RTC Charge will be sufficient to cover the payments on the bonds (id.). In their Supplemental Filing, the Agencies offered two alternative mechanisms to satisfy their concern in the above described circumstances. The first alternative would provide an increase in the statutory rate reduction cap to permit an RTC Charge adjustment (id. at 3-4). The second alternative would not affect the statutory rate reduction cap, but would provide that the Company would defer collection of the increase in the standard offer rate so long as the deferred amount earns a carrying charge of 10.88% (id. at 4-5). On March 31, 1999, Boston Edison filed comments in support of the Agencies' Supplemental Filing.

     In D.T.E. 98-118, the Department acknowledged that there could be circumstances where changes in other rate components would cause the transition charge to go below the RTC Charge. D.T.E. 98-118 at 40. However, the Department did not adopt the Agencies' first proposed alternative stating "it may violate the statutory requirements pertaining to rate reductions." Id. Instead, the Department stated that in such circumstances, it will adjust other components of the Company's rates. Id. The Department also did not adopt the Agencies' second proposed alternative stating "it would be premature to determine here exactly which component of the Company's rates to adjust." Id. Instead, to address the Agencies concerns, the Department did include the following language in D.T.E. 98-118:

     In no event shall the transition charge from time to time in effect as approved by the Department in accordance with the Settlement Agreement's methodology and as may be revised by this Financing Order, the Pilgrim Order, or in an order arising from a Separate Proceeding be adjusted below the RTC. If adjustments to the transition charge to meet the required rate reduction would cause the transition charge to fall below the RTC Charge, the Department shall adjust other components of the Company's rates. Conversely, if the RTC Charge, as adjusted, would exceed the then current transition charge, the Department also shall adjust other components of the Company's rates. D.T.E. 98-118, at 40-41, Appendix 1 at Paragraph 55.

     On April 16, 1999, the Agencies filed a Motion for Clarification of D.T.E. 98-118 ("Motion"). The Agencies seek to clarify what adjustments would happen in the event the transition charge is increased to cover the RTC Charge as well as the timing of any such adjustments (Motion at 2-3). Specifically, the Agencies seek to clarify whether other rates would be deferred and if so, at what carrying charge rate (id.). In addition, the Agencies request some minor clarification edits, and a small change to the language that would be required on the customers' bills regarding the RTC Charge.(1) On May 3, 1999, Boston Edison filed comments in support of the Motion ("Company Comments").

II.   POSITION OF THE PARTIES

      A.   Agencies

           1.   RTC Charge Adjustment

     The Agencies state that in D.T.E. 98-118 the Department recognized that there may be circumstances when the RTC Charge would exceed the transition charge and that under such circumstances the transition charge would have to be increased (Motion at 2). According to the Agencies, D.T.E. 98-118 recognizes that under such circumstances, adjustments to the other rates may be necessary to provide the legislatively mandated rate reductions (Motion at 2). However, the Agencies state that the Department's order does not make clear that adjustments to the other rate components would result in deferrals in the collection of those rate components (Motion at 2). Further the Agencies state that D.T.E. 98-118 does not identify the carrying charge rate that would apply if such deferrals occur (Motion at 2).

     The Agencies argue that clarification of these RTC Charge issues is necessary to ensure the nonrecourse nature of the RRBs, and will help in providing the opinions on true sale and non-consolidation that are necessary to achieve the highest possible rating for the RRBs (Motion at 2-3). According to the Agencies, if Boston Edison's revenues are reduced to support the RTC Charge without the payment of an appropriate carrying charge, then there is a link between


------------------------
(1) Although not characterized in this way by the Agencies, many of the requested "clarification edits" are more properly treated as requests for reconsideration.

Boston Edison and the separate special purpose entity set up to own the transition property. In case of a bankruptcy of the Company, resources of the post-petition bankruptcy estate would be subject to depletion to support the RTC Charge (Motion at 2-3, n. 2). The Agencies contend that such depletion could create significant difficulties for bankruptcy counsel in the issuance of true-sale and non-consolidation opinions (Motion at 2-3, n. 2).

     To clarify these issues, the Agencies ask the Department to substitute the following language for the language currently contained in Paragraph 55 of D.T.E.98-118:

     If, as a result of a true-up calculation, the RTC Charge would be increased above the transition charge then in effect, the transition charge shall, on the effective date of the RTC Charge adjustment, be increased to the amount of the RTC Charge, as so adjusted, subject to the 3.35 cents/kWh cap on the transition charge. If adjustments to the transition charge necessary to meet the required rate reduction in effect through December 31, 2004 would cause the transition charge to fall below the required RTC Charge, the Department shall instead, effective as of the time of the RTC Charge adjustment, adjust components of Boston Edison's rates and charges, other than the RTC Charge, as necessary to satisfy such rate reduction requirement. If, as a result of such adjustment, Boston Edison is not allowed to collect on a current basis any rate or charge which it would be allowed to collect but for the adjustment of such rate or charge required to maintain the RTC Charge, the portion of such other rate or charge that is not collected on a current basis shall be deferred at the carrying charge from time to time in effect applicable to that portion of the transition charge not constituting the RTC Charge; provided, however, that this provision for deferral of uncollected rates or charges shall apply solely to adjustments required to maintain the RTC Charge as provided herein and nothing in this Order 55 shall affect the Department's legal authority to make a separate determination to adjust Boston Edison's rates and charges on any other basis (Motion at 3-4).


          2.   Minor Clarification Edits

     The Agencies provide an appendix to their motion that contains an "errata sheet" with proposed corrections to D.T.E. 98-118 (Motion at 4; Appendix A). Eight of these proposed corrections are to update the approximate amount of transactions costs and total securitization amounts, which the Agencies argue is necessary for "accuracy" (Motion, Appendix A). Two corrections are proposed to clarify that the estimated amounts for transaction costs do not include any amount for any additional credit enhancements which may be necessary (id.). In addition, the Agencies propose to modify a finding and the corresponding ordering clause to clarify that the Department may change the otherwise irrevocable value of the transition property in the event the transition charge goes above the transition charge cap in Boston Edison's Settlement Agreement. Finally, the Agencies propose to substitute the word "affect" for "effect" in one paragraph of the Order to prevent an "unintended meaning" (id.).

     In addition, the Agencies propose a change to the text that is to be placed on the customers' bills regarding ownership of the transition charge. Pursuant to the Department's order in D.T.E. 98-118, the text is to read, "The reimbursable transition cost ("RTC") charge as a component of the transition charge is being collected on behalf of a special purpose entity (SPE), as the owner of the transition property" (Motion at 4, citing D.T.E. 98-118, at 36). The Agencies propose to replace this text with "Therefore, the Department directs the Company to include the following statement (or, alternatively, language of substantially the same effect as shall be approved by the Department's Consumer Division) in a footnote on customers' bills: 'The reimbursable transition cost ("RTC") charge as a component of the transition charge is being collected on behalf of a special purpose entity ("SPE"), as the owner of the transition property.'" (Motion at 4-5, n. 3) The Agencies assert that this proposed change clarifies the instruction, and leaves open the possibility of minor changes to the wording subject to the approval of the

Department's Consumer Division (Motion at 4). According to the Agencies, these changes may be necessary to provide the legal name of the special purpose entity or to accommodate bill formatting issues faced by Boston Edison (Motion at 4-5). The Agencies state that in any case, all modifications to the language will reflect the substance of the Department's proposed language, seek to minimize customer confusion, and be subject to the approval of the Department's Consumer Division (Motion at 5). The Agencies state that they have "consulted with Boston Edison with respect to this filing and it has authorized the Agencies to indicate that Boston Edison has no objection to the clarifications and corrections requested herein" (Motion at 1).

     B.   Boston Edison

          1.   RTC Charge Adjustment

     Boston Edison argues that the requested clarification is necessary in order for bankruptcy counsel to issue the appropriate opinions critical to the overall securitization transaction (Company Comments at 1). Boston Edison states that the Agencies' request ensures that the future operations of the Company, especially during a hypothetical bankruptcy case, will not be "burdened by reductions in rates and charges for future services or other impacts imposed on Boston Edison's assets (other than access charges that have been sold) to provide a stream of revenue to pay the RTC Charge" (id. at 2). Boston Edison argues that this clarification is necessary to ensure that the bonds receive the highest feasible credit rating which will, in turn, translate into greater savings for Company ratepayers (id.).

     2.   Minor Clarification Edits

     With respect to the footnote to be included on customers' bills, the Company argues that space limitations on the front of the bill necessitate a minor change in the language (id.). The Company proposes that the following language be included on the bills:

     "Part of the transition charge which we collect is owned by BEC Funding LLC." Boston Edison states that this proposed language has been approved by its bankruptcy counsel and will satisfy any bankruptcy opinion considerations
(id. at 2-3). Boston Edison's position on this issue is slightly different from the Agencies' who propose to leave open the possibility of minor changes to the quoted language which would be subject to approval by the Department's Consumer Division. Boston Edison states that the Agencies approach would also be acceptable provided that the final language is also approved by bankruptcy counsel.

III.   STANDARD OF REVIEW

     Clarification of previously issued orders may be granted when an order is silent as to the disposition of a specific issue requiring determination in the order, or when the order contains language that is so ambiguous so as to leave doubt as to its meaning. Boston Edison Company, D.P.U. 92-1A-B at 4 (1993); Whitinsville Water Company, D.P.U. 89-67-A at 1-2 (1989). Clarification does not involve reexamining the record for the purpose of substantively modifying a decision. Boston Edison Company, D.P.U. 90-335-A at 3 (1992), citing Fitchburg Gas & Electric Light Company, D.P.U. 18296/18297, at 2 (1976).

     The Department's policy on reconsideration is well settled. Reconsideration of previously decided issues is granted only when extraordinary circumstances dictate that we take a fresh look at the record for the express purpose of substantively modifying a decision reached after review and deliberation. North Attleboro Gas Company, D.P.U. 94-130-B at 2 (1995); Boston Edison Company, D.P.U. 90-270-A at 2-3
(1991); Western Massachusetts Electric Company, D.P.U. 558-A at 2 (1987).

     A motion for reconsideration should bring to light previously unknown or undisclosed facts that would have a significant impact upon the decision already rendered. It should not attempt to reargue issues considered and decided in the main case. Commonwealth Electric Company, D.P.U. 92-3C-1A at 3-6 (1995); Boston Edison Company, D.P.U. 90-270-A at 3 (1991); Boston Edison Company, D.P.U. 1350-A at 4 (1983). The Department has denied reconsideration when the request rests on an issue or updated information presented for the first time in the motion for reconsideration. Western Massachusetts Electric Company, D.P.U. 85-270-C at 18-20 (1987); but see Western Massachusetts Electric Company, D.P.U. 86-280-A at 16-18 (1987). Alternatively, a motion for reconsideration may be based on the argument that the Department's treatment of an issue was the result of mistake or inadvertence. Massachusetts Electric Company, D.P.U. 90-261-B at 7
(1991); New England Telephone and Telegraph Company, D.P.U. 86-33-J at 2 (1989); Boston Edison Company, D.P.U. 1350-A at 5 (1983).

IV.   ANALYSIS AND FINDINGS

     A.   RTC Charge Adjustment

     In response to the Agencies' Motion for Clarification, we first assess whether the Department's order was, in fact, silent on a central issue and whether that issue "requir[es] determination" in accordance with our standard of review. The Agencies argue that D.T.E. 98-

118 is ambiguous as to whether, in circumstances when adjustments to the other rate components are necessary, deferrals in the collection of those rate components would result. Further, the Agencies argue that D.T.E. 98-118 is silent as to the carrying charge rate that would apply if such deferrals occur. Both the Agencies and Boston Edison argue that determination of these issues is required to provide the opinions on true sale and non-consolidation that are necessary to achieve the highest possible rating for the RRBs. The Department's Order in D.T.E. 98-118 is silent on this issue and determination is necessary to effect the true-sale opinion and ultimately the rating of the RRBs.

     Despite the Order's silence, if Boston Edison is not allowed to collect on a current basis any rate or charge which it would be allowed to collect but for the adjustment of such rate or charge required to maintain the RTC Charge, such amounts would necessarily be deferred at an appropriate carrying charge. Deferral at an appropriate carrying charge is necessary to ensure that the Company neither gains nor loses from the deferrals. While the language proposed by the Agencies appropriately clarifies the necessity of deferrals when adjustments to rate components are necessary, we do not agree that the appropriate carrying charge for all costs deferred to protect the RTC Charge is "the carrying charge rate from time to time in effect applicable to that portion of the transition charge not constituting the RTC Charge" which is currently
10.88 percent. The actual costs of deferral may be different from 10.88 percent depending on which rates are reduced. As we stated in D.T.E. 98-118, it is premature to determine here exactly which component of the Company's rates to adjust. The Agencies proposed clarification specifies the same carrying charge rate without regard to which rate is reduced. Under this proposal, Boston

Edison may potentially gain (or lose) depending on what rate the Department later selects for reduction.

     To remedy the Department's silence with respect to the deferrals and carrying charge, we will adopt the Agencies' proposed clarification, modified to link the carrying charge rate for the deferred amounts should to the rate that is being reduced.(2)

     If, as a result of a true-up calculation, the RTC Charge would be increased above the transition charge then in effect, the transition charge shall, on the effective date of the RTC Charge adjustment, be increased to the amount of the RTC Charge, as so adjusted, subject to the 3.35 cents/kWh cap on the transition charge. If adjustments to the transition charge necessary to meet the required rate reduction in effect through December 31, 2004, would cause the transition charge to fall below the required RTC Charge, the Department shall instead, effective as of the time of the RTC Charge adjustment, adjust components of Boston Edison's rates and charges, other than the RTC Charge, as necessary to satisfy such rate reduction requirement. If, as a result of such adjustment, Boston Edison is not allowed to collect on a current basis any rate or charge which it would be allowed to collect but for the adjustment of such rate or charge required to maintain the RTC Charge, the portion of such other rate or charge that is not collected on a current basis shall be deferred at the carrying charge from time to time in effect applicable to that rate or charge which is being reduced; provided, however, that this provision for deferral of uncollected rates or charges shall apply solely to adjustments required to maintain the RTC Charge as provided herein and nothing in this Order 55 shall affect the Department's legal authority to make a separate determination to adjust Boston Edison's rates and charges on any other basis.

--------------------------

     (2) On May 20, 1999, the Department requested comment on this modified language. On May 21, 1999, the Agencies' responded that the language is satisfactory as it: (a) should be sufficient to permit bankruptcy counsel to issue the appropriate opinions on true sale and non-consolidation; (b) will address the concerns of the bond rating agencies so as to enable the RRBs to achieve the highest ratings; and
           (c) is consistent with the non-recourse provisions of G.L. c. 164,
           Section 1H (Agencies' Response to Request for Comments, May 21, 1999, at 1).

     B.   Minor Clarification Edits

     Both the Agencies and the Company request that the Department change the language to be included on the customer bills regarding the ownership of the RTC Charge due to space limitations on the front of the bill. The change in billing language is a request for reconsideration rather than clarification as the parties are asking the Department to reconsider an earlier finding based on previously unknown concerns of bill formatting. Because the language adopted by the Department in D.T.E. 98-118 will not fit the format of the Company's current customer bills we reconsider our earlier finding and direct the Company to include the following statement on customer bills: "Part of the transition charge which we collect is owned by BEC Funding LLC." This language will satisfy any bill formatting and bankruptcy opinion considerations as well as minimize any potential customer confusion.

     The other clarification (or reconsideration) edits fall into four categories: 1) word and punctuation changes, 2) modifications to one finding and a corresponding ordering clause regarding the irrevocable value of the transition property, 3) clarification of what amounts are included in transaction costs, and 4) corrections to estimated numbers. The Department allows the Agencies' motion to change the word "effect" to "affect" (Appendix at 35, Paragraph 19, line 4) and the addition of a comma after the word "documents" (Appendix at 36, Paragraph 19, line 7), finding that our treatment these issues was the result of inadvertence. Making these corrections will prevent unintended meaning. The Department also allows the Agencies' motion to modify a finding and the corresponding ordering clause to clarify that the Department may change the otherwise irrevocable value of the transition property in the event the transition charge goes above the transition charge cap in Boston Edison's Settlement Agreement (Appendix at 36, last line, at 47, line 10). Without this clarification, the Order may incorrectly imply that the RTC Charge can exceed the transition charge cap imposed by the Settlement Agreement. The Department also approves the Agencies' motion to clarify that any amount for additional credit enhancements which may be necessary are in addition to estimated transaction costs (D.T.E. 98-118 at 28, line 6; at 44, last line). As currently written, the language incorrectly implies that the estimated transaction costs includes amounts for credit enhancements.

     Finally, the Department rejects the Agencies' proposed corrections to the estimated transaction costs and total amount to be securitized. In each case the numbers cited are clearly approximations which were taken from the Company's prefiled testimony or draft financing order proposed by the Company. Updating these numbers to reflect more recent estimates would have no effect on the transaction costs or final amounts to be securitized.

V.   ORDER

     Accordingly, after due notice, hearing and consideration, it is hereby

     ORDERED: That the Massachusetts Development Finance Agency's and the Massachusetts Health and Educational Facility Authority's Motion for Clarification is APPROVED in part and DENIED in part as described herein; and it is

     FURTHER ORDERED: That the Department's Order of April 2, 1999, in Boston Edison Company, D.T.E. 98-118, be and hereby is supplemented by, and clarified in accordance with the terms set forth herein.


                                      By Order of the Department,


                                      --------------------------------
                                      Janet Gail Besser, Chair


                                      --------------------------------
                                      James Connelly, Commissioner


                                      --------------------------------
                                      W. Robert Keating, Commissioner


                                      --------------------------------
                                      Paul B. Vasington, Commissioner


                                      --------------------------------
                                      Eugene J. Sullivan, Jr., Commissioner